As filed with the Securities and Exchange Commission on November 15, 2004
                            File no. 333-119493


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT No.2

                                       To

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                        McKENZIE BAY INTERNATIONAL, LTD.
                 (Name of small business issuer in its charter)

                    Delaware                           4911
           (State or jurisdiction of     (Primary Standard Industrial
          incorporation or organization)   Classification Code Number)


                                   51-0386871
                                (I.R.S. Employer
                              Identification No.)

   975 Spaulding Avenue SE, Grand Rapids, Michigan, 49546 (616) 940-3800

                   (Address and telephone number of principal
               executive offices and principal place of business)



                               Gregory N. Bakeman
                            975 Spaulding Avenue SE
                          Grand Rapids, Michigan 49546
                                 (616) 940-3800


           (name, address and telephone number of agent for service)

                                   Copies to:
                           Jonathan B. Reisman, Esq.
                           Reisman & Associates, P.A.
                              6975 NW 62nd Terrace
                            Parkland, Florida 33067
                         Telecopier No.: (928) 569-8195

Approximate Date of Commencement of Proposed Sale To The Public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                    Subject to completion, dated *_______* ,
                                      2004

                                   Prospectus

                        McKENZIE BAY INTERNATIONAL, LTD.

                       25,343,244 shares of Common Stock

This prospectus relates to an offering of up to (a) 20,239,968 shares of our common stock by Cornell Capital Partners, LP ("Cornell Capital Partners") issued and which may be issued by us to Cornell Capital Partners under a Standby Equity Distribution Agreement, (b) 2,004,444 shares by Spencer Clarke LLC, ("Spencer Clarke") of which up to 2,000,000 shares may be acquired by Spencer Clarke upon exercise of warrants which we may issue to it, (c) 1,413,532 shares of our common stock underlying convertible promissory notes issued by us, (d) 1,620,300 shares which may be acquired upon exercise of warrants we issued in connection with the promissory notes, and (e) 65,000 shares to be issued to a creditor.

Until such time, as any, as our shares are listed on the over-the counter Bulletin Board, the public offering price of the selling stockholders will be $1.50 per share,


Under the Standby Equity Distribution Agreement, subject to the conditions described later in this prospectus, Cornell Capital Partners has agreed to purchase shares of our common stock from us for up to $15 million. Cornell Capital Partners is not obligated to purchase any of our shares unless at the time of purchase our shares shall have been authorized for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the shares or to the extent that Cornell Capital Partner's holdings would exceed 9.9% of our then outstanding common stock. There are certain other conditions to the obligation of Cornell Capital Partners to purchase our shares. See "The Standby Equity Distribution Agreement."


Under the agreement, we, at our sole discretion, can require Cornell Capital Partners to purchase our shares line from time to time over a period of twenty-four months after the effective date of date of our registration statement of which this prospectus is a part or until Cornell Capital Partners purchases shares from us having an aggregate purchase price of $15 million, whichever comes first. at a price per share of 99% of, which amounts to a 1% discount from, the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the respective dates we give notice to Cornell Capital Partners of our intention to sell shares to Cornell Capital Partners. Based upon the number of shares actually purchased by Cornell Capital Partners, under the assumptions described and explained elsewhere in this prospectus the effective discount from such computed price could be as high as 18.48%. If the actual number of shares purchased are less than the number utilized in the assumptions, the effective discount could be substantially higher. For example, although highly unlikely, if we sell only 1 million shares to Cornell Capital Partners, the effective discount would be approximately 32%.

Because we have also agreed to allow Cornell Capital Partners to retain 5% of the proceeds from our sale of shares to Cornell Capital Partners, the net cash price to be paid by Cornell Capital Partners to us will be 94% of the computed lowest volume weighted average price with respect to each purchase. We have also agreed to issue to Cornell Capital Partners shares of our common stock having a market value, similarly determined, of $540,000 as a commitment fee for the Standby Equity Distribution Agreement which we will satisfy through the issuance of 239,968 shares, 119,984 of which were issued to Cornell Capital Partners on April 6, 2004. The issuance of the shares effectively reduces the per share price we receive from Cornell Capital Partners. We have entered into a Placement Agent Agreement with Spencer Clarke under which Spencer Clarke agreed to review the terms of the Standby Equity Distribution Agreement and advise us with respect to the terms. Spencer Clarke's fee for these services was $10,000 which we satisfied by the issuance to Spencer Clarke of 4,444 shares of our common stock. We will also pay Spencer Clarke for its services as a placement agent in introducing us to Cornell Capital Partners an amount equal to 10% of the gross proceeds of each purchase of our shares by Cornell Capital Partners under the Standby Equity Distribution Agreement of which we have paid $25,000 and the balance will be paid at the time or times that Cornell Capital Partners purchases shares from us. We will also issue to Spencer Clarke warrants to purchase shares of our common stock in an amount equal to 10% of the number of shares sold to Cornell Capital Partners. Although the exercise price of the warrants has not yet been determined, it will not be less than the weighted average price computed as described above.

After giving effect to the 10% fee payable to Spencer Clarke, the net cash price we will retain on purchases by Cornell Capital Partners, without regard to the additional issuances of shares and warrants to Cornell Capital Partners and Spencer Clarke, will be 84% of the computed lowest volume weighted average price with respect to each purchase.

There is no cap on the number of shares that can be issued under the Standby Equity Distribution Agreement. Based upon our current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15 million amount. Accordingly, our estimate of the number of shares that we will issue pursuant to the equity line is 10 million shares. If our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15 million assuming that we will then be in a position to satisfy all of the relevant conditions.

There is a large number of shares of common stock underlying the Standby Equity Distribution Agreement that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders. The resale of such shares can be expected to depress the market price of our shares.

In connection with the issuance of the promissory notes and warrants described above, we paid a commission to Spencer Clarke of $109,375.

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. As more fully described in this prospectus however, we will receive proceeds from any sale of common stock under the Standby Equity Distribution Agreement and upon any exercise of the warrants.

Subsequent to the time, if any, that are shares are listed on the over-the counter Bulletin Board, the selling stockholders may sell their shares in one or more transactions on the over-the-counter market, in negotiated transactions, or through a combination of those methods of distribution, at prices related to prevailing market prices or at negotiated prices.

Each of the selling stockholders may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

AN INVESTMENT IN THE SHARES INVOLVES SUBSTANTIAL RISKS AND IS HIGHLY SPECULATIVE. SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT PUBLICLY SELL THE SECURITIES INCLUDED IN THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES BY THE SELLING STOCKHOLDERS AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  The date of this prospectus is         2004.

IN MAKING A DECISION WHETHER TO BUY OUR COMMON STOCK, YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.


                               TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................10

 Our proposed business........................................................10

 Corporate information........................................................11

 The offering by the Selling Stockholders.....................................11

 Summary Financial Information................................................14

RISK FACTORS..................................................................15

FORWARD LOOKING STATEMENTS....................................................22

USE OF PROCEEDS...............................................................22

MANAGEMENT'S PLAN OF OPERATION................................................24

 WindStor.....................................................................24

 Lac Dore Mining Inc..........................................................26

 Cash Requirements for 2004 Fiscal Year Administrative Costs..................27

 Additional Employees.........................................................27

 Revenues.....................................................................28

 Expenses.....................................................................28

 Net Loss.....................................................................28

 Liquidity and Capital Resources..............................................29

 Off-balance sheet arrangements...............................................29

PROPOSED BUSINESS.............................................................29

 Background...................................................................29

 Wind Powered Alternative Energy Systems......................................30

 Acquisition of Dermond Inc...................................................30

 Wind Turbine Technology......................................................30

 Potential Wind Turbine Markets...............................................32

 Off-Grid (Islands & Remote Access)...........................................32

 Urban User Market............................................................33

 Proposed Products............................................................33

 Production...................................................................35

 Marketing....................................................................35

 Competition..................................................................35

 Intellectual Property........................................................37

 Research and Development.....................................................38

 Regulation...................................................................39

 Extraction and Refining of Vanadium..........................................43

 Acquisition of Lac Dore Mining Inc...........................................43

 Properties and Uses of Vanadium..............................................44

 Vanadium Supply..............................................................45

 Lac Dore Deposit Preliminary Feasibility Study...............................45

 Competition..................................................................46

 Exploration and commercialization............................................47

 Governmental and Environmental Regulations...................................47

 Employees....................................................................49

 Properties...................................................................49

 Offices......................................................................52

MANAGEMENT....................................................................52

 Executive Officers, Directors and Significant Employees......................52

 Executive Compensation.......................................................56

 Summary Compensation Table...................................................56

 Option Grants Table..........................................................57

 Aggregated Option Exercises in Last Fiscal
 Year and Fiscal Year-End Option Values.......................................58

 Long-Term Incentive Plans - Awards in Last Fiscal Year.......................58

 Compensation of Directors....................................................58

 Employment Contracts and Termination of Employment
 and Change in Control Arrangements...........................................59

 Equity Securities Authorized for Issuance
 With Respect to Compensation Plans...........................................61

THE STANDBY EQUITY DISTRIBUTION AGREEMENT.....................................62

 Summary......................................................................62

 Certain Terms of the Standby Equity Distribution Agreement Explained.........64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................68

MARKET FOR COMMON EQUITY AND CERTAIN RELATED STOCKHOLDER MATTERS..............71

DESCRIPTION OF COMMON STOCK...................................................71

CERTAIN TRANSACTIONS..........................................................72

SHARES ELIGIBLE FOR FUTURE SALE...............................................73

THE SELLING STOCKHOLDERS......................................................74

PLAN OF DISTRIBUTION..........................................................77

INDEMNIFICATION...............................................................78

LEGALITY OF SHARES............................................................78

CHANGES IN ACCOUNTANTS........................................................78

LEGAL PROCEEDINGS.............................................................79

EXPERTS.......................................................................79

ADDITIONAL INFORMATION........................................................80

FINANCIAL STATEMENTS.........................................................F-1



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               PROSPECTUS SUMMARY

This summary may not contain all the information you should consider before investing in our shares. You should read the entire prospectus carefully before making an investment decision. In this prospectus, unless the context otherwise requires, references to "we" "us" and "our" refer to McKenzie Bay International, Ltd., a Delaware corporation.

   Our proposed business

We intend to concentrate our efforts on the development and sale of wind powered alternative energy systems. The systems are designed to utilize vertical axis wind turbines which we refer to as Dermond Wind Turbine or DWT and an energy system which is intended to integrate and manage DWTs and other electricity generating sources with an energy storage device which we refer to as "WindStor." Our products are presently in the design stage. We have recently installed a prototype DWT, although no meaningful testing has yet been accomplished. No other prototypes of our products have been built.

We believe that vertical axis wind turbines have the potential to provide building owners, real estate developers, property managers and other users in urban locations a means to reduce the overall cost of electricity.

We further believe that vertical axis wind turbines may provide a cost-effective and efficient alternative power supply in commercial buildings, schools, multistory residential dwellings, light industrial businesses and off-grid areas. In addition, we believe that vertical axis wind turbines may also be suitable for peak shaving and load leveling applications. We also believe that WindStor can provide a higher quality, lower cost and environmentally friendly alternative electricity source than is presently available for off-grid electricity users dependent upon diesel and gasoline generators.

Because, both DWT and WindStor are presently in the design and development stage, there can be no assurance that the technology will work as expected or that they will perform to the extent that we anticipate or will be commercially viable.

Although we have claims to a vanadium/titanium deposit in Chibougamau, Quebec which we refer to as the Lac Dore deposit, except for expenditures on preliminary exploration and our vanadium refining technology, we believe that it is highly unlikely that, at least in the foreseeable future, we will receive the requisite amount of at least $330 million to engage in any material activities in connection with the deposit. Accordingly, we have deferred our plans to engage in those activities and, unless the context otherwise requires, the discussion of our proposed business and related risks in this prospectus relate solely to the development and sale of wind powered alternative energy systems.

We do not have the capital to further fund or develop any of our proposed business activities. We are in a developmental stage with respect to wind powered alternative energy systems and were in the preliminary evaluation part of the exploration stage with respect to the vanadium deposit. We have never realized any meaningful revenues. As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern. Our former auditors have included that statement in their report dated December 23, 2003 (April 6, 2004 as to note 17).

   Corporate information

We were incorporated in Delaware on August 17, 1998. Our principal office is located at 975 Spaulding Avenue SE, Grand Rapids, Michigan 49546 and our telephone number is (616) 940-3800. The information contained in, or that can be accessed through, our website is not part of this prospectus.

   The offering by the Selling Stockholders

This prospectus relates to an offering of up to (a) 20,239,968 shares of our common stock by Cornell Capital Partners, LP, issued and which may be issued by us to Cornell Capital Partners under a Standby Equity Distribution Agreement,
(b) 2,004,444 shares by Spencer Clarke LLC of which up to 2,000,000 shares of which may be acquired by Spencer Clarke upon exercise of warrants which we may issue to it, (c) 1,413,532 shares which may be acquired upon conversion of promissory notes we issued in August and September 2004, (d) 1,620,300 shares which may be acquired upon exercise of warrants we issued in connection with the promissory notes, and (e) 65,000 shares to be issued to a creditor.

We have entered into a Standby Equity Distribution Agreement with Cornell Capital Partners which provides that, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of our common stock for a total purchase price of $15 million. The maximum amount of each sale is $625,000, and we may not notify Cornell Capital Partners of any sale to be made by us to Cornell Capital Partners within seven trading days of a prior such notice. Cornell Capital Partners has agreed to pay us an amount per share of 99% of, which amounts to a 1% discount on, the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the respective dates we give notice to Cornell Capital Partners of our intention to sell shares to Cornell Capital Partners under the Standby Equity Distribution Agreement. Because we have also agreed to allow Cornell Capital Partners to retain 5% of the proceeds from our sale of shares to Cornell Capital Partners, the net cash price to be paid by Cornell Capital Partners to us will be 94% of the computed lowest volume weighted average price with respect to each purchase. We have also agreed to issue to Cornell Capital Partners shares of our common stock having a market value, similarly determined, of $540,000 which we will satisfy by the issuance of 239,968 shares, 119,984 of which were issued on April 6, 2004. The issuance of the shares effectively reduces the per share price we receive from Cornell Capital Partners. See "The Standby Equity Distribution Agreement."

We will also pay Spencer Clarke for its services as a placement agent in introducing us to Cornell Capital Partners an amount equal to 10% of the gross proceeds of each purchase of our shares by Cornell Capital Partners under the Standby Equity Distribution Agreement of which we have paid $25,000 and the balance will be paid at the time or times that Cornell Capital Partners purchases shares from us. We will also issue to Spencer Clarke warrants to purchase shares of our common stock in an amount equal to 10% of the number of shares sold to Cornell Capital Partners. Although the exercise price of the warrants has not yet been determined, it will not be less than the weighted average price computed as described above. After giving effect to the 10% fee payable to Spencer Clarke, the net cash price we will retain on purchases by Cornell Capital Partners, without regard to the additional issuances of shares and warrants to Cornell Capital Partners and Spencer Clarke, will be 84% of the computed lowest volume weighted average price with respect to each purchase.

Based upon the number of shares actually purchased by Cornell Capital Partners, under the assumptions described and explained elsewhere in this prospectus the effective discount from such computed price could be as high as 18.48%. If the actual number of shares purchased are less than the number utilized in the assumptions, the effective discount could be substantially higher. For example, although highly unlikely, if we sell only 1 million shares to Cornell Capital Partners, the effective discount would be approximately 32%.

There is no cap on the number of shares that can be issued under the Standby Equity Distribution Agreement. Based upon our current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15 million amount. Accordingly, our estimate of the number of shares that we will issue pursuant to the equity line is 10 million shares. If our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15 million assuming that we will then be in a position to satisfy all of the relevant conditions.

There is a large number of shares of common stock underlying the Standby Equity Distribution Agreement that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders. The resale of such shares can be expected to depress the market price of our shares.

We are not selling any securities in this offering and therefore will not receive any proceeds from the sale by the selling stockholders. As more fully described in this prospectus however, we expect to receive proceeds from the sale of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement and upon exercise of the warrants referred to above.

The terms of the Standby Equity Distribution Agreement, the effective price we will receive and our arrangements with Spencer Clarke are more fully described below in this prospectus.


Common Stock to be offered by the selling stockholders  25,343,244 shares (1)(2)

Common Stock outstanding before the offering            26,408,255 shares (2)

Common Stock outstanding after the offering             51,751,499 shares (3)

Initial Public offering price of the selling stockholders $1.50 per share

Proceeds We will not receive any proceeds from the sale of the shares by the selling stockholders.
                                                        Any proceeds we receive
                                                        from the sale of shares
                                                        to Cornell Capital
                                                        Partners under the
                                                        Standby Equity
                                                        Distribution
                                                        Agreement, and Spencer
                                                        Clarke and the holders
                                                        of our Convertible
                                                        promissory notes
                                                        upon exercise
                                                        of warrants, will be
                                                        used as descried under
                                                        the caption "Use of
                                                        Proceeds" in this
                                                        prospectus.

Risk Factors                                            The securities offered
                                                        by this prospectus
                                                        involve a high degree
                                                        of risk. See
                                                        "Risk Factors."

(1) Represents the number of shares that we have registered with the SEC in our registration statement of which this prospectus is a part. The number of shares that we may actually sell to Cornell Capital Partners depends upon, among other things, the prevailing market prices at the times of the sales. If the number of shares we have registered with the SEC becomes insufficient, we may register additional shares.

(2) Does not include 16,164,414 shares which may be issued upon exercise of presently outstanding warrants and options.

(3) Includes (a) 119,984 shares to be issued to Cornell Capital Partners as of the date of this prospectus, (b) 20,000,000 shares which we may sell to Cornell Capital Partners under the Standby Equity Distribution Agreement,
    (c) 4,444 shares to be issued to Spencer Clarke as of the date of this prospectus, (d) 2,000,000 shares which we may sell to Spencer Clarke upon exercise of warrants. (e) 1,413,532 shares that we may issue upon conversion of outstanding promissory notes, and (f) 1,630,000 shares which we may issue upon exercise of warrants issued in connection with the promissory notes.

    Summary Financial Information

The following table summarizes our statements of loss and balance sheet data for and as of the periods indicated. The summary should be read in conjunction with Management's Plan of Operation and our financial statements and notes thereto included elsewhere in this prospectus. The amounts for the fiscal years ended September 30, 2002 and 2003 have been derived from our audited financial statements.



                                 Nine months ended                Fiscal Year ended           From inception
                                      June 30,                       September 30,             to  June 30,
                                2003            2004               2003            2002            2004
                            (unaudited)      (unaudited)                                        (unaudited)
                            -------------  -------------       -------------   ------------   ---------------

Revenues                     $         -    $         -          $         -    $     12,825    $      12,825

Loss before cumulative
 effect of change
 in accounting principle
 for SFAS 142                $ (2,337,497)   $(2,929,964)         $(3,545,420)   $(5,970,574)    $(20,569,270)

Net loss                     $ (2,337,497)   $(3,076,936)         $(3,692,392)   $(5,970,574)    $(20,716,242)
                             -------------   ------------        --------------   ----------    ---------------
Net loss attributable to
    stockholders             $ (2,337,497)   $(3,076,936)         $(3,692,392)   $(5,970,574)    $(20,716,242)
                             =============   ============        ==============  ============   ===============
Basic and diluted net loss
    per share                $(0.09)         $(0.13)              $(0.15)        $(0.29)
                              ==========     ============         ============   ===========
Weighted average shares
 outstanding used in
 basic and diluted net
 loss per share
 calculations                  25,691,524     23,916,382           24,186,803     20,940,128
                             =============   ============          ===========    ==========



                                        June 30, 2004
Balance Sheet Data                       (unaudited)
                                       --------------
Cash                                     $    47,571
Working capital (deficiency)             $(1,853,196)
Total assets                                $888,407
Total liabilities                        $ 3,599,465
Total stockholders' capital deficiency   $(2,711,058)


                                  RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information, including risks, contained elsewhere in this prospectus, before you decide whether to buy our common stock. If any of the described events actually occur, our business, financial condition and results of operations would likely suffer and the market price, if any, of our common stock would decline. In such case, you may lose all or part of your investment.

BECAUSE WE HAVE NO OPERATING HISTORY, THERE IS NO BASIS ON WHICH YOU CAN EVALUATE OUR PROPOSED BUSINESS AND PROSPECTS. Prospective investors customarily consider a company's operating history as a factor in determining whether to make an investment. Prospective investors who decide to purchase our shares may have decided not to purchase the shares if they had an operating history to review.

WE HAVE HAD LOSSES SINCE INCEPTION AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. We incurred net losses of $3,692,392, $5,970,574 and $4,933,244 during the fiscal years ended September 30, 2003, 2002 and 2001, respectively. We incurred net losses of $2,337,497 and $3,076,936 during the nine month periods ended June 30, 2004 and 2003, respectively. Since our inception through June 30, 2004, we have incurred aggregate net losses of $20,716,242. Any future operations may not be sufficient to generate the revenues necessary to reach profitability.


UNLESS WE OBTAIN ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO PAY OUR AUDITORS TO CONDUCT THE AUDIT FOR OUR FISCAL YEAR ENDED SEPTEMBER 30, 2004. If the audit is not completed, we will be unable to file our Annual Report with the SEC. The timely filing of the Annual Report is one of the conditions to the obligation of Cornell Capital Partners to purchase our shares under the Standby Equity Distribution Agreement. In addition, if we fail to timely file the Annual Report, we will have violated the reporting requirements of the Securities Exchange Act of 1934.


BECAUSE OF OUR LIMITED CAPITAL, UNLESS WE OBTAIN SUBSTANTIAL ADDITIONAL CAPITAL WE MAY NOT HAVE SUFFICIENT CAPITAL TO ENGAGE IN OUR PROPOSED BUSINESS ACTIVITIES. On June 30, 2004, we had current assets of $472,020 and current liabilities of $2,325,216. We do not have adequate capital to further fund, develop or explore our proposed business activities.

There can be no assurance that Cornell Capital Partners will comply or that we will be able to comply with the terms or satisfy the conditions of the Standby Equity Distribution Agreement or that the conditions to Cornell Capital Partner's obligations will be satisfied. Furthermore there can be no assurance that Cornell Capital Partners will have the financial resources to comply with the Agreement. Furthermore, Cornell Capital Partners is not obligated to purchase any shares from us to the extent that its holdings would exceed 9.9% of our then outstanding common stock. Even if Cornell Capital Partners does purchase the full amount of shares from us under the Standby Equity Distribution Agreement and Spencer Clarke exercises all of the warrants that we may issue to it, we will still require substantial additional capital to implement our business plan.

There can be no assurance that the holders of convertible promissory notes aggregating approximately $1,100,000 will convert the shares. See Note 11 of Notes to Condensed Interim Consolidated Financial Statements.

In order for us to begin to engage in continuous improvement and marketing of DWTs and WindStor energy systems, we will require additional capital of approximately $7 million. In order for us to engage in any material activities in connection with the Lac Dore deposit, we will require additional capital of at least $330 million. There can be no assurance that our preliminary estimate is not too low.

Neither we nor our subsidiaries will be able to continue development, exploratory or administrative functions for more than a few months unless substantial additional funding from Cornell Capital Partners or otherwise becomes available. There can be no assurance we will obtain adequate funding, if any, or that the terms of any such funding will not be unfavorable to us. Our ability to engage in the business activities described below is dependant upon our acquisition of significant funds.

BECAUSE OF OUR LIMITED CAPITAL, UNLESS WE OBTAIN SUBSTANTIAL ADDITIONAL CAPITAL WE MAY NOT HAVE SUFFICIENT CAPITAL TO CONTINUE AS A GOING CONCERN. As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern. Our former auditors have included that statement in their report dated December 23, 2003 (April 6, 2004 as to note 17).

ALTHOUGH WE INTEND TO OBTAIN ADDITIONAL CAPITAL PRIMARILY THROUGH THE SALE OF EQUITY SECURITIES TO BE ISSUED BY US, WE CANNOT ASSURE YOU THAT ADDITIONAL FINANCING WILL BE AVAILABLE ON TERMS NOT UNFAVORABLE TO US, IF AT ALL. It is difficult and very often impossible for development stage companies to obtain adequate financing on any terms.

IF WE RAISE ADDITIONAL FUNDS THROUGH THE ISSUANCE OF OUR EQUITY SECURITIES, THE PERCENTAGE OWNERSHIP OF OUR STOCKHOLDERS WILL BE REDUCED, WE MAY UNDERGO A CHANGE IN CONTROL AND STOCKHOLDERS MAY EXPERIENCE DILUTION WHICH COULD SUBSTANTIALLY DIMINISH THE VALUE OF THEIR COMMON STOCK. One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings and other financial items. If a public market is sustained for our shares, a material amount of dilution can be expected to cause the market price of our shares to decline. Furthermore, the public perception of future dilution can have the same effect even if the actual dilution does not occur.

WE MAY HAVE INCURRED SIGNIFICANT CONTINGENT LIABILITIES THROUGH OFFERS AND SALES OF OUR EQUITY SECURITIES. Since September 30, 2003, we sold 1,088,297 shares of our common stock for both cash and non cash consideration at prices ranging from $0.82 to $2.50 per share. The weighted average price per share was $1.69. During the same period, we sold convertible promissory notes, options and warrants which permit the holders to obtain an aggregate of 3,356,756 shares of our common stock at conversion or exercise prices ranging from $.75 to $3.00 per share. If we did not comply with applicable securities laws in connection with the offer and sale of securities during the period, as well as prior periods, we could incur civil, administrative and criminal liabilities and we could be required to refund the purchase price, plus interest.

IF WE VIOLATED CERTAIN SECURITIES LAWS, WE MAY NOT NOW BE ABLE TO PRIVATELY OFFER OUR EQUITY SECURITIES FOR SALE. Any offering of our equity securities in or from the United States must be registered with the SEC or be exempt from registration. If our prior offers and sales were not exempt from registration, it is likely that they would be deemed integrated with future offerings unless we do not offer equity securities for at least six months. In the event of such integration, we would only be permitted to offer and sell equity securities after we file a registration statement with the SEC and the registration statement has become effective. The registration process is both expensive and can be expected to take at least several months and would substantially hinder our efforts to obtain funds.

BECAUSE OUR PROPRIETARY TECHNOLOGIES PROCESSES MAY PROVE INEFFECTIVE OR UNFEASIBLE, WE ARE UNABLE TO DETERMINE IF OUR ENGINEERING AND TEST RESULTS CAN BE DUPLICATED IN COMMERCIAL PRODUCTION. We intend to rely heavily on the success of our proprietary technologies. We have conducted and plan to continue to conduct limited laboratory and practical testing of the technologies. If our proprietary technologies ultimately prove ineffective or unfeasible, we may not be able to engage in commercial production of our products or we may become liable to our customers in amounts that we will be unable to sustain.

WE HAVE NOT BEEN ISSUED ANY PATENTS AND WILL NOT FILE FOR PATENTS ON CERTAIN CAPABILITIES AND PROCESSES THAT WE CONSIDER INTELLECTUAL PROPERTY. IN THE ABSENCE OF PATENT PROTECTION, SIMILAR TECHNOLOGY COULD BE DEVELOPED INDEPENDENTLY BY A THIRD PARTY WHICH COULD MATERIALLY HARM US. Alternatively, if we successfully establish a commercially viable position in any market, third parties may independently develop similar technology which could undercut our market position, particularly if the third party has greater experience and resources than we do. In addition, any measures that we may take to protect our technology may prove inadequate, which could result in the eventual use of our proprietary technology by competitors.

IF OUR PROPRIETARY TECHNOLOGIES ARE SUCCESSFUL, CURRENT AND NEW COMPETITORS COULD ENTER THE MARKET(S) WHICH WOULD MATERIALLY DIMINISH THE VALUE OF OUR TECHNOLOGIES. Any success of our technologies can be expected to generate greater interest, which would likely lead to increased competition. Increased competition would lessen the benefits we may derive from our proprietary processes. If other products enter the marketplace that are technologically superior to our products, the then value, if any, of our products will be diminished.

IF WE FAIL TO OBTAIN NEEDED GOVERNMENTAL APPROVALS OR ENCOUNTER SIGNIFICANT DELAYS IN OBTAINING OR RENEWING GOVERNMENTAL PERMITS OR APPROVALS, WE MAY NOT BE ABLE TO ENGAGE IN OUR PROPOSED BUSINESS ACTIVITIES. Obtaining necessary permits and approvals could be a complex and time-consuming process involving numerous local, state, provincial and federal agencies. The duration and success of each permit and/or approval effort may be contingent on many variables not within our control, such as new permit requirements or a change in governmental policy or government leadership. There can be no assurance that governmental permits and/or approvals will be issued and/or retained or be issued without conditions that could materially harm our business operations.

Compliance with laws and regulations may require significant capital outlays or delays, which may negatively affect operations or may cause material changes or delays in our intended operations. Further, new or different standards (environmental or otherwise) imposed by governmental authorities in the future could materially harm our business operations.

In addition, governmental regulations may negatively impact us indirectly. For instance, wind turbine site locations and products using high-purity vanadium may become subject to new regulations. These regulations may curb the market appeal for our products if the regulations make the purchase or use of such products so expensive or complex that other products gain a competitive advantage because they are not subject to such regulatory constraints and are therefore less expensive or less burdensome to purchase or use. We are not able to predict whether new governmental regulations will arise and, if so, what form these regulations will take.

BECAUSE WE HAVE ONLY ENGAGED IN THE PRELIMINARY EVALUATION PART OF THE EXPLORATION STAGE FOR THE LAC DORE DEPOSIT, THERE CAN BE NO ASSURANCE THAT A COMMERCIALLY VIABLE MINERAL DEPOSIT EXISTS ON ANY OR ALL OF THE PROPERTY. Further exploration, for which we do not have the funds, will be required before a final evaluation as to the economic and legal feasibility of the deposit is determined. Furthermore, if we ever make the determination, there can be no assurance that it will be accurate.

OUR COMMON STOCK MAY BE ADVERSELY AFFECTED BY LIMITED TRADING VOLUME AND THE MARKET PRICE MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY NEGATIVELY AFFECT OUR STOCKHOLDERS' ABILITY TO SELL THEIR SHARES. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market will develop or be sustained. An absence of an active trading market can be expected to adversely affect our stockholders' ability to sell their shares. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that our share price will decline. We cannot predict whether the market for our shares will be stable or appreciate over time.

BECAUSE OUR COMMON STOCK IS CONSIDERED TO BE A "PENNY STOCK," OUR STOCKHOLDERS' ABILITY TO SELL THEIR SHARES IN A PUBLIC MARKET MAY BE SIGNIFICANTLY IMPAIRED BY THE SEC'S PENNY STOCK RULES. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is or becomes subject to the penny stock rules. In addition the burdens imposed upon broker dealers by the penny stock rules may discourage broker dealers from effecting transactions in our common stock, which could severely limit its liquidity.

BECAUSE OF THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK BY A SMALL NUMBER OF STOCKHOLDERS, IT IS UNLIKELY THAT ANY OTHER HOLDER OF COMMON STOCK WILL BE ABLE TO AFFECT OUR MANAGEMENT OR DIRECTION. On November 15, 2004, our directors, officers and certain of their affiliates were deemed to beneficially own approximately 58% of our outstanding common stock. Accordingly, if these stockholders act together as a group, they would most likely be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation and bylaws and the approval of significant corporate transactions. The existence of ownership concentrated in a few persons may have the effect of delaying or preventing a change in management or voting control. Furthermore, the interests of our controlling stockholders could conflict with those of our other stockholders.


BECAUSE CERTAIN STOCKHOLDERS HAVE THE RIGHT TO REQUIRE US TO REPURCHASE THEIR SHARES IN THE AGGREGATE AMOUNT OF APPROXIMATELY $92,000, OUR FINANCIAL POSITION COULD BE MATERIALLY, ADVERSELY AFFECTED. The existence of the repurchase rights may, among other things, also impair our ability to obtain funds.

BECAUSE NONE OF OUR OFFICERS HAS HAD ANY PRIOR EXPERIENCE IN OUR PROPOSED BUSINESS ACTIVITIES, THEIR JUDGMENT AS IT RELATES TO THOSE ACTIVITIES MAY NOT BE SOUND. Our proposed business activities are of a highly technical nature. The success of technical businesses is generally determined in substantial part by the prior experience of its executive personnel.


BECAUSE WE ARE IN ARREARS IN THE PAYMENT OF SALARIES TO OUR EXECUTIVE OFFICERS AND EMPLOYEES OF OUR SUBSIDIARIES, ANY OR ALL OF THEM MAY RESIGN AND WE MAY BE LIABLE FOR ADDITIONAL PAYMENTS IN WHICH CASE WE COULD BE MATERIALLY ADVERSELY AFFECTED. The aggregate arrearage on November 15, 2004 was approximately $216,000. Our employment agreements with our executive officers provide that if we breach any provision of a respective agreement and the breach is not cured by us within 15 days after receipt of written notice of the breach, the officer shall be entitled to receive his base salary for a period of three years and all other rights and benefits the employee may have under our senior executive benefit, bonus and/or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.


BECAUSE EACH OF OUR EXECUTIVE OFFICERS MAY VOLUNTARILY TERMINATE HIS EMPLOYMENT WITH US AT ANY TIME ON AT LEAST 30 DAYS PRIOR WRITTEN NOTICE TO US, WE CAN NOT BE SURE IF ANY OF THEM WILL MAINTAIN THEIR POSITION WITH US FOR THE FORESEEABLE FUTURE. In the event any of our executive officers terminate their employment with us, we may not be able to find suitable replacements on similar terms, if at all.

BECAUSE OUR BUSINESS PLAN IS HEAVILY DEPENDENT ON THE SUCCESS OF NEW AND UNTRIED PRODUCTS SUCCESSFULLY ENTERING THE MARKET PLACE, WE CAN NOT BE SURE THAT THEY WILL PERFORM AS WE ANTICIPATE. No determination can be made with reasonable certainty until the products have been produced, installed and utilized in the field in significant quantities.

ALTHOUGH WE PLAN ON ACQUIRING AND MAINTAINING COMMERCIAL INSURANCE TO REDUCE SOME OPERATING HAZARD RISKS, SUCH INSURANCE MAY NOT BE AVAILABLE TO US AT ECONOMICALLY FEASIBLE RATES, IF AT ALL. In the absence of suitable insurance, we may be exposed to claims and litigation which we will not be financially able to defend or we may be subject to judgments which may be for amounts greater than our ability to pay.

BECAUSE WE PLAN TO RELY ON INDEPENDENT THIRD-PARTY MANUFACTURERS TO FABRICATE THE DWT AND WINDSTOR PRODUCTS, SUPPLIER CAPACITY, SHORTAGES IN NECESSARY RAW MATERIALS, WORK STOPPAGES AND TRANSPORTATION PROBLEMS COULD MATERIALLY, ADVERSELY AFFECT OUR BUSINESS. Any delay in initiating production at third-party facilities, any inability to have new products manufactured at these facilities or any failure to meet our customers' demands could damage our relationships with our customers and may decrease our sales.

WE HAVE BROAD DISCRETION IN THE APPLICATION OF PROCEEDS WHICH WE RECEIVE IN CONNECTION WITH THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE EXERCISE OF THE WARRANTS, WHICH MAY INCREASE THE RISK THAT THE PROCEEDS WILL NOT BE APPLIED EFFECTIVELY. Because of the uncertainty of the timing of our receipt and the amount, if any, of the proceeds, we have not definitively determined specific uses for them. Accordingly, investors will be relying on our management's judgment with only limited information about our specific intentions regarding the use of proceeds. Our failure to apply the funds effectively could have a material adverse effect on our business, results of operations and financial condition.


FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN FUTURE EQUITY OFFERINGS. Sales of our common stock in the public market during and following this offering, including sales made by the selling stockholders, can be expected to lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 14,753,486 shares held by persons who are not our affiliates on November 15, 2004, approximately 11,913,240 shares were freely tradable without restriction or further registration under the Securities Act of 1933. In addition, approximately 2,184,198 additional shares were then eligible to be sold in accordance with Rule 144 under that Act and approximately 637,748 more shares will be able to be sold within the ensuing twelve month period. All of the shares to be sold by the selling stockholders in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.


ANTI-TAKEOVER PROVISIONS COULD MAKE A THIRD PARTY ACQUISITION OF US DIFFICULT WHICH MAY ADVERSELY AFFECT THE MARKET PRICE AND THE VOTING AND OTHER RIGHTS OF THE HOLDERS OF OUR COMMON STOCK. Certain provisions of the Delaware General Corporation Law may delay, discourage or prevent a change in control. The provisions may discourage bids for our common stock at a premium over the market price. Furthermore, the authorized but unissued shares of our common stock are available for future issuance by us without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to our stockholders. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares above the then market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                           FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements in this prospectus, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) outcome of regulatory matters and (f) our anticipated needs for funds. The statements may be found under "Management's Plan of Operation" and "Proposed Business," as well as elsewhere in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the events expressed or implied by the forward-looking statements will in fact occur.

The forward looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward looking statements in this prospectus are no longer accurate whether as a result of new information, what actually happens in the future or for any other reason.

                                USE OF PROCEEDS

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. As more fully described in this prospectus however, we expect to receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement and upon exercise of warrants. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $15 million. The maximum amount of each sale is $625,000, and we may not notify Cornell Capital Partners of any sale to be made by us to Cornell Capital Partners within seven trading days of a prior such notice.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below which we may receive under the Standby Equity Distribution Agreement and upon exercise of warrants in the order of priority. Although the exercise price of warrants which may be issued to Spencer Clarke has not yet been determined, it will not be less than the weighted average price computed under the Standby Equity Distribution Agreement. The amounts in table below are based upon the assumption that the exercise price will be the price so computed.

The amounts in the tables are based upon estimated offering expenses of $125,500. The amounts are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds. For purposes of the table, we have assumed that the exercise price of the warrants is the weighted average price computed as described above.

Gross proceeds          $4,770,000      $9,450,000     $18,500,000
---------------------------------------------------------------------
Net proceeds            $4,080,000      $8,290,000     $16,175,000



                               USE OF PROCEEDS


USE                      AMOUNT           AMOUNT           AMOUNT
-------------------   ------------     ------------    ------------
Payment to auditors
for September 30,
2004 fiscal year
audit                   $  60,0000	 $   60,000	$    60,000

Repayment of
promissory notes,
including interest      $1,125,000       $1,125,000     $ 1,125,000

Test 100 kW
DWT/WindStor
prototype               $  359,000       $  359,000     $   359,000

Build 200 kW DWT
prototype               $  500,000       $  500,000     $   500,000

Continuous
improvement and
marketing of
DWT/WindStor            $1,136,000       $4,346,000     $12,231,000

Exploration  Lac
Dore deposit,
vanadium
refining                $        0       $1,000,000     $ 1,000,000

Working capital and
other corporate
purposes                $  900,000       $  900,000     $   900,000
                        ----------       ----------     -----------
Total                   $4,080,000       $8,290,000     $16,175,000
                        ==========       ==========     ===========



To the extent that the promissory notes held by selling stockholders are converted into shares of our common stock, the amount allocated to working capital and other corporate purposes will be increased.

We received net proceeds of approximately $984,000 in connection with our issuance of the 12% promissory notes and warrants in August and September 2004. We allocated those proceeds as follows:

USE                              AMOUNT
-----------------------------------------
Payment of accounts payable     $600,000
WindStor development            $100,000
Working Capital                 $284,000

Because we have broad discretion in the application of proceeds, the risk that the proceeds will not be applied effectively is increased. Pending use, we may invest the net proceeds in short term, investment grade debt instruments, certificates of deposit or direct or guaranteed obligations of the United States.

                         MANAGEMENT'S PLAN OF OPERATION

The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly under the caption "Risk Factors."

   WindStor

With adequate funding, we intend to build and install prototypes, and bring to market WindStor, a "Green Energy" electricity management system that is intended to provide customers with electricity at fixed, long-term, rates by generating electricity at the customer's location with a DERMOND Wind Turbine "DWT" and storing excess electricity in a battery for controlled distribution, via our proprietary "System Integrator". We believe the planned markets for WindStor exist in adequate size to provide the opportunity for penetration of our products leading to profitable operations.

On October 30, 2004, installation of a 100kW DWT prototype was completed at the Universite du Quebec en Abitibi-Temiscamingue, in Rouyn-Noranda, Quebec Canada, our long term research and development site. Over the ensuing several months, installation of a battery and diesel generator are also planned, completing a WindStor test installation. Rouyn-Noranda is the home of, or near, several of our key engineering and specialty component manufacturing companies. The WindStor system will be donated to the Universitie at the earliest of the end of our testing or May 31, 2015.

We intend to develop WindStor systems as "Projects." WindStor system(s) within a Project will be built according to the electricity power needs of the user. A wide variety of Project configurations are expected. For example, one Project installation may require a 200 kilowatt (kW) DWT and 200 kWs of energy storage, a System Integrator and other components and costs to install the system; while another WindStor Project may require multiple DWTs, a larger battery and a System Integrator. Consequently, WindStor Projects will have different installed costs and performance matrices.

We plan to retain ownership of all commercial WindStor systems which may be installed in customers' locations. Our plan is that a McKenzie Bay company will own at least a majority of each Project. We intend to retain control of the technology and benefit from the long term revenue generation anticipated by each WindStor Project. WindStor Project majority ownership will require additional capital beyond any proceeds we may receive under the Standby Equity Distribution Agreement and exercise of the warrants. We intend to arrange for debt to be borrowed to fund a portion of each Project. There can be no assurance that we will be successful in obtaining debt financing on terms not unfavorable to us, if at all.

We have formed WindStor Power Co. (WPC) as a wholly owned subsidiary of McKenzie Bay International Ltd., to conduct the marketing, WindStor system assembly and installation coordination, and system operation and administration of each WindStor Project. WPC will be funded by McKenzie Bay International Ltd. initially, with expectations that revenues from WindStor Projects will exceed the costs of Project operations and allow WPC to fund ongoing Project development.

The cost to engineer, build, install and test a 100kW DWT and WindStor was projected at approximately $2,000,000. Approximately $627,000 in grants and loans from Canadian governmental agencies have been received and we have provided funding of approximately $674,000. DERMOND INC. has received a commitment for an additional $340,000 in grants and loans, requiring us to fund $359,000 to complete the expected project costs and ongoing testing. Certain of the Canadian funding programs require that we co-invest or provide a commitment to fund. We may not be able to satisfy our funding requirements to induce the Canadian governmental agencies to provide additional monies for DWT and WindStor development. Therefore, we do not know if we will receive the additional funds necessary or planned.

If the results of WindStor testing are positive, the next DWT engineering phase, being bid now, will be for a 200kW DWT prototype which will be the standard size DWT for WindStor systems. We expect that development costs for the enlarged version of the 100kW DWT to be approximately $200,000 and DWT fabrication costs to be another $300,000. We plan to have a prototype of the 200kW DWT ready for installation by May 2005. In addition, we intend to fund continuous improvement engineering of the DWT as operating results from the test site are received and analyzed. Both the 200kW development and continuous improvement costs are part of the DERMOND INC. business plan and we expect them to be partially offset by grants and loans from Canadian funding sources. Because the funds have not been committed to by any funding source, there can be no assurance that we will obtain them.

We have conditional agreements with twelve entities for commercial installations of WindStor, dependent upon satisfactory testing of wind power at the respective location to provide sufficient electricity production from a DWT to create an economically feasible WindStor facility. While wind testing is being conducted, zoning, permitting and site location issues will be addressed. If wind power is sufficient, all regulatory issues are resolved, site plans are approved, we are able to obtain adequate financial resources, we successfully obtain working prototypes and pricing terms are agreed upon by prospective customers, we intend to begin to install WindStor systems.

   Lac Dore Mining Inc.

If funding becomes available, we intend to continue research and development of the vanadium recovery and refining technology developed for McKenzie Bay during the preliminary feasibility study of the Lac Dore deposit. The next planned step is operation of a Sample Product Unit (SPU) planned for construction by SGS Lakefield Research at its facilities in Lakefield, Ontario, Canada. This facility would be used to advance vanadium refining processes and produce and provide small samples of high-purity vanadium chemicals to potential customers.

The planned cost to operate the SPU is $1 million over a 16-month period. Although grants and/or loans may be available to us for part of the cost, we have not assumed or relied upon their availability.

If results from the SPU project are successful and demand for the chemicals provided to potential customers of Lac Dore Mining Inc. are sufficient to warrant additional development, we intend to build a larger production facility, called the Development Production Pilot Plant (DPPP). If feasible and also largely dependent upon adequate funding being available, this project would take place after the end of the fiscal year ending September 30, 2004. The cost to build the DPPP has been estimated to be approximately $10 million. No funds for building the DPPP have been allocated.

Our plans for Lac Dore are dependent upon a number of events coming together successfully, including, but not limited to, an adequate demand for high-purity vanadium, our ability to raise at least $330 million to build and operate the mine and refinery, our ability to find and hire management and employees to operate the mine and refinery and successful permitting of the mine and refinery to be built and operated. At a minimum, we believe contemplation of the building of Lac Dore is several years into the future.

If the tests from prototype DWTs are successful, we intend to begin marketing and installation of WindStor systems. We will require significant amounts of equity and debt funds to build and install WindStor systems, continue Lac Dore exploration and for general and administrative expenses. If we are successful in obtaining equity funds to be utilized in connection with WindStor, we intend to allocate them as follows:


Build 100kW DWT/WindStor Prototype                  $   359,000

Design and build 200kW DWT Prototype                $   500,000

Continuous Improvement & Marketing of DWT/WindStor  $12,231,000

Exploration of Lac Dore deposit                     $ 1,000,000

Audit fees, working capital, repayment of
promissory notes and other corporate purposes       $ 2,085,000
                                                   ------------
TOTAL                                               $16,175,000
                                                   ============

     Cash Requirements for 2005 Fiscal Year Administrative Costs

To date our activities have been funded primarily through the sale of equity securities and financial assistance from Canadian governmental agencies in the form of loans and grants. As noted above, we must obtain substantial additional capital to engage in our proposed businesses.

Our cash requirements for administrative costs for the fiscal year ending September 30, 2005 (including direct support of subsidiary operations) follows:

Use                                           Amount
------------------------                     ----------
Employee salaries                           $2,476,000

Professional costs (includes
consultants, outside accountants,
independent auditors and legal counsel)     $1,276,000

General administrative (includes lease
obligations, travel and other
administrative costs)                       $  720,000

Neither we nor our subsidiaries will be able to continue development, exploratory or administrative functions for more than a few months unless substantial additional funding from Cornell Capital Partners or otherwise becomes available.

As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern.
Our former auditors have included that statement in their report dated December 23, 2003 (April 6, 2004 as to note 17).

We cannot be sure that we will be able to obtain adequate financing from outside sources to fund our proposed operations. If we are unable to obtain the necessary funding, we will not be able to continue to operate.

   Additional Employees

We will need to add a number of employees to DERMOND in anticipation of successful DWT and WindStor prototype testing. Additions include, project managers, mechanical, aeronautic and electrical engineers and administrative personnel. McKenzie Bay recently hired a senior project manager, to oversee all vendor relationships and WindStor Power Co. installations, and intends to add administrative personnel, including a controller. WindStor Power Co. is a wholly owned subsidiary of McKenzie Bay International, Ltd.

   Revenues

For the fiscal year ended September 30, 2003, and nine month period ending June 30, 2004, we did not generate any revenues.

   Expenses

Expenses, for comparative periods, before amortization and interest expenses decreased $1,291,685 (from $4,717,823 to $3,426,138) for the year ended
September 30, 2003 as compared to the year ended September 30, 2002. This decrease resulted primarily from decreases in research, development and exploration expenses (reduced $1,447,005), wages and benefits (reduced $251,687), general administration costs (reduced $277,030) and advertising, promotion and travel (reduced $106,667). Offsetting the reduced costs were increases in management wages and benefits (increased $271,845) and professional fees (increased $518,859). For the 9 months ended June 30, 2004, compared to the same 9 month period ended June 30, 2003, expenses before interest and amortization decreased $610,927. This decrease in operating expenses occurred from decreases in research, development and exploration expenses (reduced $794,846), wages and benefits (reduced $86,933) and professional fees (reduced $305,087). Offsetting the reduced costs were increases in management wages and benefits (increased $544,552).

   Net Loss

For the year ended September 30, 2003, net loss was approximately ($3,692,000), compared to net losses of approximately ($5,971,000) for the year ended September 30, 2002. In addition to reduced operation costs for the year ended September 30, 2003, marketable securities losses and the write down of incorporation and reorganization costs added approximately $1,259,000 to the net loss of September 30, 2002. For the nine months ended June 30, 2004, net loss was approximately ($2,337,000) compared to a net loss of approximately ($3,077,000) for the nine months ended June 30, 2003. During the nine months ending June 30, 2003, we wrote down the purchase cost of DERMOND INC. in excess of the assets purchased ($146,972) in accordance with accounting principle SFAS 142, which contributed to the net loss for that period.

   Liquidity and Capital Resources

Our ability to satisfy current obligations depends in part upon our ability to raise additional capital and, ultimately, the entry of WindStor into the market and reaching a profitable level of operations. There is no assurance that capital can be obtained to fulfill our capital needs. Without the sale of additional common stock, we will be unlikely to continue operations.

An increase in the shortfall of working capital increased from approximately ($1,822,000) as of September 30, 2003, to approximately ($1,853,000) as of June 30, 2004. This shortfall increase for the period resulted from operating expenses in excess of capital raised to satisfy these expenditures.

Currently, our sole source of internal liquidity is from the sale of equity and debt.

   Off-balance sheet arrangements

We have no off-balance sheet financial arrangements and do not foresee any during the next 12 months.

                               PROPOSED BUSINESS

   Background

Prior to July 2003, we intended to primarily engage in the exploration of our Lac Dore vanadium deposit in Chibougamau, Quebec. Based upon a market study, undertaken as part of a preliminary feasibility study by SNC-Lavalin, dated April 2002, we believe that successful introduction of new vanadium-based bulk-energy storage devices (large batteries) could generate increased demand for vanadium, which may make exploitation of the Lac Dore deposit economically feasible. To date, however, the limited sales growth of vanadium batteries has not generated the demand for vanadium which we anticipated. We cannot forecast when, if ever, any meaningful increase in sales for vanadium based batteries may occur. Except for research and development work relating to vanadium refining technology, we have deferred engaging in any material exploratory or other activities in connection with the deposit. We do not have the capital to further fund any meaningful activities related to the deposit. In order to retain full rights to the claims in the deposit, we must perform and/or fund certain exploration and development-related work as specified by applicable regulations or we must pay a total of approximately $38,000 per year.

Because of our belief in the growing interest in alternative energy generation devices, we altered our business plan in July 2003 to concentrate on wind powered alternative energy systems.

We do not have the capital to further fund or develop any of our proposed business activities related to wind powered alternative energy systems. Although we have been and are currently seeking funding, there can be no assurance that we will receive adequate funding, if any, or that the terms of any such funding will not be unfavorable to us. Other than our agreement with Cornell Capital Partners, which is subject to conditions we may not be able to satisfy, we have not received any commitment for funding. Our ability to engage in the business activities described below is dependant upon our acquisition of significant funds. We are in the development stage with respect to wind powered alternative energy systems.

We have never realized any meaningful revenues. As stated in the notes to our consolidated financial statements, because we have suffered recurring losses and a have a deficiency in assets and working capital, there is substantial doubt about our ability to continue as a going concern. Our former auditors have included that statement in their report dated December 23, 2003 (April 6, 2004 as to note 17).

Wind Powered Alternative Energy Systems

     Acquisition of Dermond Inc.

On February 12, 2002, we acquired all of the outstanding shares of common stock of Dermond Inc., a Canadian corporation formed in 1996 from Jacquelin Dery and Laurent Mondou. Dermond owned the technology referred to as the Dermond Wind Turbine. The technology relates to improvements to the Darrieus style vertical axis wind turbine, a generator assembly to produce electricity and a self-erecting structure for the wind turbine. The purchase price consisted of:

     -	The issuance to each of the sellers of 50,000 shares of our common stock;

     -	The payment to each of the sellers of CDN $25,000.


In connection with the purchase, we entered into an employment agreement and royalty agreement with each of the sellers. Pursuant to the employment agreements, the sellers are employed as Vice Presidents of Dermond until February 12, 2007, subject to additional periods of one year each unless a party gives requisite notice of termination. Each of the employees is entitled to receive an annual salary of CDN $65,000 (approximately $48,100 U.S. on September 27, 2004) which will increase to CDN $85,000 (approximately $62,900 U.S. on September 27, 2004) upon our first sale of a Dermond Wind Generator. On November 15, 2004, we were approximately $12,000 U.S. in arrears in the payment of salaries to each of Messrs. Dery and Mondou.


Pursuant to the royalty agreements, we will pay each of the sellers a royalty of 1.25% of the net receipts received by us from sales of the Dermond Wind Generator utilizing the technology developed by Dermond. In the event that a Dermond Wind Generator is leased rather than sold, the royalty payable to each of the sellers will be 1.25% of the net lease payment received by us. In the event of the resale or re-lease of the same wind generator, the sellers shall each be entitled to a further such royalty of 1.25%. In the event a Dermond Wind Generator is leased, each of the sellers may elect to receive the royalty in a lump sum upon execution of the lease agreement and payment of the first lease payment. The lump sum royalty will be 1.25% of the then present value of the lease. The royalties will be payable to the sellers on all Dermond Wind Generator sold or leased during the 10-year period commencing with the first sales or lease transaction of a Dermond Wind Generator.

    Wind Turbine Technology

Differential heating of the earth's surface by the sun causes large air masses to move continuously about the surface of the earth. The masses move with such velocity that they possess significant amounts of kinetic energy. Wind turbines have been used to convert the kinetic energy of the moving air mass to electricity.

According to the American Wind Energy Association, horizontal axis wind turbines dominate the wind turbine market and are used in more than 95% of wind generating applications around the world. Power production size of horizontal axis wind turbines generally ranges from approximately 1 kilowatt (kW) to approximately four megawatts (MW). The predominant aerodynamic principle employed by wind turbine technologies for operation is lift. As wind attempts to pass by the wind turbine, its blade design causes the wind to accelerate over one surface of the blade, creating a low pressure area on that surface which tends to pull the blade in its direction. Typical wind turbine blade design varies the lift-pulling action over the blade surface causing rotation, the basis for wind power functionality.

Several natural factors affect a wind turbine's production of electricity, including temperature, wind direction consistency and wind speed, the most important turbine performance criteria. Typically, at the same location, wind speeds will be greater as the height from ground level increases. Configured in single to multi-blade propellers, horizontal axis wind turbine design requires the turbines to be elevated into the air to allow propeller rotation. Vertical axis wind turbine designs have historically been primarily ground mounted. Horizontal axis wind turbines' dominance of the market today is based on superior performance from their ability to access higher velocity winds at elevation. A horizontal axis wind turbine, however, must incorporate a "yaw" mechanism, which generally consists of an electric motor that turns the propeller section into the direction of the wind to adjust to shifts in wind direction.

French inventor Georges Jean Marie Darrieus filed the first patent for a modern type of vertical axis wind turbine in France in 1925 and in the United States in 1931. His name is synonymous with the majority of vertical axis wind turbine designs of today which are referred to as "Darrieus" style. Vertical axis wind turbines are very difficult to mount high on a tower to capture the higher level winds. Accordingly, they are usually forced to accept the lower, more turbulent winds and produce less in possibly more damaging winds.

At the onset of the Arab oil embargo in 1973, the U.S. Atomic Energy Commission, a predecessor to the current Department of Energy, asked Sandia National Laboratories, a national United States laboratory devoted to engineering research and development, to investigate and develop alternative energy sources. Sandia's engineers began to look into the feasibility of developing an efficient wind turbine that industry could manufacture. National Research Council Canada shared its development work with Sandia and a North American effort to develop the Darrieus technology began.

In the late 1970's, five companies, including FloWind Corporation, began production, commercialization and installation of modern Darrieus wind turbines, culminating in a fleet of nearly 900 vertical axis wind turbines, primarily located in the Altamont and Tehachapi passes of California, and India. All of the vertical axis wind turbine commercial enterprises have since ceased production. We are not aware of the reasons why production ceased.

   Potential Wind Turbine Markets

Approximately 6,868 MW of new wind power capacity was installed worldwide in 2002, increasing generating capacity by 28% and increasing total wind power installation to over 31,000 MW, enough to power 7.5 million average American homes. Global wind power capacity quadrupled over the five-year period from 1998 to 2002, growing from 7,600 MW to more than 31,000 MW.

Wind is the world's fastest-growing energy source, with installed generating capacity increasing by an average of 32% annually during that five-year period. Approximately 93% of the additional wind power capacity installed in 2002 was in Europe and the United States, and worldwide, 90% of capacity is in those two regions.

Substantially all of the wind energy described above is sold to utilities providing electricity to their customers. In addition to adding supply to a utility grid, which is the primary market for wind generated electricity, we believe that supplying power to off-grid communities and urban, commercial rate paying buildings may constitute potential market opportunities for wind generated power.

The factual data under this sub caption was compiled by the American Wind Energy Association and European Wind Energy Association.

There can be no assurance that our wind turbines, if built, will achieve a meaningful amount of commercial acceptance, if any, in any of the potential markets.

    Off-Grid (Islands & Remote Access)

The prohibitive cost of connecting small, remote communities to a utility grid or, in the case of islands, the lack of a typical power generation resource such as coal or nuclear energy, causes thousands of locations worldwide to be dependent upon diesel and gasoline powered generators for electricity. The fuel, operating and maintenance expenses for these generators are extremely high, causing electricity generating costs to be significantly greater than in urban "in-grid" locations.

A document titled "Le Developpement de l'Energie Eolienne au Quebec" ("the development of wind energy in Quebec") dated April 30, 1998, was presented by Hydro-Quebec at a Quebec Government public hearing on the future of wind energy in May 1998. Hydro-Quebec estimated at that time that the potential world wind/diesel (wind generated electricity with diesel generator backup) market outside Canada was estimated at 25,000 MW, with 11,400 MW of existing diesel installations and 13,000 MW to come.

Wind turbines have been introduced to off-grid communities in various locations around the world. We believe the following sites constitute viable off-grid markets;

- Thousands of island and remote mining, logging and other off-grid locations;

- More than 200 Canadian communities;

- Approximately 250 off-grid communities in Alaska.


     Urban User Market

We believe that vertical axis wind turbines have the potential to provide building owners, real estate developers, property managers and other users in urban locations a means to reduce the overall cost of electricity. Based upon information compiled by the U.S. Department of Energy, commercial retail rate users in the U. S. alone consume more than 1.4 million MW of electricity annually.

We further believe that vertical axis wind turbines may provide a cost-effective and efficient alternative power supply in commercial buildings, schools, multistory residential dwellings, light industrial businesses and off-grid areas. In addition, we believe that vertical axis wind turbines may also be suitable for peak shaving and load leveling applications.

     Proposed Products

   DWTSM

Subject to obtaining sufficient funds, we intend to contract with others for the manufacture of prototype vertical axis wind turbines which we refer to as Dermond Wind Turbine or DWT. The DWT has been designed to utilize the following technology which we have included in our patent application which may result in the following:

- Simplification of installation by reducing the number of onsite elevated assembly steps;

- Improvement in quality of workmanship by allowing more "in factory" assembly;

- Reduction in overall cost of installation; and

- Relative ease of installation where certain assembly equipment may be unavailable.

A prototype DWT was installed in October 2004. Until the prototype has been fully tested, there can be no assurance that the technology will work as expected or that any DWT will perform to the extent that we anticipate or will
be commercially viable. No meaningful testing has yet been accomplished   If the
prototype meets our expectations and we obtain the requisite funding, we intend to have DWTs manufactured for commercial introduction.

The "wind cage," or blade rotating space, will be approximately 40 feet high and 56 feet wide and is expected to weigh approximately 10,000 pounds. We initially selected the 100 kW size because the configuration meets our initial market focus for the remote, limited access and extreme climatic environment markets. We now believe that a 200kW configuration of the DWT will be a better match for the largest of our potential markets, urban areas, and be a good electricity energy generation size for off-grid markets as well. Subject to our obtaining sufficient capital, we intend to immediately engineer and build a 200 kW DWT and, if testing of the 100 kW and 200 kW devices is successful, begin construction of 200 kW DWTs for commercial introduction.

We believe that we will require funds of approximately $700,000 to complete the design, construct, install the 200kW DWT and $360,000 to test the DWT and WindStor system prototypes. If we are able to obtain the funds, we intend to utilize them as follows:


                                        ANTICIPATED TIME
USE                    REQUIRED FUNDS   PERIOD FOR USE OF FUNDS
----------------      ---------------   -----------------------
Design Completion       $  200,000        5 months

Prototype Construction
and Installation        $  500,000        7 months

Testing                 $  360,000       12 months


     WindStor(SM)

We are completing development of WindStor, an energy system which is intended to integrate and manage DWTs and other electricity generating sources with an energy storage device. Because WindStor has neither been built nor tested, there can be no assurance that the technology will work as expected or that any WindStor will perform to the extent that we anticipate or will be commercially viable.

WindStor is an electricity management system which will use the Dermond Vertical Axis Wind Turbine to generate electricity. This electricity will be used by the customer as generated or stored in a battery. WindStor's proprietary "System Integrator" will be programmed to distribute electricity to the customer's facility from the lowest cost source at each moment to provide to the customer the least costly source of electricity.

WindStor is designed to constantly monitor electricity demand and supply. We anticipate that, because of the monitoring, WindStor will be able to provide for instant shifting from one power source to another, such as the Vertical Axis Wind Turbine, a battery and either the grid or a backup diesel generator, in order to select the lowest cost source of electricity available at any moment in time and to immediately switch to battery power if other means of power are interrupted from the supply source.

We believe that WindStor can provide a higher quality, lower cost and environmentally friendly alternative electricity source than is presently available for off-grid electricity users dependent upon diesel and gasoline generators. For urban users, WindStor is planned to provide a means for providing a system to store relatively low cost electricity and access that electricity to offset "near peak," "peak" and "demand" charges by grid provided power companies.

The cost to complete design of WindStor is part of the DWT financing described above. If we do not obtain all of the requisite funds, we will not be able to produce or sell any WindStors.

In November and December 2003, we entered into four agreements to install anemometers to collect wind data for WindStor system evaluation and, with adequate wind availability, finalize an equipment configuration and prepare a long term pricing structure for each prospective WindStor installation. We expect that the evaluation period will end in March 2005. After the evaluation period, we have agreed to install the four WindStor Systems at our expense for further evaluation. Irrespective of the results and price structure, none of the prospective WindStor users is under any obligation to purchase or lease any products from us.

   Production

If we are able to reach the production stage, we intend to have all DWTs and WindStors manufactured for us by others. We believe that the necessary parts and components are readily available from numerous suppliers. We further believe that there are numerous manufacturing companies that will be able to manufacture the products for us at reasonable prices.

   Marketing

We intend to market the DWTs and WindStors primarily through non-exclusive independent marketing agents. 14 companies in the United States have entered into agreements with us that provide for a payment to them in the event that one or more WindStors are sold or leased through their efforts. The payment will consist of 5% of WindStor's installed cost payable within 60 days of installation of a system, exclusive of taxes and transportation. Two of the agents will also receive a 2% "carried equity interest" in each WindStor system they sell.

Each of the agency companies has represented to us that it has expertise in the sale and promotion of energy products.

   Competition

We are not aware of any organization marketing wind turbines or electricity management systems such as the WindStor for the urban, commercial-retail rate user market. Existing alternatives to grid supplied electricity include solar, micro-turbine and diesel generators. These devices are typically used only as minor contributors to location demand or as a standby electricity source in the event of a grid power outage.

Atlantic Orient Corporation, Northern Power Systems and Vergnet offer smaller sized (less than 100 kW) wind turbines in hybrid diesel/wind systems. Atlantic Orient has been designing and installing 10 kW and 50 kW wind-diesel systems for more than 10 years. Atlantic Orient recently installed a system in Wales, Alaska and has previously installed systems in Russia and Africa. Five of its turbines are being used in conjunction with two diesel generators to pump oil in a very remote and cold region in Siberia. Atlantic is designing a turbine called, WindLite, to run with any phase power backup and which can either charge DC batteries or be installed with an inverter to change DC to AC power.

Northern Power Systems has been in the wind turbine business for nearly 25 years and has expertise with in electrical energy systems employing a wide range of technologies including wind, photovoltaic (solar energy), and diesel-hybrid power. Northern has developed, in conjunction with NASA, a 100 kW turbine synchronous variable speed generator capable of operating under extreme climatic conditions and installed a prototype in Graniteville, Vermont in 2000. Northern Power offers a wide range of products, including the NorthWind series, which was developed for the U.S. Department of Energy.

French firm Vergnet, over a period of 20 years, has been developing new hybrid wind/diesel/lead-acid battery systems to provide self-sufficient electricity production for remote sites. Vergnet is currently operating a wind/diesel power plant consisting of twenty-five, 60 kW wind turbines in Guadeloupe. Vergnet has installed wind turbines of 15 kW in polar environments and 50 kW in many other places.

The off-grid market attracts a variety of alternative electricity generating technologies. Manufacturers of wind turbines, micro-generators, biomass and fuel cells have installed prototypes in off-grid locations. We believe diesel generators will continue to be the preferred primary off-grid electricity generating source for the foreseeable future, with alternative energy devices and systems only being used to improve power and cost performance, not replacing diesel generators.

Substantially all manufacturers and developers of products that will compete with our products have substantially greater resources than do we. Intense competitive pressures could have a material adverse effect on our proposed business.

Companies with substantially greater expertise and resources than those available to us may develop or market new, similar or virtually identical products that directly compete with us. Competitors may also develop technologies or products that render our products less marketable or obsolete. If we are unable to continually enhance and improve our products, we may be unable to compete with others. We may not be able to successfully enhance or improve any product or develop or acquire new products, because of our limited resources.

   Intellectual Property

In January 2003, we filed a patent application in Canada, Japan and with the European Union, which includes, among other countries, France, Germany, Spain and the United Kingdom. In September 2003, we filed a patent application in the United States and we expect to file patent applications in additional countries. The claims in the patent applications are for:

     -	A wind system of the type having a rotating shaft perpendicular to the ground;

     -	A blade attachment structure for a windmill;

     -	A blade for a windmill;

     -	A generator assembly for a windmill to produce electricity;

     -	A self erecting structure for a windmill; and

     -	A method for erecting a self-contained windmill.

We believe that that the claims in the applications represent potential improvements to the Darrieus style vertical axis wind turbines. The potential improvements are in the following areas:

   - Blade Assembly

The improvements relate to a rotating shaft perpendicular to the ground, comprising three blades positioned in a pre-strained triangular rigid configuration. The potential benefit is allowing the blades to adopt a true troposkein (turning rope) shape at targeted speed, believed to improve vertical axis wind turbine performance.

   - Blade Attachment Structure

The improvements relate to the attachment of the blades to the rotating shaft using a set of securing elements having a tri-dimensional, triangular configuration designed to maintain a constant troposkein shape. The potential benefit is the minimizing of the dynamic stress on the turning blades which may result in cost savings in the fabrication process and could contribute to extended blade life.

   - Integrated Direct Drive Generator

The improvements relate to reduction of mechanical losses in geared transmission between the turbine and the generator. The potential benefit is the absence of a speed-increasing device and its replacement by an integrated generator providing for a reduction of the friction between mechanical parts which may increase electrical output and reduce wear.

   - Self-Erecting Design

The improvements relate to a method for fabrication of a self-erecting wind turbine which may make wind turbines easier to erect.

By letter of January 20, 2004 from the Canadian Intellectual Property Office, we were advised that each of the claims in our patent application was "indefinite" and did not comply with certain relevant provisions of the Canadian Patent Act. In May 2004, we amended and resubmitted our patent application responding to the comments from the Canadian Intellectual Property Office.

    We have not received a response from any other patent agency.

There can be no assurance that any patent will be issued, or if issued, that it will include any meaningful claims. Furthermore the validity of issued patents are frequently challenged by others. One or more patent applications may have been filed by others previous to our filing which encompass the same or similar claims. If we do not receive a patent which provides adequate protection for us, we may not be able to manufacture our proposed products in our intended manner.

Because of our limited resources, we may be unable to protect a patent or to challenge others who may infringe upon a patent. Because many holders of patents in the alternate energy industry have substantially greater resources than we do and patent litigation is very expensive, we may not have the resources necessary to challenge successfully the validity of patents held by others or withstand claims of infringement or challenges to any patent we may obtain. Even if we prevail, the cost and management distraction of litigation could have a material adverse effect on us.

Because wind turbines and their related manufacturing processes are covered by a large number of patents and patent applications, infringement actions may be instituted against us if we use or are suspected of using technology, processes or other subject matter that is claimed under patents of others. An adverse outcome in any future patent dispute could subject us to significant liabilities to third parties, require disputed rights to be licensed or require us to cease using the infringed technology.

If trade secrets and other means of protection upon which we may rely may not adequately protect us, our intellectual property may become available to others. Although we may rely on trade secrets, copyright law, employee and third party nondisclosure agreements and other protective measures to protect some of our intellectual property, these measures may not provide meaningful protection to us.

The laws of many foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States, if at all.

    Research and Development

During the fiscal year ended September 30, 2003 and the nine months ended June 30, 2004, we expended approximately $242,451 and $505,604 ($156,350 and $202,483 net of non-refundable grant), respectively, on research and development related to DWTs and WindStor. During the three months ended September 30, 2004, we expended approximately $465,000 (approximately $423,000 net of non-refundable grant) on research and development related to DWTs and WindStor. The expenditures consisted primarily of engineering for the DWT and the system integrator. The amounts do not include amounts expended for vanadium refining technology. During the fiscal year ended September 30, 2002, we made no expenditures on research and development related to DWTs and WindStor.

     Regulation of Power Projects

   Overview - United States

We propose to own and operate wind powered electric generating facilities to be located on the property of our prospective customers. Our principal prospective customers would be end-users (retail consumers) of electricity, such as commercial office buildings, schools, and government buildings, who would purchase electricity from us. While we do not intend to sell power from our facilities to utilities or other re-sellers or into the open market (wholesale sales), we may do so in specific applications.

The electric industry in the United States is governed by both federal and state law and regulation, with the federal government having jurisdiction over the sale and transmission of electric power at wholesale in interstate commerce, and the states having jurisdiction over the construction of electric generating and transmission facilities and the sale of electricity at retail.

The federal government regulates the electric wholesale and transmission business in interstate commerce through the Federal Energy Regulatory Commission ("FERC"), which draws its jurisdiction from the Federal Power Act ("FPA"), and from other legislation such as the Public Utility Regulatory Policies Act of 1978 ("PURPA") and the Energy Policy Act of 1992. The FERC has comprehensive and plenary jurisdiction over the rates and terms for sales of power at wholesale, and over the organization, governance and financing of the companies engaged in such sales. The wholesale power and electric transmission industry is also subject to operating standards established by regional reliability councils, and, increasingly, to governance of the operation of interconnected utility and non-utility operations and wholesale markets through Independent System Operators and Regional Transmission Organizations, all of which are in turn subject to the plenary jurisdiction of the FERC.

The States regulate the sale of electric power at retail in their state in accordance with individual state laws which can vary widely in material respects.

Holding companies owning electric utility companies are, unless exempted by law or regulation, subject to comprehensive and burdensome regulation under the Public Utility Holding Company Act of 1935 ("PUHCA"). Unless they qualify for an exemption or fall under a statutory exception, these companies and their direct and indirect subsidiaries are not permitted to engage in a variety of transactions, including financing transactions, without the authorization of the SEC. For purposes of PUHCA, an "electric utility company" means "any company which owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale, other than sale to tenants or employees of the company operating such facilities for their own use and not for resale."

     Federal Regulation - United States

   PURPA and Qualifying Small Power Production Facility Status

Under PURPA and the regulations of FERC implementing PURPA, a wind-powered generating facility with a generating capacity of 80 MW or less (including all such facilities owned or operated by the same person or its affiliates within one mile of the facility) ) is deemed to be a Qualifying Small Power Production Facility ("QF"), so long as no more than 50% of the equity interest in such facility is owned by electric utilities, electric utility holding companies, or subsidiaries of either. QFs are required by FERC to make certain non-burdensome filings to confirm the facts supporting their status with respect to each such facility.

QF status is not available for facilities located outside the United States and certain of its Protectorates. At this time we do not own or operate any facilities in any other countries that are generating any electric power for sale. If we were to do so in the future, we believe that we will be able to take advantage of one or more exemptions or exceptions from PUHCA that will allow us with respect to any such foreign operations: (1) to avoid SEC regulation under PUHCA, and (2) to comply with the ownership restrictions under PURPA and the regulations of the FERC there under with respect to any QFs we may own and operate in the United States. There can be no certainty, however, that such exceptions or exemptions will be applicable to the circumstances of any particular project or business opportunity we may wish to pursue in such other countries.

A QF with a generating capacity not greater than 30 MW is automatically exempt from regulation by FERC with respect to any sales of electricity it may make at wholesale. In addition, its owners and operators are automatically exempt from all provisions of PUHCA with respect to their ownership of the QF. Moreover, a QF is exempt from the laws of the states which otherwise regulate the ownership, rates and terms of sales, corporate governance, and financing of electric utilities. Finally, a QF has certain rights under FERC regulations, including the right to require an electric utility to interconnect it with the utility's electric system, the right to purchase firm power service, back-up power, and supplementary power from an interconnected electric utility at reasonable and non-discriminatory rates, and the right to require an electric utility to purchase electric power generated by the QF at the cost the utility would have incurred in generating or purchasing the same amount of power from others.

State regulatory agencies are required by PURPA to implement FERC's regulations under PURPA, and most have done so. Utilities and other interests have in the past attempted to challenge or dilute the rights of QFs under PURPA, and in some circumstances have succeeded in securing certain rulings of state regulatory agencies that have had the result of making inside-the-fence generating business models such as ours less attractive to customers or economically infeasible. There have for many years been attempts in Congress to repeal PURPA, but in each case, the only repeal that has received serious consideration has been the possible repeal of the PURPA requirement that utilities must offer to purchase QF power. This particular right under PURPA has become increasingly irrelevant in any event since the passage of the Energy Policy Act of 1992, which mandated open access to the nation's utility grid for QFs and other non-utility power producers. We do not intend to sell power to utilities except in rare circumstances, so that such a limited repeal, even if our contracts were not "grandfathered" in repeal legislation, would not be of material consequence to us as a whole. If repeal of PURPA were more broad, however, exemption from PUHCA as a QF might no longer be available to us.

WindStor is not intended to consist solely of a wind turbine generator, but also to include a battery for the storage of power, and in some cases may include a generating set fueled with diesel fuel or natural gas. In addition, the system could in some applications be interconnected with a utility grid. A fossil-fuel-fired generator is not eligible for QF status, and the exemptions from regulation attendant thereto, unless the generator is a Qualifying Cogeneration Facility as defined by FERC regulations under PURPA. A Qualifying Cogeneration Facility is one that produces both electricity and useful thermal energy from the same fuel source, and meets certain specified standards for fuel efficiency and balance of electric and thermal output, as well as the ownership requirements for QFs generally.

Moreover, if the battery element of the WindStor system is ever charged with power from (1) a non-QF generator or (2) the electric utility grid, rather than solely from the generation of a wind turbine QF, any sales of power from the battery, and the owners and operators of the battery, would to that extent not qualify for QF exemptions under PURPA. Finally, the electrical distribution system within the customer's application and site, if owned or operated by us, might not qualify as part of a QF to the extent that it is used to transmit non-QF power.

We intend to structure our WindStor ownership and operating template in order to secure QF status for all of the elements that we may own and operate where power is being sold either at wholesale or at retail. We may consider a combination of ownership and power sales, leases, equipment sales, customer ownership and operating contracts which divide QF and non-QF elements of any particular WindStor application. Although there is FERC precedent for the use of such structures in QF-eligible applications, we cannot be certain that any particular structure would qualify. Moreover, in the event that any such facility owned by us were to lose QF status, we could be deemed to be a utility holding company under PUHCA and the QF status of our other projects could be jeopardized.

    State Regulation

With few exceptions, state regulatory agencies generally have the jurisdiction, among other things, to approve the construction of new electric generating facilities, and to permit or disapprove the sale of electric power to end-users (retail sales). Just as importantly, these agencies have plenary jurisdiction over a utility's rates and terms for service to retail customers, including the rates and terms for interconnection of retail customers including the facilities needed for interconnection, rates and terms for firm power service, for supplementary power service (power needed on a firm basis in addition to the power a customer generates for itself), and for back-up power service (extra power a customer may need from time to time in the event of an outage of its own generation). In some states, the agency determines whether a customer may terminate its utility service in order to meet its needs with self-generated power, or power from a non-utility third party such as us, and whether the customer must pay a special charge for the right to "go off the grid" partially or completely. Any or all of the regulations may have important, and possibly materially adverse, implications for our business model and operations in specific circumstances.

In most of our anticipated commercial retail applications, the WindStor system would supply part of a customer's power requirements, but not produce excess power that would go on to the utility distribution or transmission system. We expect to provide and sell a portion of the customer's power requirements to the customer, rather than selling or leasing the WindStor system to the customer. The remainder of the customer's power requirements would be supplied by a local electric utility or other retail supplier, or by other customer-owned generation.

The first issue in any state will be whether a Certificate of Public Convenience and Necessity or similar authorization ("CPCN") is required to be obtained from the state regulatory agency before construction of the WindStor system may begin. In some states, a CPCN is not required for the construction and operation of small-scale generating facilities with generating capacity less than 1 MW, which would be larger than most WindStor systems we anticipate installing. Where a CPCN is required, it may involve a lengthy and expensive application process, possibly including an environmental impact evaluation and opposition by interested parties or utilities. We intend to require the prospective customer to obtain such an authorization where required by law, and there can be no certainty that potential customers will agree to undertake this process, or if they do, that they will be successful.

The next critical issue is whether and under what circumstances a sale of power to an end user at retail will be permitted by the state at all. QF status, as described above, gives a QF no right to sell power at retail. If the state permits such sales, however, a QF is legally exempt by FERC regulations under PURPA from most burdensome utility-type regulation by the state regulatory authority. Accordingly, if the state permits a QF to make retail sales, the state will be pre-empted by PURPA from regulating the QF's rates for sales of retail power, or its corporate governance or financial organization. The extent to which a state honors such federal preemption, however, may be subject to varying practice. Where a CPCN is required, for instance, the conditions of a CPCN may impose certain obligations that have the same effect as some level of utility-type regulation, such as restrictions on the amount of financing that can be obtained, on any future transfer of ownership of the facility, on the ability of the facility's owners to engage in other businesses in the state, as well as certain periodic reporting requirements.

At this time, the State of New York permits the construction of small scale wind turbines without a CPCN, and permits the sale of power from such turbines to end users with no regulatory interference or limitation. There can be no certainty that these favorable conditions will continue in New York, or that other States will have or will maintain laws and regulations that are as favorable to us in this respect when we wish to do business there.

Finally, the state regulatory authority may determine or approve a utility's determination as to the physical interconnection requirements a utility may impose on a customer who wishes to install a WindStor system in parallel with the utility's distribution and transmission, what charges a utility may impose on a retail customer for interconnection with the utility's system when the customer maintains a WindStor system, and what charges, penalties or other restrictions the utility may impose on the customer for, among other things, permanently reducing its purchased power requirement from the utility. Charges imposed by a utility and authorized by a state regulatory authority may make purchasing power from our WindStor system or our wind turbines uneconomical for some customers or for all customers in some utility service territories or states. New York State has published standardized interconnection requirements for small-scale generators, which attempt to reduce the burden and cost of the interconnection process, and we and our customers may benefit from such rules where they apply. QFs and their "host" customers also have the benefit of PURPA's prohibition against unreasonable or discriminatory rates and charges for these services and for supplementary and back-up power service, but exercising those rights in particular cases may be costly and time-consuming.

     Extraction and Refining of Vanadium

  Acquisition of Lac Dore Mining Inc.

On February 1, 1999, we acquired all of the outstanding equity securities of Lac Dore Mining Inc., a Canadian corporation formed on August 23, 1996. Lac Dore Mining Inc. holds 443 contiguous mining claims for the Lac Dore vanadium/titanium deposit. The deposit, which has never been in production, is located in the Rinfret and Lemoine townships, approximately 43 miles from Chibougamau, Quebec, Canada. At the time we acquired Lac Dore Mining Inc., we intended, subject to obtaining sufficient funds, to build a mine and refinery at Lac Dore for the extraction and production of high-purity vanadium compounds.

We have deferred engaging in any material exploratory or other activities in connection with the deposit. Even if we determine to commence operational activities, we will not be able to do so unless we are able to obtain funding to the extent described below.

When we first acquired an interest in the Lac Dore deposit, SOQUEM INC. owned 21 claims covering a portion of the deposit. SOQUEM is a division of SGF Mineral Inc., which is a subsidiary of Societe Generale de Financement du Quebec, a corporation owned by the Quebec government. In accordance with an option and joint venture agreement between SOQUEM and Lac Dore Mining Inc., SOQUEM transferred an undivided interest in the 21 claims to Lac Dore Mining Inc. in exchange for 1,000,000 shares of our common stock and warrants to purchase a like number of shares. SOQUEM did not exercise these warrants and the warrants have expired.

In order to maintain our claims, we are obligated to expend varying amounts of capital (a complicated formula combining the type of exploration work executed and the claims on or near to which the work is conducted) or pay approximately CDN $50,000 per year in claim renewal fees. In the event we fail to fulfill our obligations, we will lose our claims.

We granted SOQUEM an option to purchase a 20% undivided interest in the Lac Dore project if SOQUEM funded 20% of the capital expenditures for the Lac Dore project. The option was to expire 60 days after we delivered to SOQUEM a "bankable" feasibility study for the Lac Dore project, which we did not do. SOQUEM had the right to receive back a 50% interest in its original 21 claims. On April 17, 2003, SOQUEM relinquished any rights it had relating to the deposits in exchange for 250,000 shares of our common stock.

We have undertaken certain preliminary exploratory activities since we acquired the mining claims for which we expended approximately $6,000,000.

   Properties and Uses of Vanadium

Vanadium is a metallic element found in several minerals. Its natural structural strength makes it useful in industrial and consumer applications, primarily as an alloying agent for iron, steel and aluminum. Vanadium can act as a carbide stabilizer, improving the strength and toughness, as well as the rust-resistance, of steel. Vanadium's high melting point and high creep resistance (resistance to shear crystals and deformation, resisted with vanadium as an alloy in steel products) make it useful in a number of applications, including components for nuclear reactors, aerospace material and aluminum and titanium alloys.

Processed vanadium comes in varying types or "grades." Grades having less than 99.6% vanadium content are known as metallurgical-grade vanadium. Processed vanadium with grades above that level are known as chemical or high-purity vanadium.

According to Roskill, a metals industry periodical and recognized information resource, more than 90% of world-wide vanadium production is in the form of vanadium pentoxide and approximately 85% of annual vanadium pentoxide production is in the form of metallurgical-grade vanadium pentoxide used for the production of ferro-vanadium, a steel-vanadium pentoxide alloy. Vanadium pentoxide is a strengthening agent and various amounts are added to steel depending on the hardness and strength required. Vanadium pentoxide also is used in various commercial applications, including ceramics, as a catalyst to produce certain vitamins, for screening ultraviolet rays in glass and other materials, in dyeing and printing of fabrics and in the production of sulphuric acid.

A developing application for high-purity vanadium compounds is energy storage devices such as batteries. Batteries using vanadium may have the potential to provide electricity from several configurations and for applications ranging from powering cellular telephones to providing back-up power to electrical grids. Although production of vanadium batteries has begun, the markets for these batteries are in the early stages of development and there can be no assurance that the markets will develop to the extent that the demand for high-purity vanadium will significantly increase.

   Vanadium Supply

Vanadium is produced through the mining and processing of ores, concentrates, slag and petroleum residues. Five countries currently produce vanadium compounds in commercial quantities: South Africa, the United States, Russia, China and Australia. Vanadium production has historically positively correlated to the worldwide economy, especially in those industries that are significant consumers of steel, such as construction and automobile and appliance manufacturing.

South Africa is the single largest producer of vanadium and has traditionally been the leading exporter of vanadium slag and vanadium pentoxide. United States production of vanadium has focused on implementing recovery processes on industrial waste, such as vanadium-bearing ferro-phosphorus slag, iron slag, fly ash, petroleum residues and spent catalysts. Based on information available to us, there are eight United States firms that either are currently recovering and producing or have at one time recovered and produced vanadium and vanadium compounds as well as vanadium-bearing chemicals.

   Lac Dore Deposit Preliminary Feasibility Study

A feasibility study is a comprehensive study of the economic potential of a mining project. The study includes deposit geology, mining reserves, processing methodology, waste material handling, equipment requirements, infrastructure needs, environmental studies, market analysis, capital needs and projected investment returns. Our preliminary feasibility study which began in March 2001 was conducted by SNC Lavalin Inc., an engineering firm headquartered in Montreal, Quebec. We funded $1.17 million of the cost of the study and the balance of the cost of $1.1 million was funded by federal and provincial agencies in Canada in the form of loans and grants. Reference is made to the Notes to Consolidated Financial Statements included elsewhere in this prospectus for a description of the terms of the Canadian funding.

The preliminary feasibility study was based upon producing a high-purity vanadium material to be used in an electrolyte solution that would serve as the energy storage material for a battery being developed by Sumitomo Electric Industries Ltd. called the vanadium redox battery. We provided a sample of vanadium material extracted from our deposit to Sumitomo for analysis. Sumitomo confirmed that the vanadium material sample was acceptable for use in its vanadium redox battery, although Sumitomo has not purchased or agreed to purchase any vanadium material from us. We believe that the economic viability of the deposit is dependant upon, among other things, substantial production and sales by others of vanadium redox batteries. We do not believe that any vanadium redox batteries are presently being produced or sold.

SNC Lavalin Inc. completed the preliminary feasibility study in April 2002. Although the analysis of the data considered during such a study is subject to a number of interpretations and the study involves a number of subjective decisions, we have been encouraged by the results of the study. The preliminary feasibility study, however, is not a "bankable" study for purposes of the agreement with SOQUEM because we have not secured contracts for the sale of the high-purity vanadium compounds that may be produced at Lac Dore.

The preliminary feasibility study concluded that analysis of the Lac Dore project would be economically feasible if we could sell vanadium electrolyte for a beginning price of approximately $2.35 per liter, declining over time to approximately $1.50 per liter. We are not aware of any market for vanadium electrolyte and there can be no assurance that a market will ever exist or that the price per liter will be within the parameters set out in the feasibility study.

The preliminary feasibility study estimated that the initial capital cost of the Lac Dore project would be approximately $260 million. Since the study was completed, however, we have added other high-purity vanadium products to the expected production mix necessitating a change in the equipment that would be required at Lac Dore. The change in equipment would increase the initial capital cost by approximately $20 million. The study also concluded that the Lac Dore project would incur annual operating costs of $50 million and would incur substantial operating losses during the first two years of production.

    Competition

According to Roskill, the largest producer of vanadium-bearing ore is Anglo American plc, through its Highveld vanadium deposit located in South Africa. Highveld is the largest known vanadium deposit in the world. Anglo American has produced vanadium electrolyte for a vanadium redox battery installation. Because of Anglo American's significantly greater technical and financial resources, Anglo American may have the ability to improve and price its electrolyte at prices with which we could not compete. We believe that the only other significant ore-producing vanadium deposit is Windimurra, owned by Xstrata AG, located in Australia. Another company currently producing high-purity vanadium products in commercial quantities is Strategic Minerals Corporation. Based in the United States, Strategic Minerals Corporation has operations in Hot Springs, Arkansas and South Africa.

We believe than the vanadium market is characterized by significant excess mine capacity and above ground stocks of vanadium. We further believe that the Windimurra and possibly other mines are fully developed and could return to production if prices rise above existing levels for a sustained period. Any owners or exploiters of sources of vanadium which are not part of the Lac Dore deposit will be in competition with us if we are ever able to exploit the Lac Dore deposit.

The most common method of recovering vanadium from industrial waste involves steel slag, which is a by-product of steel production. Steel slag contains vanadium pentoxide, which is removed and converted to different forms of vanadium product. Currently, there are two South African producers and one Australian producer, each owned by Xstrata AG, which recover vanadium exclusively in this manner. Vanadium also is recovered from direct conversion of ore and can be recovered from power plant ashes, residues and spent catalysts. A number of companies recover vanadium using these methods.

If we begin exploration of our Lac Dore deposit, we will compete with other larger, more established mining companies with significantly greater technical and financial resources. In addition, vanadium is an accessible commodity product and other competitors could enter the market and effectively compete with us.

    Exploration and commercialization

If we begin exploration of our Lac Dore deposit, our success will depend, in substantial part, on our ability to respond quickly to changing technology, market demands and the needs of prospective customers. We have committed significant resources to preliminary exploratory activities. Our expenditures have primarily related to completion of the preliminary feasibility study and the development of proprietary processes in connection with our laboratory tests. Our process development and exploration expenses related to Lac Dore were approximately $915,000, $2.1 million and $1 million for the fiscal years ended September 30, 2003, 2002 and 2001, respectively. We did not make any such expenditures during the nine months ended June 30, 2004.

We intend to continue the development of vanadium refining technologies. The next phase of development has been planned at a cost of approximately $1.0 million and is scheduled to begin during calendar 2004. A portion of the cost includes the operating costs associated with a sample product unit constructed by SGS Lakefield Research at its facility in Lakefield, Ontario Canada to produce customer samples of various vanadium chemicals and continue research and development on additional possible products. As is the case with our other proposed business activities, unless we can obtain sufficient capital we will not be able to proceed.

     Governmental and Environmental Regulations

   Impact Assessment Process

The Lac Dore project is subject to the environmental and social impact assessment and review procedures under the Quebec Environment Quality Act, the James Bay and Northern Quebec Agreement and the Canadian Environmental Assessment Act. These acts are administered by separate provincial and federal governmental agencies that have the separate authority to approve or require changes to a company's impact assessment. Notwithstanding this separate authority, these federal and provincial governmental agencies generally attempt to coordinate their review and approval procedures.

In May 1999, Groupe-conseil Entraco filed a project notice with the Quebec Environment Ministry on our behalf. In June 2000, the Ministry issued its guidelines (which state the nature, size and scope of the impact assessment) in accordance with the Quebec Environment Quality Act. The Ministry's guidelines are valid for a period of three years.

An additional project notice was issued during Summer 2002 under the Quebec Environment Quality Act for equipment located within the territory of the Domaine du Roy Regional municipality. This additional project notice is covered by the Ministry's guidelines issued in June 2000.

The review processes undertaken by each provincial and federal governmental agency are extensive and approval of our impact assessment by each agency could take up to 18 months. If approved, we will receive a certificate of authorization. Although we believe that we will ultimately receive a certificate of authorization, we cannot accurately predict how long the governmental-approval process will take. In addition, it is common for a certificate of authorization to be conditioned on the application meeting certain additional requirements.

The Lac Dore project also must comply with the Canadian Fisheries Act; the Guide for the Administration of Fish Habitats from Fisheries and Oceans Canada; and the Liquid Effluent from Metal Mining Regulation.

We filed the Lac Dore Environmental Impact Study with the provincial Quebec Environment Ministry and Canadian federal Fisheries and Oceans Canada bodies on June 25, 2003.

   Quebec Mining Act

Any future mining at the Lac Dore deposit must comply with the provisions of the Quebec Mining Act and Guideline No. 19 applicable to the mining industry. Under the Quebec Mining Act, the operator of Lac Dore must file a mining site rehabilitation plan with the Natural Resources Ministry. This rehabilitation plan discusses how the operator intends to rehabilitate the property following its intended use of the property and includes an estimate of the costs involved in the rehabilitation. If the rehabilitation plan for Lac Dore is approved by the Natural Resources Ministry, we will be required to put in trust an amount equal to 70% of the estimated costs to rehabilitate the site.

In addition, we must obtain three types of mining rights from the Natural Resources Ministry:

 	- Mining rights for all mining facilities, with mandatory land surveys;

 	- Rights of the surface estate; and

 	- Rights for facilities other than those required for mining purposes (for example, lease for storage of explosives, buildings not related to mining).

Finally, the operator of Lac Dore must obtain permits and distribution rights-of-way from the Natural Resources Ministry for the construction of the access roads and power lines.

     Other Requirements

We will be required to comply with other provisions of the Quebec Environment Quality Act, including standards related to protection of the soil and water and air quality. Vanadium is considered an "unconventional" contaminant for purposes of the Act. Accordingly, the acceptable standards for vanadium criteria are not set forth in the Quebec Environment Quality Act, but instead are determined in the discretion of the Quebec Environment Minister.

The preliminary feasibility study estimated that if Lac Dore becomes operational, the annual cost of complying with provincial and federal governmental and environmental regulations will be in the approximate range of $80,000 to $240,000. The amounts are based on Bank of Canada inflation calculator and current exchange rate, rounded up to next even thousand. These amounts represent preliminary cost estimates and the actual costs may be substantially greater.

     Employees

On September 29, 2004, we had 8 full time employees. Subject to obtaining sufficient capital, we intend to hire a controller, an administrative assistant, a project manager, two engineers and a bookkeeper. We believe that such personnel will be readily available at reasonable rates of compensation.

     Properties

  Location of and Access to the Lac Dore Deposit

The Lac Dore deposit is located approximately 70 kilometers southeast of the city of Chibougamau, in the Rinfret and Lemoine townships of northern Quebec. The deposit is approximately five kilometers south of Chibougamau Lake, which is in a low, flat ground area, 380 meters above sea level. The deposit is accessible by road from national highway 167, which is paved and links Chibougamau to the Lac St-Jean area. At kilometer 200 on national highway 167, approximately 32 kilometers south of Chibougamau, forest road 210, a dirt road, leads approximately 35 kilometers east to the deposit and the main exploration workings. The area has been clear-cut of wood, and, accordingly, provides good access by four wheel drive vehicles to the various outcrops of the deposits.

The Chibougamau/Chapais area has a well-developed infrastructure to support mining projects, including transportation, a well-trained labor force, service and maintenance industries and an airport. Lac Dore is approximately 35 kilometers from Hydro-Quebec's Chibougamau electricity substation.

    History of Exploration and Geology at Lac Dore

Lac Dore is expected to be an open-pit mine. The deposit has never been in commercial production. All activity on the deposit to date has been exploration. A chronology of work on Lac Dore follows:

    Historical Deposit Work at Lac Dore

In 1954, the Lac Dore deposit was discovered by an airborne geophysical magnetic survey. The property was first staked and owned by Dominion GULF Company. Between 1966 and 1975, the Ministere des Richesses Naturelles du Quebec (the "Quebec Ministry") staked the property and conducted a series of tests for vanadium content. In 1977, SOQUEM took over the exploration activities at Lac Dore from the Quebec Ministry. SOQUEM subsequently carried out detailed geological mapping, geophysical surveys and a drilling program. In 1983, SOQUEM reduced the claimed area to 21 claims by allowing its other claims to expire.

   Lac Dore Mining Inc. Activities

Beginning in 1996, Lac Dore Mining Inc. began to acquire claims covering portions of the Lac Dore deposit. In 1997, Lac Dore Mining Inc. purchased 21 claims over a five kilometer strike length of the Lac Dore deposit from SOQUEM. Lac Dore Mining Inc. currently owns 443 claims. The total cost for acquiring the 443 claims was approximately $113,000, 1,350,000 shares of our common stock and warrants to purchase 1,000,000 shares of our common stock at CDN $2.00 per share.

In 1998, Cambior inc., an international mining company, acquired an option from Lac Dore Mining Inc. to receive a 60% interest in Lac Dore in exchange for funding 60% of the costs related to developing the deposit. In 1999, Cambior did extensive verification and audit work at Lac Dore. In 2000, Cambior terminated its work on the Lac Dore deposit and its option expired.

In April 2001, Lac Dore Mining Inc. engaged SNC-Lavalin Inc. to carry out a preliminary feasibility study of the Lac Dore deposit. SNC-Lavalin reviewed the existing data, validated the database and drilled additional test holes, all with respect to the 21 claims acquired from SOQUEM. SNC-Lavalin also organized its own database and resource block model. In April 2002, SNC-Lavalin completed the preliminary feasibility study and issued its report. SNC-Lavalin estimated that the portion of the deposit covered by the 21 claims consists of 102 million tons of in-place mineralized material at 35% magnetite, 17.4% ilmenite and 0.5% vanadium pentoxide.

   Topography and Geology

The topography was carved by glaciers more than 10,000 years ago. The deposit, which is hosted in plutonic rocks, outcrops in a series of west-southwest rolling hills, some 100 to 150 meters higher in elevation.

There is little dirt or cover on the bedrock in the deposit area, making geological mapping easier. Vegetation is bushy, typical of harvested forest, and the rocky surface is rugged.

The Lac Dore property hosts a large deposit containing titanium, a type of deposit also found in South Africa and other parts of the world, with Precambrian shield rocks. The deposit is made up of a stratified series of magnetite beds with ilmenite and amalgamated vanadium, known to outcrop over 17 kilometers on the south shore of Lake Chibougamau and also the north shore, some 25 kilometers away, on either side of the Chibougamau anticline.

   Claims

Lac Dore Mining Inc. acquired its 443 claims in Lac Dore by purchasing claims from third parties and staking claims for itself. We believe that Lac Dore Mining Inc. has satisfactory title to its claims in accordance with industry standards and applicable laws and regulations.

A claim is an area of land and/or water "claimed" by a prospector or mining organization for the purpose of exploring the claim for a certain length of time and subject to certain conditions as set out by a particular province in Canada. The claim is staked out physically or by computerized map designation and recorded in an appropriate provincial claims office. The size of a claim is 40 acres (16.2 hectares).

The claim is the only valid exploration right in Quebec for all kinds of mineral substances in the public domain. Each claim gives the holder an exclusive right to search for mineral substances, except sand, gravel, clay and other loose deposits, on the land subjected to the claim. The claim also guarantees the holder's right to obtain an extraction right upon the discovery of a mineral deposit.

The term of a claim is two years from the day the claim is registered, and a claim can be renewed indefinitely providing the holder meets all the conditions set out in the Quebec Mining Act, including the obligation to invest a minimum amount in exploration work determined by regulation. The act includes provisions to allow any amount disbursed to perform work in excess of the prescribed requirements to be applied to subsequent terms of the claim. The claim holder may renew title for rolling two-year periods. To renew a claim, a holder must submit a renewal application no later than 15 days after a claim expires and pay the required fees. Renewal costs depend on the date that an application is received, the title location and surface area and the value of the work performed on the property during the claim period.

In order to maintain our claims, we are obligated to expend varying amounts of capital (a complicated formula combining the type of exploration work executed and the claims on or near to which the work is conducted) or pay approximately CDN $50,000 per year in claim renewal fees. Eligibility of work-related expenses are defined by regulations and excess value of work can be used to renew claims within a 3.2 kilometers square area where work was not performed and/or for future renewal.

Lac Dore is located south of the 52nd parallel, which has different claim renewal costs than properties located north of that point. Area size also determines claim cost. Cost of claim renewal ranges from CDN $22 up to $330, per claim, if more than 100 hectares and depending upon renewal date payment. Work values must be at least CDN $500 to $3,600, per claim, depending upon hectares claimed and the location of the claims. The cost of claim renewal also can vary widely depending on the amount and location of work done on and near a subject claim.

   Offices

Our principal executive office which consists of approximately 400 square feet is located at 975 Spaulding Avenue SE, Grand Rapids, Michigan 49546. The office is leased at a monthly rental of $225. The lease is month-to-month. DERMOND has an office at 31 rue du Terminus ouest, Rouyn-Noranda Quebec J9X 2P3 Canada.
This office, which consists of approximately 400 square feet, is leased on a month-to-month basis for approximately $480 per month. We do not maintain any other offices outside of home offices, for which no rental is currently paid by us. We believe our employees and proposed future operations are and will be located in areas in which additional office space can be obtained, if needed, at reasonable rates. We do not expect to lease or otherwise acquire any additional facilities during the foreseeable future.

                                   MANAGEMENT

   Executive Officers, Directors and Significant Employees

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers, directors and significant employees. Each of our directors holds office until the next annual meeting of shareholders and until the director's successor is elected and qualified or until the director's resignation or removal.

NAME                   AGE      POSITIONS
------------------    -----     -----------------------------------------------

Gary L. Westerholm      59      President, Chief Executive Officer and director

Gregory N. Bakeman      49      Treasurer, Chief Financial Officer and director

John W. Sawarin         70      Secretary, Vice President-Product Marketing
                                and director
John DiMora             57      Director

Doris F. Galvin         50      Director

Donald C. Harms         63      Director and Secretary

Rocco J. Martino        49      Director

Stephen D. McCormick    59      Director

John Popp               67      Director

Jacquelin Dery          63      President and director of DERMOND, INC.

Michel Garon            52      General Manager of Lac Dore Mining Inc.

Laurent B. Mondou       64      Vice President and director of DERMOND, INC.

Jan Mracek              48      Director of Technology of Lac Dore Mining Inc.

Jonathan C. Hintz       45      Senior Project Manager of WindStor Power Co.

Gary L. Westerholm has been a director and our President and Chief Executive Officer since 1999. Mr. Westerholm is also President and Chief Executive Officer of McKenzie Bay International Ltd and a director of three of our other subsidiaries. Mr. Westerholm's term as an executive officer expires in March 2006.

Gregory N. Bakeman has been a director since 2001 and has served as Chief Financial Officer since February 2001 and Treasurer since December 2001. Mr. Bakeman is also Chief Financial Officer of and a director of each of our subsidiaries. From 1999 to 2000, Mr. Bakeman served as Chief Financial Officer of Micro-C Technologies, Inc., a manufacturer of computer chip production equipment. From 1997 to 1999, Mr. Bakeman was a Vice President in the Investment Banking Department of First of Michigan Corporation (now part of Oppenheimer & Co.). Mr. Bakeman's term as an executive officer expires in March 2006.

John W. Sawarin has been a director since 1999 and has served as Secretary since 1999 and Vice President-Product Marketing since January 2003. Mr. Sawarin previously served as Treasurer from 1999 to March 2002. Mr. Sawarin's term as an executive officer expires in March 2006.

John J. DiMora has been a director since May 2004. For the past 15-years, Mr. DiMora has been the owner and operating principal of a Keller Williams Realty franchise with 22 offices and over 1650 agents operating in Michigan and Northern Ohio.

Doris F. Galvin has been a director since February 2004. Since July 2004, Ms. Galvin has been Senior Vice President- Corporate Development of Semco Energy, Inc., a diversified energy and infrastructure services company. For approximately 2 1/2 years prior to that time, Ms. Galvin was self employed as a consultant. From 1979 to 2002, Ms. Galvin was employed by CMS Energy, holding numerous positions in with that company, including Vice President & Treasurer, and leaving the company as Senior Vice President-Global Development. CMS Energy is a utility holding company.

Donald C. Harms has been a director since November 12, 2002 and Secretary since June 2004. Since 1973, Mr. Harms has been a principal of Larson, Harms & Bibeau, P.C., a law firm located in Farmington Hills, Michigan. Mr. Harms has served as our outside general counsel since April 1999.

Rocco J. Martino has been a director since 1999. Since 1989, Mr. Martino, a certified public accountant, has been a partner with LaSalle Capital Group, L.P. or its predecessor, a private equity group.

Stephen D. McCormick has been a director since July 26, 2002. Since 1997, Mr. McCormick has served as President of McCormick Incorporated, a holding company that owns businesses involved in the construction industry. Since 1987, Mr. McCormick has served as Executive Vice President of Northern Improvement Company, a company focused on road building and movement of earth materials, and Vice President of McCormick Construction Equipment Company, both subsidiaries of McCormick Incorporated.

John A. Popp has been a director since May 2004. In 1977, Mr. Popp established MAP Mechanical Contractors, Inc. and was its president and chairman of the board until 1999. He remains its board chairman.


Jacquelin Dery has been an executive officer and director of Dermond since 1996. He is a Professional Engineer, educated at Ecole Polytechnique, University of Montreal, with a degree in Electrical Engineering. In 1996 he co-formed Dermond to improve existing Vertical Axis Wind Turbine technology to fulfill the specific needs of isolated diesel driven electrical grids. From 1974-1996 he worked for Hydro-Quebec, where he was responsible for overall management of a $140,000,000 project to build a new 70 MW diesel driven power plant; provided technical direction over conceptual engineering, detail engineering, installation and testing of a $28 million project for a new type of 4 MW, vertical axis wind power generator; and provided direction of a technical study aimed at replacing a 10 MW emergency diesel power plant in the Gentilly nuclear facility. Prior to joining Hydro-Quebec, from 1971-1974 he worked for Sonatrach, Skikda, Algeria where he implemented a maintenance management system in a newly built Natural Gas Liquefaction plant. From 1968-1971, he worked for the Atomic Energy of Canada Ltd, Whiteshell Nuclear Research Establishment, Pinawa, Manitoba, Canada, where he performed conceptual studies and direction of detail engineering for installing experimental research loops at the Nuclear Research Establishment, including in-core nuclear reactor experimental loops. Mr. Dery is a Member of "Ordre des Ingenieurs du Quebec." On November 15, 2004, Dermond was approximately $12,000 U.S. in arrears in the payment of Mr. Dery's salary.



Michel Garon has been a General Manager of Lac Dore since November 2002. Mr. Garon's career has been in mining, performing a variety of management functions for more than 20-years. From 1995 until joining Lac Dore Inc. in November 2002, Mr. Garon was General Manager for Noranda's Matagami Mine, in charge of two underground mining operations (annual operating budget - $35,000,000), including a concentrator and all the ancillary services. He was also responsible for the construction and development of a new underground operation (investment - $85,000,000). He was Vice President of smelting operations for the Brunswick Mining and Smelting Corporation Ltd in New Brunswick, Manager of the Opemiska Division of Minnova Inc. including three underground mines, a concentrator and all the ancillary services, and was superintendent of several operations from 1981 - 1987. Mr. Garon has a Master in Applied Sciences, Ecole Polytechnique of Montreal, 1976 and Bachelor in Applied Sciences, Mining Engineering, Ecole Polytechnique of Montreal, 1975. On November 15, 2004, Lac Dore Mining Inc. was approximately $46,000 U.S. in arrears in the payment of Mr. Garon's salary.



Laurent B. Mondou has been an executive officer and director of Dermond since 1996. He is a Professional Engineer, educated at Ecole Polytechnique, University of Montreal with a degree in Civil Engineering, and Ecole des Hautes Etudes Commerciales, University of Montreal, Montreal, Quebec, Canada where he has a degree in Business Administration. In 1996 he co-formed Dermond. From 1995-1996 and 1990-1991, he worked for Kamyr Enterprises Inc. where he prepared market studies, a 3-year strategic plan, project proposals and was the contact for senior executives in pulp and paper industries and government authorities. From 1993 to 1994, he worked for gestion Lehoux et Tremblay inc. where he provided engineering for revamping power and pulp and paper plants, prepared studies on cogeneration plants and construction expertise. From 1991 to 1992 he worked for Arno Electric Ltd. where he developed a mechanical and piping division for industrial sectors, including aluminum, pulp and paper, hydraulic power, electrical substations and cogeneration. From 1989 to 1990, he worked for Dominion Bridge where he developed a mechanical and piping division for industrial sectors including aluminum, pulp and paper, hydraulic power, electrical substations, cogeneration, refinery and metallurgy. From 1974 to 1989, he worked for BG Checo International Ltd. where he lead business development for industrial projects such as petro-chemistry, pulp and paper, metallurgy and oil rigs. From 1963-1973 he provided construction management on industrial projects for SNC Inc. Mr. Mondou is a Member of "Ordre des Ingenieurs du Quebec." On November 15, 2004, Dermond was approximately $12,000 U.S. in arrears in the payment of Mr. Mondou's salary.

Jan Mracek has been Director of technology of Lac Dore since January 2003. Mr. Mracek is a Metallurgist with 22 years of experience in hydrometallurgy, in both research and plant operations. Mr. Mracek was responsible for technical research, design and commissioning of new technologies, including the development of an innovative vanadium recovery and refining process for McKenzie Bay. In operations, he focused on new technologies and improved plant performance. His responsibilities have included process selection, development and design; preparation of P&IDs and flow sheets; vendors evaluation; and selection of process equipment. Mr. Mracek has worked as a Metallurgist for SNC-Lavalin Engineers & Contractors Inc., Toronto, Ontario and Rustenburg Base Metals Refiners (Pty) Ltd., Rustenburg, South Africa; Plant Superintendent, Rhombus Vanadium (Pty) Ltd., Rustenburg, South Africa; Technical Development Manager, Hydrometallurgical Plant Bruntal, Bruntal, Czech Republic, and Researcher to Head of Metals Productions Department, Research Institute of Metals, Panenske Brezany, Czech Republic. Mr. Mracek has a PhD, Physical Metallurgy, Institute of Chemical Technology, Prague, Czech Republic, 1987 and MSc, Chemical Technology and Metallurgy, Institute of Chemical Technology, Prague, Czech Republic, 1980. On November 15, 2004, Lac Dore Mining Inc. was approximately $40,000 U.S. in arrears in the payment of Mr. Mracek's salary.


Jonathan C. Hintz has been a Senior Project Manager of WindStor Power Co. since August 2004. Mr. Hintz brings more than 15-years of general and project management, engineering and quality control expertise from highly technical environments to WindStor Power Co. From 2003, until joining WindStor Power Co., Mr. Hintz was Senior Systems Engineer with The Benman Companies. From 1999 until 2003, Mr. Hintz was a Vice Presidents of Technical Operations with Capricorn Diversified Systems and from 1993 until 1999 he was and Engineering Manager and Area Office Manager with Clover Technologies (a wholly owned company of Americteh).

Mr. Martino is an audit committee financial expert serving on the audit committee of our Board of Directors. Mr. Martino is "independent" as that term is used in Schedule 14A under the Securities Exchange Act of 1934.

There are no family relationships among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

None of the following events occurred during the past five years that is material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person:

      -	Any bankruptcy petition filed by or against any business of which such
	person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      -	Any conviction in a criminal proceeding or being subject to a pending
	criminal proceeding (excluding traffic violations and other minor offenses);

      -	Being subject to any order, judgment, or decree, not subsequently
	reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

      -	Being found by a court of competent jurisdiction (in a civil action),
	the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


      Executive Compensation

   Summary Compensation Table

The following table discloses all plan and non-plan compensation awarded to, earned by, or paid to the following for all services rendered in all capacities to us and our subsidiaries: (a) all individuals serving as our chief executive officer (CEO) or acting in a similar capacity during the fiscal year ended September 30, 2004, regardless of compensation level and (b) our four most highly compensated executive officers other than the CEO who were serving as executive officers at September 30, 2003 and whose total annual salary and bonus, as so determined, was in excess of $100,000; (c) up to two additional individuals for whom disclosure would have been provided pursuant to (b) of this paragraph but for the fact that the individual was not serving as an executive officer of us at September 30, 2003 and whose total annual salary and bonus, as so determined, was in excess of $100,000 (the "Named Executive Officers"):

                                                             Long Term
                                                           Compensation
                                                           ------------
                                               Annual         Awards
                                            Compensation
Name and Principal Position     Fiscal Year     Salary      Securities
                                                       Underlying Options/SARs
                                                      (shares of (common stock)
-------------------------------------------------------------------------------
Gary L. Westerholm,              2004          $121,000    100,000 shares
President and CEO                2003          $115,500    200,000 shares
                                 2002          $102,262    200,000 shares

-------------------------------------------------------------------------------
Gregory N. Bakeman,              2004          $115,500    100,000 shares
Treasurer and CFO                2003          $110,250    200,000 shares
                                 2002           $89,282     50,000 shares

The aggregate amount of any perquisites and other personal benefits, securities or property paid or given by us to any of the Named Executive Officers in any of the fiscal years was less than 10% of the total of annual salary of the respective Named Executive Officer.

During the fiscal year ended September 30, 2003, we did not adjust or amend the exercise price of stock options previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means.

Option Grants Table

The following table provides certain information concerning individual grants of stock options made during the fiscal year ended September 30, 2004 to each of the Named Executive Officers:

           Option Grants in Fiscal Year Ended September 30, 2004
----------------------------------------------------------------------------
                             Individual Grants
----------------------------------------------------------------------------
Name                   Number of       % of Total
                       Securities       Options
                       Underlying      Granted to
                        Options       Employees in  Exercise or
                   Granted (shares of    Fiscal      Base Price     Expiration
                     common stock)        Year          ($/Sh)          Date
------------------  --------------  ---------------  ----------    ------------
Gary L. Westerholm      100,000          30.77%        $1.88        9/30/2014

--------------------------------------------------------------------------------

Gregory N. Bakeman      100,000          30.77%        $1.88        9/30/2014

We have never granted any stock appreciation rights to the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table provides certain information concerning each exercise of stock options and during the fiscal year ended September 30, 2004 by each of the Named Executive Officers and the fiscal year-end value of unexercised options:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
--------------------------------------------------------------------------------------
Name              Shares   Value      Number of Shares of
                 Acquired Realized       Common Stock
                    on      ($)        Underlying Unexercised  Value of Unexercised
                 Exercise             Options at FY-End         In-the Money
                                       (shares of common stock)   Options
                                                                 at FY-End
                                  Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------------------------------------------------------------------------
Gary L. Westerholm  -0-     -0-     1,030,000/0             $204,000/0
--------------------------------------------------------------------------------------
Gregory N. Bakeman  -0-     -0-       555,000/0             $106,500/0


An option is considered "in the money" for purposes of the table if its exercise price was lower than $1.30, the market value of a share of our common stock on September 30, 2004.

   Long-Term Incentive Plans - Awards in Last Fiscal Year

We made no awards to a Named Executive Officer in the fiscal year ended September 30, 2004 under any Long-Term Incentive Plans other than as set forth in the Option Grants Table above.

   Compensation of Directors

At the beginning of each of our fiscal years, each of our directors receives a 10-year option for the purchase of 50,000 shares of our common stock, exercisable at the fair market value of the shares on the first trading day of October in each year. A director who has or will serve on the Board of Directors for less than an entire fiscal year will be granted an option to purchase a pro-rata number of shares. The options are fully vested upon grant.

We have no other arrangements pursuant to which any of our directors were compensated during the fiscal year ended September 30, 2004 or are expected to be compensated in the future for any service provided as a director.

In February 2004, we extended the termination date from March 14, 2004 to September 15, 2008 of options to purchase an aggregate of 300,000 shares of our common stock previously granted to Gary L. Westerholm, Gregory N. Bakeman, John
W. Sawarin and Rocco J. Martino. The options are exercisable at $1.00 per share.

In November 2004, we granted options to our directors for the purchase of shares of our common stock as follows:

NAME                         	NUMBER OF SHARES
                               UNDERLYING OPTIONS
--------------------           ------------------
Gregory N. Bakeman	            100,000
John DiMora	                     25,000
Doris F. Galvin                      39,167
Donald C. Harms	                     50,000
Rocco J. Martino	             60,000
Stephen D. McCormick	             50,000
John Popp	                     25,000
John W. Sawarin	                     75,000
Gary L. Westerholm                  100,000

The options are exercisable at $1.35 a share and expire on September 30, 2014.

  Employment Contracts and Termination of Employment and Change in Control Arrangements.


On March 21, 2003, we entered into an employment agreement with each of Messrs. Westerholm, Bakeman and Sawarin pursuant to which they will serve as executive officers and receive annual base compensation of $121,000, $115,500 and $93,500, respectively. We have agreed to review the compensation annually during the last month of each fiscal year and to grant increases in compensation which will be effective on the first day of the immediately following calendar year, based upon the respective employee's performance, scope of responsibility assumed, compensation paid to similar employees in similar companies and such other factors as may guide us in setting reasonable compensation. In September 2003, we did not review the compensation because of our financial condition. Unless sooner terminated as provided for in the agreements, the terms of employment continue until April 1, 2006, provided, however, that such terms shall automatically be extended for additional periods of twelve months each unless we give notice, not less than three months prior to the expiration of the term, including any extensions, of the termination of the employment effective as of the next succeeding anniversary date of the expiration of the term or any extension. Each employee has the right to participate in all senior executive benefit, bonus and/or stock option plans we maintain and are available to our senior executive officers generally. In the event of the termination of an employee's employment as a result of disability, we will pay him an amount equal to his base annual salary less any credit for sick pay or other benefits received by him deriving from any private medical insurance or other similar arrangements entered into by us. Each of the employees may voluntarily terminate his employment with us at any time on at least 30 days prior written notice to us and shall then be entitled to receive his base salary until the date his employment terminates and certain other benefits. If there should be (a) a sale of substantially all our assets; (b) a merger, amalgamation or consolidation of us to form a new entity; or (c) a change in control of us and as a result an employee's employment is terminated but the acquirer or the new entity, as the case may be, offers the employee employment on terms and conditions that are essentially the same or better than those provided under his respective employment agreement, if the employee refuses that offer, the employee will not be entitled to any compensation under his employment agreement. If, however, upon any of such three events the employee is not offered employment by the acquirer or new entity, then the employee shall be entitled to receive his annual salary for a period of three years from the termination and any accrued but unpaid vacation pay. All other benefits the employee may have under the senior executive benefit bonus and/or stock option plans and programs of the employer shall be determined in accordance with the terms and conditions of such plans and programs. If we breach any provision of an employee's employment agreement and such breach is not cured by us within 15 days after receipt of written notice of the breach, the employee shall be entitled to receive his base salary for a period of three years and all other rights and benefits the employee may have under our senior executive benefit, bonus and/or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs. We are in breach of each of the employment agreements because we have not paid the required salaries. On November 15, 2004, we were in arrears in salary payments under the employment agreements in the amounts of approximately $50,000, $31,000 and $49,000, respectively. We have not received written notice of the breaches from any of our executive officers.

   Equity Securities Authorized for Issuance With Respect to Compensation Plans

The following table provides certain information as of September 30, 2004 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:



Plan Category           Number of shares     Weighted average   Number of shares
                        of common stock      exercise price     of common stock
                        to be issued upon    of outstanding     remaining available
                        exercise of          options, warrants  for future issuance
                        outstanding options, and rights         other than securities
                        warrants and rights                     to be issued upon
                                                                exercise of the
                                                                outstanding options,
                                                                warrants and rights
                                                                disclosed elsewhere
                                                                in this table. (1)
---------------------  --------------------   ---------------  --------------------
Equity compensation
plans approved by	 3,420,417                $1.13              4,079,583
security holders

Equity compensation
plans not approved	   700,000                $1.00                    -0-
by security
holders (2)(3)


(1) We have three stockholder-approved equity compensation plans, each of which provides for a maximum of 2,500,000 shares of common stock which may be issued upon exercise of options that have and may be granted under adjustment as described in the plans.

(2) Prior the adoption of the shareholder approved equity compensation plans, we granted options to various individuals who provided services to us (including services as employees and/or directors) as partial payment for those services.

(3) The figures in this row include options for the purchase of an aggregate of 150,000 shares of common stock granted to our directors. These options were not considered granted under the stockholder-approved 2001 Directors Non- Qualified Stock Option Plan because the vesting schedules for these options varied from the terms of the plan.

Other than as set forth above, we do not have any compensation plan under which equity securities are authorized for issuance that was adopted without the approval of our security holders.

                   THE STANDBY EQUITY DISTRIBUTION AGREEMENT

   Summary

In April 2004 we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners under which, subject to the conditions described below, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $15 million. For each share stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 99% of, or a 1% discount from, the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the respective dates we give notice to Cornell Capital Partners of our intention to sell shares under the Standby Equity Distribution Agreement. Because we have also agreed to allow Cornell Capital Partners to retain 5% of the proceeds from our sale of shares to Cornell Capital Partners, the net cash price to be paid by Cornell Capital Partners to us will be 94% of the computed lowest volume weighted average price with respect to each purchase. We have also agreed to issue to Cornell Capital Partners shares of our common stock having a market value, similarly determined, of $540,000 which we will satisfy by the issuance of 239,968 shares, 119,984 of which were issued to Cornell Capital Partners on April 6, 2004. The issuance of the shares effectively reduces the per share price we receive from Cornell Capital Partners.

We were introduced to Cornell Capital Partners by Spencer Clarke LLC. We entered into a Placement Agent Agreement with Spencer Clarke under which Spencer Clarke agreed to review the terms of the Standby Equity Distribution Agreement and advise us with respect to the terms. Spencer Clarke's fee for these services was $10,000 which we satisfied by the issuance to Spencer Clarke of 4,444 shares of our common stock. We have also agreed to pay Spencer Clarke for introducing us to Cornell Capital Partners an amount equal to 10% of the gross proceeds of each purchase of our shares by Cornell Capital Partners under the Standby Equity Distribution Agreement of which $25,000 has been paid and the balance will be paid at the time or times that Cornell Capital Partners purchases shares from us. We will also issue to Spencer Clarke warrants to purchase shares of our common stock in an amount equal to 10% of the number of shares sold to Cornell Capital Partners. The warrants are exercisable for a period of seven years. Although the exercise price of the warrants has not yet been determined, it will not be less than the weighted average price computed as described above. After giving effect to the 10% fee payable to Spencer Clarke, the net cash price we will retain on purchases by Cornell Capital Partners, without regard to the additional issuances of shares to Cornell Capital Partners and Spencer Clarke, will be 84% of the computed lowest volume weighted average price with respect to each purchase. As set forth below, based upon the number of shares actually purchased by Cornell Capital Partners, under the described assumptions the effective discount from such computed price could be as high as 18.48%. If fewer shares are purchased, the effective discount could be substantially higher. For example, although highly unlikely, if we sell only 1 million shares to Cornell Capital Partners, the effective discount would be approximately 32%.

Cornell Capital Partners is not obligated to purchase any of our shares unless our shares shall have been authorized for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the shares.


We have agreed with both Cornell Capital Partners and Spencer Clarke to register with the SEC all of the shares that they may acquire under the Standby Equity Distribution Agreement and warrants, respectively and to maintain the registration statement's effectiveness until Cornell has sold all of its shares included in the registration statement. We have also agreed to register the shares in various states to the extent that exemptions from registration are available. We further agreed to bear the entire cost of and incident to such registration which we have estimated to be approximately $125,500. The expenses we will pay do not include commissions, fees and discounts of underwriters, brokers, dealers and agents. We have further agreed to indemnify Cornell Capital Partners and Spencer Clarke and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.


Unless we give Cornell Capital Partners 15 day's notice, we may not issue any common or preferred stock for less than the bid price on the date of issuance or issue or sell any security or instrument granting the holder the right to acquire our common stock at a price per share less than the bid price on the date of issuance.

Each of our executive officers and directors has agreed with Cornell Capital Partners that until the termination of the Standby Equity Distribution Agreement, he or she will not, without the prior written consent of Cornell Capital Partners, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any of our securities except pursuant to Rule 144.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners has advised us that it does not intend to make a market in our shares or to otherwise engage in stabilizing or other transactions intended to help support our share price. Prospective investors should take these factors into consideration before purchasing our common stock. Cornell Capital Partner's business operations are conducted through its general partner, Yorkville Advisors, LLC.

   Certain Terms of the Standby Equity Distribution Agreement Explained

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of our common stock to Cornell Capital Partners. The periodic sale of shares is referred to as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners is required to pay the advance amount. In addition to written notice and associated correspondence, each advance is subject to the certain conditions which must be satisfied after the date of this prospectus. Although we expect that each of the conditions will be satisfied, we cannot assure you of that. The conditions are set forth in the Standby Equity Distribution Agreement which is an exhibit to our registration statement filed with the SEC of which this prospectus is a part.

We are limited in our ability to request advances under the Standby Equity Distribution Agreement by both the number of shares we have registered in our registration statement and the number of shares we have authorized. For example, at an assumed offering price of $2.00 per share, the gross proceeds would amount to $15,000,000 under the Standby Equity Distribution through the sale of 7,500,000 shares of the 20,500,000 shares we have registered for sale. However, if the actual weighted average price at which we sell shares under the Standby Equity Distribution Agreement is less than $0.73, we would have to register additional shares to receive all the funds which would be available to us under the Standby Equity Distribution Agreement. On the date of this prospectus, we had 75 million shares authorized for issuance under our Certificate of Incorporation, of which 43,986,202 were either outstanding or reserved for issuance upon exercise or conversion of outstanding derivative securities or compensation plans.

We may not request any advance from Cornell Capital Partners after the earliest to occur of the following:

      -	Cornell Capital Partners has paid us gross proceeds of $15 million;

      -	The expiration of 24 months from the effective date of our registration
	statement;

      -	A stop order is issued or there is a suspension in the effectiveness of
	our registration statement for an aggregate of fifty trading days, other than due to the acts of Cornell Capital Partners; or

      -	We fail materially to comply with certain provisions of the Standby
	Equity Distribution Agreement and our failure is not cured within thirty days after receipt of written notice from Cornell Capital Partners, provided, however, that this termination provision does not apply to any period commencing upon our filing of a post-effective amendment to our registration statement and ending upon the date on which the post effective amendment is declared effective by the SEC.


In addition, Cornell Capital Partners is not obligated to purchase our shares unless the following additional conditions are satisfied:

      -	We must have deposited the shares of common stock being sold with
	Cornell's counsel under an Escrow Agreement;

      -	We must file a registration statement with the SEC in order to register
	the shares under the Securities Act of 1933 and the registration statement must have been declared effective by the SEC;

      -	We must obtain any permits required for the offer and sale of the shares
	from any state where securities will be sold or have available an exemption therefrom and the sale and issuance of the shares shall be legally permitted by all laws and regulations to which we are subject;

      -	We must have filed in a timely manner all reports, notices and other
	documents we are required to file under the Securities Exchange Act of 1934; and

     - 	Our transfer agent must meet certain eligibility requirements.

Although there is no time limit in which we must satisfy the conditions, there can be no assurance that we will be able to satisfy each of them.


The amount of any advance may not exceed $625,000 and we may not request an advance within seven trading days of a prior advance. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our then outstanding common stock. Other than described above, the amount available under the Standby Equity Distribution Agreement is not dependent upon the price or volume of our common stock.

We do not have any agreements with Cornell Capital Partners regarding the distribution of the shares it purchases from us. Cornell Capital Partners has advised us that it intends to promptly sell any shares it purchases from us under the Standby Equity Distribution Agreement.

We cannot predict the actual number of shares that we will require Cornell Capital Partners to purchase under the Standby Equity Distribution Agreement primarily because the purchase price of the shares will fluctuate based on prevailing market conditions. Nonetheless, we can estimate the number of shares using certain assumptions. Assuming we issued the number of shares registered in our registration statement at a recent price of $2.00 per share, we would issue 7,500,000 shares of common stock to Cornell Capital Partners for gross proceeds of $15,000,000. If these shares had been issued on the date of this prospectus, they would represent approximately 22.3 % of our outstanding common stock. In addition, we cannot predict the number of shares, if any, that Spencer Clarke may purchase from us upon exercise of warrants.

There is no cap on the number of shares that can be issued under the Standby Equity Distribution Agreement. Based upon our current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15 million amount. Accordingly, our estimate of the number of shares that we will issue pursuant to the equity line is 10 million shares If our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15 million assuming that we will then be in a position to satisfy all of the relevant conditions.

Cornell Capital Partners is not obligated to purchase any of our shares unless our shares shall have been authorized for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the shares.

There is a large number of shares of common stock underlying the Standby Equity Distribution Agreement that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders. The resale of such shares can be expected to depress the market price of our shares.

There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. If the market price of our stock declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement and warrants for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at various assumed prices per share.


Assumed Purchase Price:$      2.00  $      1.50  $      1.00   $     0.50
Number of Shares (2)     7,500,000   10,000,000   15,000,000   30,000,000(1)
Total Outstanding (3)   33,908,255   36,408,255   41,408,255   56,408,255
Percent Outstanding (4)       22.1%       27.5%        36.2%        53.2%
Net cash proceeds      $12,600,000  $12,600,000  $12,600,000  $12,600,000


(1) In order for us to sell more than an aggregate of 22,239,968 shares pursuant to the Standby Equity Distribution Agreement and exercise of the warrants which may be issued to Spencer Clarke, we will be required to register the additional shares with the SEC.

(2) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the assumed prices set forth in the table, assuming sufficient authorized shares are then available.

(3) Represents the total number of shares outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement if the shares had been issued on the date of this prospectus. Does not include any shares which may be acquired by Spencer Clarke or others upon exercise of the warrants or conversion of promissory notes.

(4) Represents the shares of common stock to be issued to Cornell Capital Partners as a percentage of the total number of shares outstanding based upon the assumptions described in Note (2) above. Cornell Capital Partners is not obligated to purchase any shares from us to the extent that its holdings would exceed 9.9% of our then outstanding common stock.

The following table sets forth the effective price per share we will receive from purchases made by Cornell Capital Partners under the Standby Equity Distribution Agreement at various assumed prices per share.

Market Price (1) 	$2.00	    $1.50	 $1.00	     $0.50

Number of Shares (2)	7,575,758   10,101,010 	 15,151,515   30,303,030

Net cash to be
received from
Cornell Capital       $14,250,000  $14,250,000	$14,250,000  $14,250,000
Partners (3)

Placement Agent fee(4) $1,500,000   $1,500,000	 $1,500,000   $1,500,000

Net cash to be
received from
Cornell Capital
Partners after        $12,750,000  $12,750,000	$12,750,000  $12,750,000
deduction of
Placement Agent
Fee

Net cash to be
received from
Cornell Capital
Partners after            84%	        84%	    84%	         84%
deduction of
Placement Agent
Fee as a percentage
of Market Price

Net cash to be
received from Cornell $12,750,000  $12,750,000	$12,750,000  $12,750,000
Capital Partners
after deduction of
Placement Agent
Fee and giving
effect to issuance of
additional shares (5)

Net cash to be
received from Cornell
Capital Partners after
deduction of Placement  81.52%	      82.16%	   82.81%	83.48%
Agent Fee and giving
effect to issuance
of additional shares
as a percentage of
Market Price (5)

Effective discount
from Market Price
after deduction of
Placement Agent Fee      $.37	        $.27	     $.17	  $.08
and giving effect
to issuance of
additional shares (5)

Effective discount
from Market Price
after deduction of
Placement Agent Fee    18.48%	       17.84%	    17.19%	 16.52%
and giving effect
to issuance of
additional shares
as a percentage of
Market Price (5)

(1) The term "Market Price" as used in the table refers to the lowest volume weighted average price of our common stock as quoted by Bloomberg, LP during the five consecutive trading day period immediately following the date we give notice of our intention to sell shares.

(2) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the assumed prices set forth in the table, assuming sufficient authorized shares are then available. Cornell Capital Partners is not obligated to purchase any shares from us to the extent that its holdings would exceed 9.9% of our then outstanding common stock.

(3)  Represents 94% of the Market Price.

(4)  Represents 10% of gross proceeds.

(5) The additional shares refer to the issuance of 239,968 shares and 4,444 shares described above.

The table does not give effect to the warrants that may be issued to Spencer Clarke.

Reference is made to the "Use of Proceeds" section of this prospectus. We expect to require Cornell Capital Partners to make advances to the full extent provided in the Standby Equity Distribution Agreement.

Pursuant to the Standby Equity Distribution Agreement, each of our officers and directors and SOQUEM has agreed with Cornell Capital Partners that until the termination of that Agreement, he, she or it will not without Cornell Capital Partner's consent, sell, encumber or otherwise dispose of any securities issued by us except pursuant to Rule 144 under the Securities Act of 1933.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 15, 2004 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities, and as to our common stock beneficially owned by our directors and officers and directors as a group:

Name and                        Shares of Common Stock        Approximate
Address of Beneficial Owner    Beneficially Owned (1)(2)    Percent of Class
---------------------------   -------------------------     ----------------

Gary L. Westerholm
3362 Moraine Drive
Brighton, Michigan 48114        5,379,700 (3)                      19.5%

John W. Sawarin
143 Windsor Ave.
London, ONT  Canada  N6C 2A1    2,469,600 (4)                       9.0 %

Stephen D. and
Karen A. McCormick
PO Box 1254
Bismarck, ND  58502             9,770,048 (5)                      29.9 %

SOQUEM, INC.
1000, route de l'Eglise,
bureau 500
Sainte-Foy Quebec Canada
G1V 3V9                         1,520,123                           5.8 %

Gregory N. Bakeman
975 Spaulding Avenue SE
Grand Rapids, Michigan 49546      668,700 (6)                       2.5 %

Rocco J. Martino
1468 Gary Wood Drive
Bass Ridge, Illinois 60527        894,698 (7)                       3.3 %

Donald C. Harms
37899 Twelve Mile Road
Farmington Hills, Michigan 48331  198,918 (8)                        (9)

Doris F. Galvin
19495 Sibley Road
Chelsea, MI 48118                  71,167 (10)                       (9)

John A. Popp
PO Box 2917
Midland, MI  48640              1,285,930 (11)                       4.9 %

John DiMora (11)
17640 White Pine Court
Northville, MI 48167              549,468 (12)                       2.1 %

Officers and directors
 as a group (9 persons)        21,288,229 (13)                      57.7 %

(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised or converted.

(3) Includes (a) 200,000 shares owned by Mr. Westerholm's spouse, (b) 87,500 shares owned by Mr. Westerholm's son who resides in his household, (c) 3,957,700 shares held by the Westerholm Family Living Trust as to which Mr. Westerholm and his spouse are co-trustees and (d) 1,130,000 shares that can be acquired by Mr. Westerholm upon exercise of options and warrants.

(4) Includes (a) 754,600 shares owned by Mr. Sawarin's spouse, (b) 855,000 shares that can be acquired by Mr. Sawarin upon exercise of options, and
     (c) 60,000 shares that can be acquired by Mr. Sawarin's spouse upon exercise of options.

(5) Includes (a) 2,535,018 shares owned jointly by Mr. McCormick and his spouse, (b) 938,063 shares owned by a company of which Mr. McCormick is an affiliate and (c) 6,216,667 shares that can be acquired by Mr. McCormick upon exercise of options.

(6) Includes (a) 13,700 shares owned by Mr. Bakeman's spouse, (b) 700 shares owned by Mr. Bakeman's minor children, and (c) 655,000 shares that can be acquired by Mr. Bakeman upon exercise of options.

(7) Represents (a) 560,055 shares owned by Martino Investment Partners, L.P., general partners of which are Mr. Martino and his spouse, (b) 230,000 shares that can be acquired upon exercise of options and (c) 104,643 shares that can be acquired upon exercise of warrants.

(8) Represents (a) 55,168 shares owned by Harms Family Living Trust, the sole beneficiaries and co-trustees of which are Mr. Harms and his spouse and (b) 93,970 shares that can be acquired upon exercise of options.

(9)  Less than 1%.

(10) Includes 39,167 shares that can be acquired upon exercise of options.

(11) Represents (a) an aggregate of 405,440 shares held by Mr. Popp and his Individual Retirement Accounts, (b) 19,990 shares owned by Mr. Popp's spouse, (c) 328,900 shares owned by MAP Mechanical Contractors, Inc. of which Mr. Popp is an affiliate, (d) 206,700 shares owned by MAP Mechanical Contractors, Inc. Profit Sharing Plan, (e) 299,900 shares owned by MAP Mechanical Contractors, Inc. Pension Plan and (f) 25,000 shares that can be acquired upon exercise of options.

(12) Represents (a) 7,000 shares held by Mr. DiMora, (b) 75,000 shares held jointly by Mr. DiMora and his spouse, (c) 292,735 shares held by DiMora and Associates Inc. of which company Mr. DiMora is an affiliate, (d) 33,333 shares of common stock which may be acquired upon conversion of a promissory note, (e) 37,500 shares which may be acquired upon exercise of warrants and (f) 103,900 shares that can be acquired upon exercise of options.

(13) See notes above.

        MARKET FOR COMMON EQUITY AND CERTAIN RELATED STOCKHOLDER MATTERS

Our common stock is principally traded in the over-the-counter market. The trading market is limited and sporadic and should not be considered to constitute an established trading market. The following table sets forth the range of high and low bid prices for the common stock for the fiscal quarters indicated. The common stock is listed in the "Pink Sheets." The following quotations were obtained from BarChart.com.

All quotes reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                   2003                2002
Quarter Ended    Low     High      Low       High
--------------  ----     ----      ----      ----

March 31        0.93     1.70      1.05      2.45
June 30         0.71     1.10      2.00      3.30
September 30    0.75     2.25      1.20      2.43

December 31  $  0.57     1.65    $ 1.10    $ 1.85

        Quarter Ended              Low       High
        --------------             ----      ----
        March 31, 2004             $2.00     $3.40
        June 30, 2004              $1.15     $2.45


On November 15, 2004 our common stock was held of record by approximately 325 holders.


We have never paid dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings for the operation and expansion of our business. Other than financial ability, we have no legal, contractual or corporate constraints against the payment of dividends. Commitments we may make in the future may, however, contractually limit or prohibit the payment of dividends.

                          DESCRIPTION OF COMMON STOCK

Our authorized capital consists of 75,000,000 shares of common stock, par value $.001 per share. All of the authorized common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of the shares are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders. Holders of the shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available for that purpose. No shares have been issued subject to call or assessment. There are no preemptive or conversion rights and no provisions for redemption or, other than as set forth above, purchase for cancellation, surrender, or sinking or purchase funds, nor any cumulative voting rights. Our Board of Directors may from time to time declare and authorize payment of dividends, as it deems advisable. The outstanding shares are fully-paid and non-assessable.

Our authorized but unissued shares of common stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We may become subject to provisions of the Delaware General Corporation Law which, in general, prohibits certain Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. The provisions could have the effect of delaying, deferring or preventing a change in control of us.

                              CERTAIN TRANSACTIONS

Other than as set forth under this caption and under the caption "Management," during the last two years there have been no transactions, or are there any proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest and the amount involved in the transaction or a series of similar transactions does not exceed $60,000

     -	Any of our directors or executive officers;

     -	Any nominee for election as a director;



     -	Any security holder named in this prospectus as beneficially owning more than 5% of our outstanding common stock; and

     -	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the above persons.

We previously granted SOQUEM an option to purchase a 20% undivided interest in the Lac Dore project if SOQUEM. On April 17, 2003, SOQUEM relinquished any rights it had relating to the deposits in exchange for 250,000 shares of our common stock.

We have retained the law firm of Larson, Harms & Bibeau, P.C. to perform certain legal services for us and expect to continue to do so in the future. Since May 1, 2002, we have incurred legal fees and expenses with such firm of approximately $250,000. Donald C. Harms, one of our directors, is a principal of Larson, Harms & Bibeau, P.C. On May 15, 2003, we issued 20,000 shares of our common stock in consideration of the forgiveness of $17,100 we owed to Larson, Harms & Bibeau, P.C. At the direction of Larson, Harms & Bibeau, P.C., 10,000 of the shares were issued to a trust the sole beneficiaries and co-trustees of which are Mr. Harms and his spouse. At the time of the issuance, the market value of our common stock was $.95 per share.

On April 29, 2004, companies which are affiliates of John Popp exercised previously issued options for the purchase of 158,100 shares of our common stock at $2.00 per share.

                        SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and we cannot assure you that a significant public market for our common stock will develop or be sustained after this offering. Future sales of significant amounts of our common stock, including shares of our outstanding common stock and shares of our common stock issued upon exercise of outstanding options and warrants, in the public market after this offering could adversely affect the prevailing market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

All of the shares sold in this offering by the selling stockholders will be freely tradable without restriction under the Securities Act of 1933, unless acquired by an affiliate of us, as that term is defined in Rule 144 under that Act.


On November 15, 2004, we had outstanding 26,408,255 shares of common stock, which includes 119,984 shares issued to Cornell Capital Partners. Of the 14,792,653 shares held by persons who are not our affiliates on that date, approximately 11,931,240 shares were freely tradable without restriction or further registration under the Securities Act of 1933. In addition, approximately 2,184,498 additional shares were then eligible to be sold in accordance with Rule 144 under that Act and approximately at least 640,000 more shares will be eligible to be sold within the ensuing twelve month period.

In general, Rule 144 allows a stockholder (or stockholders where shares are aggregated) who has owned shares which have been acquired from us or an affiliate of us at least one year prior to resale and who files a requisite notice with the SEC to sell within any three month period a number of those shares that does not exceed the greater of:

     -	1% of the number of shares of common stock then outstanding; or

     -	the average weekly trading volume of the common stock on a national
	securities exchange and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice with respect to such sale.

Sales under Rule 144, however, generally are subject to specific manner of sale provisions, notice requirements, and the availability of current public information about our company. If, however, a stockholder (or stockholders where shares are aggregated) has owned shares which have been acquired from us or an affiliate of us at least two years prior to resale and who is not then and has not been an affiliate of us at any time during the immediately preceding three months, the stockholder(s) may sell the shares without complying with the manner of sale provisions, notice requirements, public information requirements, or volume limitations of Rule 144.

We intend to file a registration statement with the SEC for shares of our common stock issued or reserved for issuance under our present or future compensatory plans. Any shares registered under that registration statement will be available for sale in the open market.

                            THE SELLING STOCKHOLDERS

The following table sets forth information as of November 15, 2004 with respect to our common stock held by each selling stockholder:


Name of Selling Stockholder    Number     Number of     Number    Percentage of
                             of Shares     Shares      of Shares   Outstanding
                               Owned    Being Offered  of to be    Shares to be
                              Before                    Owned      Owned After
                                The                   After the    the Offering
                              Offering                Offering    (assuming the
                                                                   sale of all
                                                                  shares being
                                                                   offered by
                                                                   the selling
                                                                   stockholders)
--------------------------  ---------- ----------   ------------  --------------
Cornell Capital Partners, LP   239,968 20,239,968 (1)    -0-            -0-

Spencer Clarke LLC               4,444  2,004,444 (2)    -0-            -0-

Joseph Trauth Jr.                 -0-      70,833 (3)    -0-            -0-

Ropaco Realty
General Partnership             30,000    141,667 (3)  30,000         < 1%

John & Karen DiMora            478,635(4)  70,833 (3) 478,635         < 2.1%
Jim DiMora                      33,000     70,833 (3)  33,000         < 1%

Henry & Nancy
Arnebold Family Trust             -0-      70,833 (3)    -0-           -0-

Milton H Dresner
Revocable Living Trust            -0-     283,333 (3)    -0-           -0-

Thomas L. Griffin                 -0-     141,667 (3)    -0-           -0-

Jan Fredriksson                20,000      70,833 (3)  20,000          <1%

J.W. Mason & Millicent Mason      -0-      70,833 (3)    -0-           -0-

Phil Palmedo                      -0-     141,667 (3)    -0-           -0-

Joseph Fung                       -0-     141,667 (3)    -0-           -0-

Edward Wex                        -0-      70,833 (3)    -0-           -0-

Roland Heitmann & Julie Nucci     -0-      70,833 (3)    -0-           -0-

Societe d'aide au
developpement des
collectivites                     -0-     200,500 (3)    -0-           -0-

Larry Swift                       -0-      70,833 (3)    -0-           -0-

Robert Neff                    11,000     141,667 (3)  11,000         < 1%

James Barrons                     -0-     141,667 (3)    -0-           -0-

Andre Dawson                      -0-     141,667 (3)    -0-           -0-

Timothy Kaehr                     -0-     141,667 (3)    -0-           -0-

Feather & Gay Family Trust        -0-     425,000 (3)    -0-           -0-

John & Kyoko Robinson           4,000      70,833 (3)   4,000         < 1%

Barton Katz                       -0-     141,667 (3)    -0-           -0-

William Klingenstein              -0-     141,667 (3)    -0-           -0-

The Stephen Lindsay Group         -0-      65,000        -0-           -0-

(1) Represents the maximum number of shares which we have registered under the Securities Act of 1933 which may be acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement.

(2) Includes the maximum number of shares which may be acquired by Spencer Clarke upon exercise of the warrants which may be issued in connection with the Standby Equity Distribution Agreement.

(3) Represents the maximum number of shares which may be acquired upon conversion of promissory notes and upon exercise of warrants.

(4) Represents (a) 85,900 shares held by John DiMora, (b) 112,500 shares held jointly by Mr. DiMora and Karen DiMora, his spouse, (c) 292,735 shares held by DiMora and Associates Inc. of which company Mr. DiMora is an affiliate,
     (d) 33,333 shares of common stock which may be acquired upon conversion of a promissory note, (e) 37,500 shares which may be acquired upon exercise of warrants and (f) 25,000 shares that can be acquired upon exercise of options

We have been advised that the respective persons identified below have voting and investment control of the following entities:

ENTITY	                                NAME OF PERSON
-----------------------------       ---------------------
Cornell Capital Partners, LP	        Mark Angelo

Spencer Clarke LLC	                Reid H. Drescher

Ropaco Realty General Partnership       Nathan Robfogel

Henry & Nancy Arnebold Family Trust     Henry Arnebold

Milton H Dresner Revocable Living Trust	Milton Dresner

Societe d'aide au developpement
des collectivites	                Marcel Perreault, president and
                                        Denis Jodouin, general manager

Feather & Gay Family Trust	        Art Feather

The Stephen Lindsay Group	        Stephen B. Lindsay


On August 13, 2004 we borrowed $500,000 from 13 of the selling stockholders and issued our 12% promissory notes in that aggregate amount. The promissory notes are convertible into shares of our common stock at $.75 per share and are payable on November 14, 2004 if not sooner converted. We also issued warrants to those selling stockholders for the purchase of an aggregate of 750,000 shares of our common stock on or before August 13, 2006 at $1.07 per share. The selling stockholders' rights of conversion of the promissory notes commences on the effective date of the registration statement of which this prospectus is a part and expires ninety days thereafter. On September 7, 2004, we borrowed $593,750 from 13 of the selling stockholders. The terms of the loans and the issuance of warrants in connection with the latter loans are substantially the same as those of the loans of August 13, 2004 except that (a) the conversion price of the promissory notes is approximately $.795 per share and (b) the selling stockholders received warrants for the purchase of aggregate of 873,300 shares of our common stock on or before September 7, 2006 at $1.42 per share. Other than Cornell Capital Partners, Spencer Clarke and The Stephen Lindsay Group, all of the selling stockholders participated in the loans to us. Spencer Clarke acted as our placement agent in connection with loans for we paid a commission to Spencer Clarke of $109,375.

We intend to issue 65,000 shares of our common stock to The Stephen Lindsay Group in satisfaction of an indebtedness in the amount of approximately $83,200.

John DiMora is a member of our Board of Directors.

Except for the relationships and transactions described under the captions "The Selling Stockholders" and "Standby Equity Distribution Agreement," none of the selling stockholders has had any position, office or other material relationship with us or any of our affiliates or any of our predecessors within the past three years.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock which may be effected by them or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (a) on the over-the-counter market or in any other market on which the price of our shares is quoted or (b) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares is quoted. Until such time, if any, that our shares are listed on the over-the-counter bulletin board, the offering price will be $1.50 per share. Subsequent to that time, if at all, such transactions may be effected at or about prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. We have advised the selling stockholders to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We have advised the selling stockholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1933 will apply to purchases and sales of shares of our common stock by them and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the selling stockholders are distributing shares which are the subject of this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We have also advised the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the registration statement of which this prospectus is a part must be filed by us with the SEC.

We have agreed to indemnify Spencer Clarke and each of its officers, directors, shareholders, employees or representatives and each person controlling, controlled by or under common control with it from and against certain liabilities to which Spencer Clarke or such other indemnified persons may become subject under any federal or state securities law or regulation or otherwise arising out the offer and sale of our common stock. We have similarly agreed to indemnify Cornell Capital Partners.

                                INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Delaware General Corporation Law. That law generally permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (which we may pay in advance of a final disposition), including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful approval if the officer or director is adjudged to be liable to us. The indemnification provisions of the Delaware General Corporation Law are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                               LEGALITY OF SHARES

The legality of the shares of common stock offered by this prospectus has been passed upon for us by Larson, Harms & Bibeau, P.C. to the extent set forth in that firm's opinion filed as an exhibit to the registration statement of which this prospectus is a part.

                             CHANGES IN ACCOUNTANTS

On February 17, 2003 the Board of Directors approved the resignation of KPMG LLP as the Company's independent registered chartered accountants. The report of KPMG LLP on the Company's financial statements as of and for the fiscal year ended September 30, 2002 contained a going concern opinion but did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and KPMG LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for the fiscal year ended September 30, 2002.

We dismissed Deloitte & Touche LLP, Rouyn-Noranda, Canada office, as our auditors effective August 16, 2004. Deloitte & Touche LLP were our independent registered chartered accountants through the date of their dismissal.

During our association with Deloitte & Touche LLP, as our independent registered chartered accountants until Deloitte & Touche LLP dismissal, there were no disagreements with Deloitte & Touche LLP within the meaning of Item 304 of Regulation S-B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Deloitte & Touche LLP's satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreements in connection with its report.

Deloitte & Touche LLP audited our financial statements for the fiscal year ended September 30, 2003. Deloitte & Touche LLP's report for this period did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except that the report indicated that we had suffered recurring losses and had a deficiency in assets that raise substantial doubt about our ability to continue as a going concern. During our association with Deloitte & Touche LLP as independent registered chartered accountants until Deloitte & Touche LLP's dismissal, there were no reportable events within the meaning of Item 304(a)(1)(iv)(B) of Regulation S-B.

On August 16, 2004 we engaged BDO Seidman, LLP as our principal independent accountants for the fiscal year ended September 30, 2004. The decision to engage BDO Seidman LLP was approved by the Audit Committee of our Board of Directors.

                               LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding that primarily involves a claim for damages and the amount involved in such proceeding, exclusive of interest and costs, exceeds 10% of our current assets nor is any of our property the subject of such a pending legal proceeding. We are not aware of any such proceeding that a governmental authority is contemplating.

                                    EXPERTS

The consolidated financial statements for the year ended September 30, 2003 and for the period from August 23, 1996 (date of inception) to September 30, 2003 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered chartered accounting firm as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring our ability to continue as a going concern) and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements for the year ended September 30, 2002 and for the period from August 23, 1996 (date of inception) to September 30, 2002 included in this prospectus have been audited by KPMG LLP, an independent registered chartered accounting firm as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring our ability to continue as a going concern) and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB 2 and an amendment thereto with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits for complete information. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1 800 SEC 0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and file periodic reports, proxy soliciting material and other information with the SEC.

We intend to furnish our stockholders with annual reports containing audited financial statements.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                           (as at September 30, 2003)

                                                                          PAGE

Reports of Independent Registered Chartered Accountants....................F-1
Consolidated Balance Sheets................................................F-2
Consolidated Statement Of Changes In Stockholders' Equity (Deficit)........F-3
Consolidated Statement Of Loss.............................................F-4
Consolidated Statement Of Cash Flows.......................................F-5
Notes to Consolidated Financial Statements.................................F-6


                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
        (A Development Stage Company) (as at June 30, 2004) (unaudited)

Condensed Consolidated Balance Sheets......................................F-24
Consolidated Statements Of Loss............................................F-25
Consolidated Statements Of Cash Flows......................................F-26
Notes To Condensed Consolidated Financial Statements.......................F-27
===============================================================================

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


To the Board of Directors and Stockholders of McKenzie Bay International Ltd. and Subsidiaries

We have audited the accompanying consolidated balance sheet of McKenzie Bay International Ltd. and subsidiaries (the "Company"), a development-stage company, as at September 30, 2003 and the consolidated statements of changes in stockholders' equity (deficit), loss and cash flows for the year then ended, and for the period from August 23, 1996 (date of inception) to September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the period from inception on August 23, 1996 to September 30, 2002 were audited by other auditors, whose reports expressed unqualified opinions on those statements and included an explanatory paragraph regarding matters that raised substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company as of September 30, 2002 and for the year then ended, were audited by other auditors who expressed an unqualified opinion on those statements and included explanatory paragraphs in their report dated November 30, 2002, regarding matters that raised doubt about the Company's ability to continue as a going concern and regarding their audit of adjustments to restate the 2001 financial statements. The other auditors' reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the reports of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2003, and the results of its operations and cash flows for the year then ended, and for the period from August 23, 1996 (date of inception) to September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in a vanadium/titanium deposit with the development of wind turbine technology and a diamond mine. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has a deficiency in assets that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Deloitte & Touche LLP
--------------------------
    Deloitte & Touche LLP

Rouyn-Noranda, Canada
December 23, 2003
(April 6, 2004 as to note 17)

INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of McKenzie Bay International Ltd.

We have audited the consolidated balance sheet of McKenzie Bay International Ltd. and its subsidiaries, a development-stage company, as at September 30, 2002 and the consolidated statements of changes in stockholders' equity (deficit), loss and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company as of September 30, 2001 and for the period from inception on August 23, 1996 to September 30, 2001, were audited by other auditors whose report dated January 31, 2002, expressed an unqualified opinion on those statements.

We also audited the adjustments that were applied to restate the 2001 financial statements. In our opinion, such adjustments are appropriate and have been properly applied. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as at September 30, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company and its subsidiaries will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company and its subsidiaries have suffered recurring losses from operations and have a deficiency in assets that raise substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP
--------------------------
KPMG LLP
Chartered Accountants

Montreal, Canada
November 30, 2002

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 2003 and 2002
                         (Amounts stated in US dollars)

                              ASSETS

                                                   2003              2002
                                              -----------        -----------
Current:
    Cash and cash equivalents                 $   49,208         $    45,325
    Marketable securities                              -              83,501
    Accounts receivable                          262,979             186,961
    Inventories                                        -              19,562
    Prepaid expenses and deposits                145,441             172,057
                                              -----------        -----------
Total current assets                             457,628             507,406
Reclamation cash bond (note 3)                   338,685             338,685
Property and equipment (note 4)                   76,263              84,577
Goodwill (note 2)                                      -             146,972
                                              -----------        -----------
Total assets                                     872,576           1,077,640
                                              ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current:
    Bank indebtedness (note 10)               $   83,463         $    47,441
    Accounts payable and accrued liabilities   2,162,934             583,378
    Current portion of long-term debt (note 5)    32,945              36,156
                                              -----------        -----------
Total current liabilities                      2,279,342             666,975

Long-term and other liabilities:
Long-term debt (note 5)                        1,074,651             888,304
Redeemable capital stock (note 6)                252,175                   -
Reclamation and closure liabilities (note 3)     250,000             250,000
                                              -----------        -----------
Total long-term and other liabilities          1,576,826           1,138,304

Redeemable capital stock (note 6)                      -           1,481,854

Stockholders' equity (deficit):
 Capital stock (note 6)
   75,000,000 common stock authorized, at
   $0.001 par value 25,229,958 common stock
   issued and outstanding (2002,23,177,640)       23,649              21,607
 Additional paid in capital (note 6)          16,781,788          13,618,367
 Accumulated deficit                         (19,564,758)        (15,872,366)
 Accumulated other comprehensive income(loss)   (224,271)             22,899
                                              -----------        -----------
Total stockholders' deficit                   (2,983,592)         (2,209,493)
Contingency (note 10)
Commitments (note 11)

Total liabilities and stockholders' deficit   $  872,576         $ 1,077,640
                                              ===========         ==========

                            (See accompanying notes)

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Deficit)
                      FROM INCEPTION TO SEPTEMBER 30, 2003
                         (Amounts stated in US dollars)

                                                                         Accumulated
                                                                           other           Total
                                                 Additional               comprehensive  stockholders'
                                       Common     paid in   Accumulated      income        equity
                                       stock      capital     deficit        (loss)       (deficit)
                                     ----------  ---------  -----------  -------------- -------------

Common shares issued for cash        $     200   $   7,097  $        -              -    $    7,297
Common shares issued in exchange of
   exploration claims and services          50       1,774           -              -         1,824
Net loss for the year                        -           -      (7,116)             -        (7,116)
Change in foreign currency
  translation adjustment                     -           -           -             12            12
                                     ----------  ---------  -----------  --------------- ------------
Balance, September 30, 1996                250       8,871      (7,116)            12         2,017

Common shares issued for cash            5,150     748,534           -              -       753,684
Common shares issued in exchange of
   exploration claims and services       2,804     114,159           -              -       116,963
Net loss for the year                        -           -    (816,944)             -      (816,944)
Change in foreign currency
   translation adjustment                    -           -           -           (473)         (473)
                                     ----------  ---------  -----------  --------------- -------------
Balance, September 30, 1997              8,204     871,564    (824,060)          (461)       55,247

Common shares issued for cash              517     440,277           -              -       440,794
Common shares issued in exchange of
   exploration claims and services       1,105      43,719           -              -        44,824
Net loss for the year                        -           -    (519,123)             -      (519,123)
Change in foreign currency
  translation adjustment                     -           -           -         (3,557)       (3,557)
                                     ----------  ---------  -----------  --------------- -------------
Balance, September 30, 1998              9,826   1,355,560  (1,343,183)        (4,018)       18,185

Common shares issued for cash            1,756     381,685           -              -       383,441
Common shares issued in exchange of
   exploration claims and services       1,245   1,337,925           -              -     1,339,170
Net loss for the year                        -           -  (1,608,740)             -    (1,608,740)
Change in foreign currency
   translation adjustment                    -           -           -            257           257
                                     ----------  ---------  ------------  -------------- -------------
Balance, September 30, 1999             12,827   3,075,170  (2,951,923)        (3,761)      132,313

Common shares issued for cash            1,734   1,054,409           -              -     1,056,143
Common shares issued for services           42      20,958           -              -        21,000
Net loss for the year                        -           -  (1,470,687)             -    (1,470,687)
Change in foreign currency
  translation adjustment                     -           -           -           (938)         (938)
                                    -----------  ---------  ------------  -------------- -------------
Balance, September 30, 2000             14,603   4,150,537  (4,422,610)        (4,699)     (262,169)


Issuance of redeemable capital stock         -           -    (545,938)             -      (545,938)
Issuance of other capital stock          4,390   4,940,158           -              -     4,944,548
Purchase of common stock for treasury      (79)   (145,174)          -              -      (145,253)
Net loss for the year                        -           -  (4,933,244)             -    (4,933,244)
Change in foreign currency
  translation adjustment                     -           -           -        (12,833)      (12,833)
Unrealized holding loss on marketable
securities                                   -           -           -       (371,735)     (371,735)
Expiry of redemption rights                  -      12,000           -              -        12,000
Stock options                                -     902,585           -              -       902,585
                                    -----------  ---------  -------------  ------------- -------------
Balance as at September 30, 2001        18,914   9,860,106  (9,901,792)      (389,267)     (412,039)

Issuance of capital stock                2,696   2,856,002           -              -     2,858,698
Purchase of common stock for treasury       (3)     (4,366)          -              -        (4,369)
Net loss for the year                        -           -  (5,970,574)             -    (5,970,574)
Change in foreign currency
   translation adjustment                    -           -           -         40,431        40,431
Reclassification to the consolidated
   statement of loss of the holding
    loss on marketable securities            -           -           -        371,735       371,735
Expiry of redemption rights                  -     439,659           -              -       439,659
Stock options                                -     466,966           -              -       466,966
                                    -----------  ---------  -------------  ------------- -------------
Balance as at September 30, 2002        21,607  13,618,367 (15,872,366)        22,899    (2,209,493)

Issuance of capital stock                2,052   1,668,592           -              -     1,670,644
Purchase of common stock for treasury      (10)    (11,290)          -              -       (11,300)
Net loss for the year                        -           -  (3,692,392)             -    (3,692,392)
Change in foreign currency
   translation adjustment                    -           -           -       (247,170)     (247,170)
Expiry of redemption rights                  -     514,471           -              -       514,471
Stock options                                -     991,648           -              -       991,648
                                    -----------  ---------  -------------  ------------- -------------
Balance as at September 30, 2003    $   23,649 $16,781,788 $(19,564,758)    $(224,271)  $(2,983,592)
                                    ==========  ========== ==============  ============= ============

                            (See accompanying notes)


                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)

                         CONSOLIDATED STATEMENT OF LOSS
                    YEARS ENDED SEPTEMBER 30, 2003 and 2002
                         (Amounts stated in US dollars)

                                                                                    Cumulative
                                                                                   from inception
                                                                                    on August 23,
                                                         2003          2002             1996
                                                      ----------    ----------     ---------------
Revenue                                               $        -    $   12,825     $        12,825


Expenses:
 Research, development and exploration (note 7)        1,139,471     2,586,476           7,703,272
 General administration                                  295,642       572,672           1,152,935
 Reorganization costs                                          -             -             102,914
 Wages and benefits                                      205,134       456,821           1,145,994
 Management wages and benefits                           797,493       525,648           2,352,800
 Professional fees                                       832,886       314,027           1,574,961
 Advertising, promotion and travel                       155,512       262,179             823,601
 Amortization                                             18,360        21,070             388,842
 Interest and bank charges                                50,906       108,896             159,802
 Interest on long-term debt                               21,182        22,358              90,174
                                                      ----------    ----------      --------------
                                                       3,516,586     4,870,147          15,495,295
                                                      ----------    ----------      --------------

Loss before the following:                            (3,516,586)   (4,857,322)        (15,482,470)
Write-down of assets                                           -             -          (1,626,821)
Write-off of incorporation and
 reorganization costs                                          -       (49,137)            (49,137)
Write-down of marketable securities                      (32,731)   (1,071,483)         (1,104,214)
Gain (loss) on sale of marketable securities                 140      (138,168)           (138,028)
Interest income                                            3,757         4,536              27,897
                                                      ----------    ----------      --------------
Net loss before mining taxes and cumulative
  effect of change in accounting principle
   for SFAS 142                                       (3,545,420)   (6,111,574)        (18,372,773)
Current mining tax recovery (note 9)                           -       141,000             141,000
                                                      ----------    ----------      --------------
Net loss before cumulative effect of change
  in accounting principle for SFAS 142             $  (3,545,420)  $(5,970,574)     $  (18,231,773)
                                                      ----------    ----------      --------------
Cumulative effect of change in accounting
  principle for SFAS 142 (note 2)                  $    (146,972)            -            (146,972)
                                                      ----------    ----------      --------------
Net loss                                           $  (3,692,392)  $(5,970,574)     $  (18,378,745)
                                                      ----------    ----------      --------------
Comprehensive loss (note 13)                       $  (3,939,562)  $(5,558,408)     $  (18,603,016)
                                                      ==========    ==========      ==============
Basic and diluted loss per share:
Net loss before cumulative effect of change
  in accounting principle for SFAS 142             $       (0.14)  $     (0.29)
Cumulative effect of change in accounting principle        (0.01)            -
                                                      -----------   -----------
Net loss                                           $       (0.15)  $     (0.29)
                                                      ===========   ===========

Weighted average shares outstanding                   24,186,803    20,940,128
                                                      ==========    ==========

                         (See accompanying notes)


                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    YEARS ENDED SEPTEMBER 30, 2003 and 2002
                         (Amounts stated in US dollars)

                                                                                    Cumulative
                                                                                  from inception
                                                                                    on August 23,
                                                         2003          2002             1996
                                                      ----------    ----------     ---------------
Cash flows from (used in) operating activities:
  Net loss                                         $  (3,692,392)  $(5,970,574)     $  (18,378,745)
  Items not affecting cash:
    Cumulative effect of change in accounting principle  146,972             -             146,972
    Amortization                                          18,360        21,070             388,842
    Expenses settled through issuance of common stock    362,992     1,442,670           1,805,662
    Capitalized interest on convertible notes payable          -         2,571               2,571
    Reclamation and closure costs (note 3)                     -             -             250,000
    Write-down of assets                                       -             -           1,626,821
    Write-down of marketable securities                   32,731     1,071,483           1,104,214
    Write-off of incorporation and reorganization costs        -        49,137              49,137
    Loss (gain) on sale of marketable securities            (140)      138,168             138,028
    Stock-based compensation                             353,278       416,278           1,672,141
  Net change in non-cash working capital related to
      operations:
    Accounts receivable                                  (51,452)      (69,811)           (205,616)
    Inventories                                           19,562       (19,562)                  -
    Prepaid expenses and deposits                         26,616       (76,926)            (94,957)
    Accounts payable and accrued liabilities           1,446,532      (189,066)          2,136,202
                                                     -----------    -----------     --------------
                                                      (1,336,941)   (3,184,562)         (9,358,728)
                                                     -----------    -----------     ---------------
Financing activities:
  Issuance of notes payable                              350,000             -             350,000
  Increase of bank indebtedness                           29,755        47,441              77,196
  Increase in convertible notes payable                        -             -              23,055
  Issuance of long-term debt                                   -             -             137,435
  Repayment of long-term debt                            (36,156)      (32,794)           (104,490)
  Receipt of repayable government assistance (note 5)     71,272       855,359             926,631
  Proceeds from sale of common stock                     847,653     1,265,402          11,877,657
  Proceeds on sale of options                             33,160             -              33,160
  Redemption of redeemable capital stock                       -       (37,500)            (37,500)
  Purchase of common stock for treasury                        -        (4,369)           (149,622)
                                                    ------------    -----------     --------------
                                                       1,295,684     2,093,539          13,133,522

                                                    ------------    -----------     --------------
Investing activities:
  Purchase of marketable securities                            -             -          (1,767,835)
  Proceeds-sale of marketable securities                  50,910       474,683             525,593
  Purchase of reclamation cash bond (note 3)                   -             -            (338,685)
  Purchase of property and equipment                      (9,273)       (1,666)         (2,058,006)
  Incorporation and reorganization costs                       -             -             (81,769)
 Acquisition of business net of cash acquired (note 8)         -       (31,286)            (31,286)
                                                    ------------    -----------      -------------
                                                          41,637       441,731          (3,751,988)

Effect of foreign currency
    exchange rate changes on cash and equivalents          3,503        40,431              26,402
                                                    ------------    -----------      -------------
Net increase (decrease) in cash and cash
    equivalents                                            3,883      (608,861)             49,208
Cash and cash equivalents, beginning of period            45,325       654,186                   -
                                                    ------------    -----------      -------------
Cash and cash equivalents, end of period             $    49,208    $   45,325        $     49,208
                                                    ============    ===========      =============
Supplemental non-cash financing activities:
Issuance of common stock in lieu of requiring
  the Company to repurchase redeemable capital stock $   110,000    $        -        $    110,000
Issuance of options in lieu of requiring Company
  to repurchase redeemable capital stock                 605,210             -             605,210

Issuance of common stock in lieu of payment of notes
  payable and accrued interest                           356,424             -             356,424
Conversion of notes payable into capital stock                 -        25,626              25,626
                                                    ------------    -----------      -------------
                                                    $  1,071,634    $   25,626        $  1,097,260
                                                    ============    ===========      =============

                          (See accompanying notes)


 MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2003
         (Amounts stated in US dollars unless indicated otherwise)

1. Nature of operations

   The Company is a development stage company with no operations. The Company has interests in a vanadium/titanium deposit, with wind turbine technology and a diamond mine. The Company was incorporated in Delaware on August 17, 1998 under the name Decker Organic Systems, Inc.

2. Accounting policies

   The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") and reflect the following significant accounting policies:

   [a] Basis of presentation

       The financial statements of the Company have been prepared on the basis of the Company continuing as a going concern, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

       The Company suffered recurring losses and has a deficiency in assets that raise substantial doubt about its ability to continue as a going concern. The Company's continued existence is dependent upon its ability to raise additional capital and generate profits. Although management believes that it will be successful at raising additional capital in the short-term and will have profitable operations in the long-term, it is unable to disclose firm commitments as of the date of these financial statements.

       As discussed in note 6, the Company may be required to repurchase shares, at the option of the holders, for an amount of $252,175.

       The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

   [b] Consolidation

       These consolidated financial statements include the activities of the Company and its wholly-owned subsidiaries, McKenzie Bay Resources Ltd., Great Western Diamond Company, Experts Conseils Dermond Inc. and a 62.5% interest in Ptarmigan Energie Inc. All intercompany balances and transactions have been eliminated in consolidation.

   [c] Foreign currency translation

       The translation to US dollars for consolidation purposes is performed using the current rate method whereby balance sheet accounts are converted at exchange rates in effect at the balance sheet date and revenue and expense accounts are translated at the weighted-average exchange rate during the period. The gains and losses resulting from such translation are included as a foreign currency translation adjustment in stockholders' equity (deficit). For statutory and other reporting purposes, the Company's wholly and partially owned subsidiaries, McKenzie Bay Resources Ltd., Experts Conseils Dermond Inc. and Ptarmigan Energie Inc. prepare financial statements in Canadian dollars.

   [d] Cash and cash equivalents

       Cash and cash equivalents includes those short-term investments which, at the date of acquisition, have an original term to maturity of three months or less.

   [e] Marketable securities

       The Company invests in marketable securities with maturities greater than three months. The securities are classified as available-for- sale securities and reported at fair market value with unrealized gains and losses excluded from earnings and recorded to accumulated other comprehensive loss.

   [f] Inventories

       Inventories are valued at the lower of average cost and net realizable value.

   [g] Use of estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the fiscal period. Financial statements items that require significant estimates from management are the useful life of long-lived assets for amortization purposes, carrying value of goodwill and sufficiency of reclamation and closure liabilities. Actual results could differ from such estimates.

   [h] Exploration and development expenditures

       Costs related to the exploration and development of resource properties are expensed as incurred. Amounts are reduced by grants and other related revenues.

   [i] Research and development

       Research and development expenditures are charged to earnings as incurred and amounted to $629,078 and $0 in the years ended September 31, 2003 and 2002, respectively.

   [j] Property and equipment

       Property and equipment are recorded at cost and are being amortized over their estimated useful lives using the declining balance method at the following annual rates:

                         Equipment under capital lease  20%
                         Furniture and fixtures         20%
                         Computer                       30%
                         Office equipment               20%


   [k] Impairment for long-lived assets

       The Company evaluates the carrying value of long-lived assets and other intangible assets, excluding goodwill, based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

   [l] Income and mining taxes

       The Company accounts for income and mining taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is set up when it is more likely than not that a deferred tax asset will not be recovered.

   [m] Loss per common share

       Basic earnings (loss) per share is computed by dividing net loss (the numerator) by the weighted-average number of outstanding common shares (the denominator) for the period. The computation of diluted earnings
       (loss) per share includes the same numerator, but the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued (such as the common share equivalents for stock options). Fully diluted loss per share has not been presented as it is anti-dilutive.

   [n] Comprehensive loss

       In addition to net loss, comprehensive loss includes foreign currency translation adjustment and unrealized holding loss on marketable securities.

   [o] Stock-based compensation plan

       (i) The Company has stock-based compensation plans which are described in note 6. The Company uses the fair value method of accounting for all stock options granted to non-employees in accordance with the provisions of SFAS 123 and the intrinsic value method for those granted to employees in conformity with Accounting Principles Board Opinion No. 25 and its related interpretation as allowed by SFAS 123. Under the fair value based method, compensation cost attributable to awards is measured at the date of the grant and recognized over the vesting period in operating expense as it is the case under the intrinsic value method when exercise price is lower than the current market price at the date of the grant.
       No compensation cost is recorded for all other stock-based employee compensation awards and consideration paid by employees on the exercise of stock options is recorded as capital stock.

       (ii) Fair value disclosure

SFAS 123 encourages but does not require companies to include in compensation cost the fair value of stock options granted to employees. A company that does not adopt the fair-value method must disclose the cost of stock compensation awards, at their fair value, on the date the award is granted. This fair value was estimated using the Black-Scholes model with assumptions of a 2 to 10 years expected term, 113% to 130% volatility, interest rates ranging from 1.49% to 4.03% and an expected dividend yield of 0%. Had the compensation cost for stock options issued to employees, officers and directors been determined based on the fair value at the grant date consistent with SFAS No. 123, the Company's net loss and loss per share would have been as follows:

                                        2003               2002
                                     ---------           ----------
Net loss                            (3,692,392)         (5,970,574)
                                     ---------           ----------
Pro forma                           (4,603,974)         (6,728,768)
                                     ---------           ----------

                                        2003               2002
                                     ---------           ----------
Net loss per share:
As reported                              (0.15)              (0.29)
                                     ---------           ----------
Pro forma                                (0.19)              (0.32)
                                     ---------           ----------

The Company used the Black-Scholes option pricing model to determine the fair value of grants made in the period ended September 30, 2003 and 2002, respectively.

                                       2003                2002
                                     ---------           ----------
Stock based compensation
expense as reported                    290,091             125,269
                                     ---------           ----------

Stock based compensation
expense if fair value was used.      1,201,673             883,463
                                     ---------           ----------


   [p] Goodwill and other intangible assets

       Effective October 1, 2002 the Company adopted SFAS 141, "Business Combinations, "and SFAS 142, "Goodwill and Other Intangible Assets". SFAS 141 was issued by the FASB in June 2001. SFAS 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. SFAS 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill. The Company's adoption of this standard did not have any effect on our accounting for prior business combinations.

       SFAS 142 requires that goodwill no longer be amortized, but instead be tested for impairment at least annually. SFAS 142 requires recognized intangible assets to be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Any recognized intangible assets determined to have an indefinite useful life are not amortized, but instead tested for impairment in accordance with the standard until its life is determined to no longer be indefinite.

       The Company has completed its SFAS 142 transitional impairment review and determined that the goodwill ("excess cost of investment over net assets acquired") of $146,972 associated with the fiscal 2002 acquisitions of DERMOND INC. should be reduced to $0. The fair value of the reporting unit (DERMOND INC.) was determined using the present value of expected future cash flows and other valuation measures.

       The $146,972 non-cash charge is reflected as a cumulative effect of an accounting change in the accompanying Consolidated Statements of Loss for the year ended September 30, 2003. In accordance with SFAS 142 and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements" ("SFAS 3"), when a transitional impairment loss for goodwill (cumulative effect type accounting change) is measured in other than the first interim reporting period, it shall be recognized in the first interim period irrespective of the period in which it is measured. The impact on the three-month period ended December 31, 2002 is as follows:

        Three months ended December 31, 2002

                               Net income (loss)       Basic loss per share
                              ------------------       ---------------------
Reported net income                 $(1,097,801)                    $(0.05)
Less:  Impairment charge               (146,972)                     (0.01)
                              ------------------       ---------------------
Adjusted net loss                   $(1,244,773)                    $(0.06)
                             ===================       =====================

   [q] New accounting pronouncements

       In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for interim and annual financial statements for periods ending after December 15, 2002. The adoption of FIN 45 had no impact on the Company's financial position, results of operations or cash flows.

       In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the requirements of the Statement.

       In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. In addition, FIN 46, as amended in December 2003 (FIN
       46R), will be effective for public entities for periods ending after March 15, 2004. The adoption of this interpretation and its revision will not have a material impact on the Company's financial position or results of operations.

       In October 2001, the Financial Accounting Standards Board issued "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS
       144), which is effective for fiscal years beginning after December 15, 2001. SFAS 144 addresses accounting and reporting for the impairment or disposal of long-lived assets. This statement superseded SFAS 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". The Company's adoption of SFAS 144 on October 1, 2002 did not have a material effect on its consolidated financial statements.

       In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, to address the balance sheet classification of certain financial instruments that have characteristics of both liabilities and equity. As a result of the adoption of SFAS 150, the Company has reclassified the balance of its Redeemable Capital Stock at September 30, 2003. SFAS 150 does not permit the restatement of prior years balances of reclassified financial instruments. Accordingly, the balances of the Company's Redeemable Capital Stock have not been reclassified.

       In July 2001, the Financial Accounting Standards Board finalized SFAS 143, Accounting for Asset Retirement Obligations ("ARO"), which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. Retirement obligations associated with long-lived assets included within the scope of SFAS 143 are those for which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract, or by legal construction under the doctrine of promissory estoppel. Retirement obligations are included in the scope of the standard only if the legal obligation exists in connection with or as a result of the permanent retirement, abandonment or sale of a long-lived asset. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its future value.
       The corresponding amount capitalized at inception is depreciated over the useful life of the asset. The liability must be revalued each period based on current market prices. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The Company has adopted the requirements of the statement.

3. Reclamation cash bond

   The Company was required to post a cash bond with the State of Colorado, Department of Natural Resources to cover future site reclamation and closure liabilities associated with the Kelsey Lake mine. A liability for the estimated restoration costs of $250,000 ($250,000 in 2002) has been accrued in these financial statements.

4. Property and equipment

   The details of property and equipment are as follows:

                                                         2003         2002
                                      Accumulated      Net Book     Net Book
                        Cost          Amortization      Value        Value
                      ----------     -------------    ----------  -------------
Equipment under
capital lease       $  137,435         $    73,435    $   64,000    $    80,000
Furniture and
fixtures                 7,865               4,366         3,499          3,348
Computer                11,333               2,811         8,522            970
Office equipment           639                 397           242            259
                      ----------     -------------    ----------  -------------
                    $  157,272         $    81,009    $   76,263    $    84,577
                      =========       ============    ==========   ============
5. Long-term debt

   The Company received financial assistance from the government of Canada and the province of Quebec in connection with the completion of a feasibility study of the Vanadium deposits at Lac Dore, Quebec and a test pilot project for the refining of Vanadium. These financial assistance packages have been recorded as liabilities in the financial statements.

                                                         2003          2002
                                                      ---------   ------------
Province of Quebec unsecured financial
assistance, non-interest bearing,
repayable in scheduled payments over 4
years after the second year of production
of the mine.  This assistance is
forgivable if, after 24 months following the
release of the feasibility study, a
decision is made not to begin production            $    665,190   $ 570,240

Government of Canada unsecured financial
assistance, non-interest bearing,
repayable in quarterly payments of
CDN$62,500 commencing October 1, 2004                    369,550     285,119

Government of Canada unsecured financial
assistance, non-interest bearing, repayable
in two equal annual payments,
commencing January 1, 2005                                39,911           -

Obligation under capital lease, payable
in monthly blended installments of $3,444,
interest at 10%, due July, 2004                           32,945      69,101
                                                     -----------   ------------
                                                       1,107,596     924,460

Less current portion                                      32,945      36,156
                                                     -----------   ------------
                                                     $ 1,074,651   $ 888,304
                                                     ===========   ============

The Company has provided equipment subject to the lease agreement above as collateral for amounts owing.

        Future minimum lease payments required under the lease are as follows:

                                 2004    $34,443
                                 2005          -
                                         -------
                                          34,443
Less amount representing interest          1,498
                                         -------
                                         $32,945
                                         =======
6. Capital stock

Authorized - 75,000,000 common stock, par value $0.001 per share


Issued -
                                           Common    Paid in   Stock
                               Shares      stock     capital  options   Total
                              ---------   --------  -------- -------- ----------
Balance, September 30, 2002  23,177,640    $21,689 $13,767,907     - $13,789,596
Common stock issued for:
 Expenses and accounts
  payable settled through
  issuance of common stock      937,943        938     822,053     -     822,991
 Cash                           453,337        453     295,414     -     295,867
 Exercise of warrants           661,038        661     551,125     -     551,786
 Stock options, compensation          -          -     353,278     -     353,278
 Stock options, in lieu of
  redemption rights                   -          -     605,210     -     605,210
 Stock options, cash                  -          -      33,160     -      33,160
 Expiry of redemption rights          -          -     514,471     -     514,471
                             ----------   --------  ----------  ----  ----------
 Balance, September 30, 2003 25,229,958     23,741  16,942,618     -  16,966,359
 Less treasury stock at cost    (92,000)       (92)   (160,830)    -    (160,922)
                             ----------   --------  ----------  ----  ----------
 Balance, September 30, 2003 25,137,958    $23,649 $16,781,788  $  - $16,805,437
                             ==========   ========  ==========  ==== ===========



Share-based incentive plans

At September 30, 2003, the Company had three stock-based incentive plans each being limited so that options to acquire no more than 2,500,000 shares per plan in the aggregate may be outstanding at any one time.

(i) Under the 2001 Employee Incentive Stock Option Plan, options may be granted at an exercise price equal to the market price on the date of the grant. All options expire no later than ten years from the grant date. In the event an option is granted to an employee who owns 10% or more of the voting power of stock of the Company, the purchase price of each share shall be 110% of the fair market value on the date of grant and the expiration date of option shall be no more than five years after the date of grant of such option.

(ii) Under the 2001 Employee non-qualified Stock Option Plan, options may be granted to employees or certain non-employees at an exercise price as determined by the administrator of the plan on the date of the grant, all options expire ten years after the date of grant.

(iii) Under the 2001 Directors non-qualified Stock Option Plan, options to purchase common shares of the Company may be granted to directors of the Company or certain non-employees for terms up to ten years at an exercise price as determined by the administrator on the date of the grant.

The following table contains information with respect to all options granted by the Company:

                                                        Weighted average
                                                        exercise price
                                        Shares             US$/share
                                     ------------       ----------------

Options outstanding,
September 30, 2001                     2,410,000               1.02
   Granted                               950,000               1.25
   Expired                               (25,000)              0.64
Options outstanding,
September 30, 2002                     3,335,000               1.09
   Granted                             9,896,617               1.03
   Expired                              (100,000)              1.50
                                     ------------       ----------------
Options outstanding,
September 30, 2003                    13,131,617               1.04
                                     ===========        ================

The following table contains information with respect to all options granted by the Company at September 30, 2003:

                   Outstanding options             Exercisable options
                  ---------------------          ------------------------
                                  Weighted                         Weighted
                        Average   average                           average
                          life     price                             price
                Shares  (years)  US$/share           Shares       US$/share
              --------  -------  ----------          ---------    ----------
$0.74         300,000      3.96      0.74                    -            -
$1.00      11,121,917      5.26      1.00           10,431,917         1.00
$1.25         476,200      1.88      1.25              476,200         1.25
$1.30-$1.50 1,175,000      6.94      1.38              775,000         1.42
$2.00-$3.00    58,500      0.49      2.85               58,500         2.85
           ----------  --------  ----------         ----------    ----------
           13,131,617                               11,741,617
           ==========                               ==========
        As at September 30, 2003, the following are outstanding:

   [a] Stock warrants

                                                            Number
                                                         of warrants
                                                        ------------
Outstanding, September 30, 2001                           3,544,030
Issued during the year                                      145,000
Exercised during the year                                  (969,935)
Outstanding, September 30, 2002                            2,719,095
Issued during the year                                       446,762
Exercised during the year                                  (661,038)
Expired during the quarter                               (1,552,200)
                                                        ------------
Outstanding, September 30, 2003                             952,619
                                                        ============

       The warrants outstanding at September 30, 2003 can be exercised at prices ranging from US $1.48 to US $3.00. The expiry dates on the warrants range from November 29, 2003 to August 19, 2005.

       During 2003, the Company agreed to a cashless exercise of certain outstanding warrants for shares of the Company's common stock which would have expired in February 2003. The Company agreed to a cashless exercise of the warrants, in effect accepting shares issuable upon exercise as payment for the exercise. As a result, 15,000 shares of common stock were issued in exchange for warrants for 75,000 shares based on an exercise price of $1.28 per share and an exchange price of $1.60 per share. The exchange price of $1.60 per share was set on a date when the quoted market price of a share of common stock was the same.

   [b] Treasury stock

       During the year, the Company repurchased 10,000 (2,500 in 2002) common shares for treasury at a cost of $11,300 in settlement of an account receivable ($4,369 in cash in 2002).

   [c] Redeemable capital stock

       i) 81,700 common shares of the Company have certain rights attached permitting the holder to require the Company to repurchase these shares. Pertaining to subscription agreements, if stockholders decide to exercise their rights, the Company would be obligated to pay, as at September 30, 2003 or gradually over the next two years a maximum amount of $252,175. This right requires a repurchase at prices increasing in time from $2.50 to $3.25.


7. Mineral properties and exploration expenditures

   The Company's expenditures, net of grant revenues received on vanadium and diamond exploration are as follows:

                                        2003            2002
                                     ---------       ---------
                                      $510,393      $2,586,476

        The Lac Dore Vanadium/Titanium Project is located in the Province of Quebec, Canada.

        The Kelsey Lake Diamond Mine is located on the Colorado, USA and Wyoming, USA border.

        At September 30, 2003, the accumulated expenditures incurred by the Company on mineral properties and exploration expenditures totaled $7,074,194 (2002 - $6,563,801).

8. Experts Conseils Dermond Inc.

   On February 12, 2002, the Company entered into an agreement to purchase all the issued and outstanding common stock of Experts Conseils Dermond Inc. (Dermond), a Canadian corporation, which owns technology known as the Dermond Wind Generator. As consideration for the common stock of Dermond, the Company paid cash of CDN$50,000 (US$31,369), issued 100,000 of its common stock and agreed to provide employment contracts and royalty agreements to the existing shareholders of Dermond.

   The acquisition of Dermond was accounted for using the purchase method whereby the results of its operations were consolidated since the date of acquisition.

The net assets acquired were:
             Cash                           $       83
             Accounts receivable                32,712
             Computer                              606
             Goodwill (see note 2)             146,972
             Accounts payable and
             accrued liabilities               (24,004)
                                           -----------
                                            $  156,369
                                           ===========
Consideration for the purchase consisted of:
             Cash                           $   31,369
             Issuance of common stock          125,000
                                           -----------
                                            $  156,369
                                           ===========


9. Income and mining taxes

   As the Company operates in a specialized industry and in several tax jurisdictions, its income is subject to various rates of taxation. Major items causing the Company's income tax rate to differ from the federal income tax rate of 34% to which are subject the majority of its operations, were as follows:

                                                       2003              2002
                                                   ----------        -----------
Loss before taxes and cumulative
effect of change in accounting
principle for SFAS 142                            $(3,545,420)      $(6,111,574)
                                                   ----------        -----------
Computed "expected" tax recovery                   (1,205,443)       (2,086,882)
Increase (reduction) in income taxes
resulting from:
  Resource allowance deduction                         39,246            56,966
  Earnings in foreign jurisdiction
   taxed at different rates                           (50,381)         (249,614)
  Tax benefits of losses not recognized             1,214,804         1,583,361
  Tax loss realized on intercompany transaction             -           566,637
  Non-deductible expenses (stock options)               1,774           129,532
                                                    ---------         ----------
                                                            -                 -
Income taxes                                                -                 -
Mining duties                                               -          (141,000)
                                                    ---------         ----------
Total income and mining tax recovery                $       -       $  (141,000)
                                                    =========         ==========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

As at September 30,                                   2003             2002
                                                   ---------         --------
Deferred tax assets:

 Loss carried forward and
 exploration expenditures                         $4,193,360       $ 2,959,192
 Capital loss carried forward                        518,074           516,521
 Others                                              126,399           111,414
                                                   ---------         ---------
Total gross deferred tax assets                    4,837,833         3,587,127
Less valuation allowance                          (4,837,833)       (3,587,127)
                                                   ---------         ---------
Net deferred tax assets                           $        -       $         -
                                                   =========         =========


The Company and certain subsidiaries have accumulated the following losses and credits for income tax purposes, which may be carried forward to reduce taxable income and taxes payable in future years.



                                                                     Expiring
                                                     Amounts           dates
                                                  ------------    ------------
Non-capital loss carried forward
 for Canadian subsidiaries                        $ 1,667,960      2004 to 2010
Non-capital loss carried forward for the Company    2,905,840      2019 to 2023
Capital loss carried forward for the Company        1,213,289          2008
Pool of deductible exploration expenditures         6,713,837       Unlimited
                                                  ============    =============
10. Contingency

    As a result of exploration work performed at the Lac Dore Vanadium/Titanium Project, the Company has a potential environmental liability in the range of $15,000 to $30,000. This liability will not be incurred if the project goes into production. As management believes that the project will go into production, the amount has not been accrued in the financial statements.

    Bank indebtedness and other loans

    The bank indebtedness of a subsidiary company, Great Western Diamond Company, carries interest at 8% per annum and is secured by the assets of Great Western Diamond Company.

    The bank indebtedness of a subsidiary company, Experts Conseils Dermond Inc., carries interest at 7.5% per annum and is secured by an assignment of the subsidiary's refundable research and development tax credit.

    In addition to the above, the assets of Great Western Diamond Company have been pledged to secure certain of the accounts payable of Great Western Diamond Company.

    In the normal course of business, the Company and its subsidiaries are parties to various legal claims, actions and complaints and various other risks. It is not possible to predict with certainty whether or not the Company and its subsidiaries will ultimately be successful in any of these legal matters or, if not, what the impact might be. However, the Company's management does not expect that the results in any of these legal proceedings will have a material adverse effect on the Company's results of operations, financial position or cash flows.

11. Commitments

    The Company has provided a 50% lien on the reclamation bond on deposit with the state of Colorado with payment being made in the event that the Great Western Diamond Company is sold and the deposit returned.

    Royalty Agreements

    The Company has entered into agreements with third parties to make royalty payments based on production from the Kelsey Lake mine and a royalty of 2.5% of Dermond wind turbine sales.

12. Financial instruments

    Financial instruments include cash and cash equivalent, accounts receivable, accounts payable and accrued liabilities, all of which are carried at cost which approximates fair value because of the near-term maturity of those instruments. As at September 30, 2003, fair value of repayable government assistance could not be determined because no equivalent market exists for such loans, therefore these loans have been carried at cost.

13. Comprehensive loss

                                                                 Cumulative
                                                               From inception
                                                               on August 23,
                            2003              2002                  1996
                      ---------------     ---------------     -----------------
Net loss               $(3,692,392)       $  (5,970,574)       $  (18,378,745)
Unrealized holding
loss on marketable
securities                       -              371,735                     -
Foreign currency
translation adjustment    (247,170)              40,431              (224,271)
                      ---------------     ---------------     -----------------
Comprehensive loss     $(3,939,562)       $  (5,558,408)       $  (18,603,016)
                      ===============     ===============     =================

14.     Net basic and diluted loss per common share

                                               2003                    2002
                                             -----------            -----------
Net loss                                  $ (3,692,392)        $    (5,970,574)
                                             -----------            -----------
Total weighted average
number of common
shares and equivalent                       24,186,803              20,940,128
                                            ------------            -----------
Net loss per common share                 $      (0.15)        $         (0.29)
                                            ============            ===========

15. Related party transactions

    The Company has retained a law firm to perform legal services for which Company has incurred total expenditure of $125,086 for the year ended September 30, 2003. A director for the Company is a partner in that law firm. The transactions were valued at the exchange amount, which is the amount of consideration agreed to by the related parties. As of September 30, 2003, an amount of $60,294 resulting from these transactions is included in accounts payable and accrued liabilities. On May 15, 2003, the Company's Board of Directors approved the cancellation of $17,100 of the amount outstanding at March 30, 2003, in exchange for the issuance of 20,000 of common stock shares to certain principals in the law firm, including the Company's director.

16. Comparative figures

    Certain figures from the prior year have been reclassified for comparison purposes only.

17. Subsequent event

    On April 6, 2004 the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the agreement and subject to its terms and conditions, which the Company may not be able to satisfy, the Company may require Cornell Capital Partners, LP to purchase newly issued common shares from the Company, to a maximum market value of $15 million, over a 24-month period, less certain fees and expenses.

=================================================================

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A Development-Stage Company)
                     Condensed Consolidated Balance Sheets
                                  (Unaudited)
                         (Amounts stated In US dollars)


                                               June  30,         September 30,
                                                 2004                2003
                                              -----------        -----------
                    ASSETS                    (Unaudited)
Current:
    Cash and cash equivalents                 $    47,571      $      49,208
    Accounts receivable                            89,576            262,979
    Prepaid expenses and deposits                  54,873            145,441
    Deferred issue costs (note 5)                 280,000                  -
                                              -----------        -----------
Total current assets                              472,020            457,628
Reclamation cash bond                             338,685            338,685
Property and equipment                             77,702             76,263
                                              -----------        -----------
Total assets                                  $   888,407      $     872,576
                                              ===========        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current:
    Bank indebtedness                         $   103,660      $      83,463
    Accounts payable and accrued liabilities    2,063,793          2,162,934
    Current portion of long-term debt             157,763             32,945
                                              -----------        -----------
Total current liabilities                       2,325,216          2,279,342

Long-term and other liabilities:
Long-term debt                                    932,274          1,074,651
Reclamation and closure liabilities               250,000            250,000
Redeemable capital stock                           91,975            252,175
                                              -----------        -----------
Total long-term and other liabilities           1,274,249          1,576,826

Stockholders' equity (deficit):

 Capital stock
   75,000,000 shares of common stock
   authorized, $0.001 par value;
   26,210,648 and 25,229,958 shares
   issued and outstanding                          24,722             23,649
 Additional paid in capital                    19,414,998         16,781,788
 Accumulated deficit                          (21,902,255)       (19,564,758)
 Accumulated other comprehensive income(loss)    (248,523)          (224,271)
                                              -----------        -----------
Total stockholders' deficit                    (2,711,058)        (2,983,592)
                                              -----------        -----------
Total liabilities and stockholders' deficit   $   888,407       $    872,576
                                              ===========        ===========
   (See accompanying notes to condensed consolidated financial statements)

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)
                        CONSOLIDATED STATEMENTS OF LOSS
                                  (Unaudited)
                         (Amounts dtated in US dollars)


                                                                                                         Cumulative
                                                       Three months ended         Nine months ended      from inception
                                                           June 30,                  June 30,            on August 23,
                                                     2004           2003         2004          2003          1996
                                                  ----------    -----------  ----------    ----------   ---------------
Revenue                                              $     -     $       -   $        -    $        -       $    12,825
                                                  ----------    -----------  ----------    ----------   ---------------
Expenses:
 Research, development and exploration                74,816       597,515      164,477       959,323         7,867,749
 General administration                               99,642        31,183      295,511       261,479         1,448,446
 Reorganization costs                                      -             -            -             -           102,914
 Wages and benefits                                   16,818        27,509       85,246       172,179         1,231,240
 Management wages and benefits                       166,717       173,272    1,199,698       655,176         3,552,498
 Professional fees                                   166,984       143,845      419,712       724,799         1,994,673
 Advertising, promotion and travel                    46,704        22,078      112,858       115,473           936,459
 Amortization                                          4,382         5,716       12,472        16,825           401,314
 Interest and bank charges                            12,551        37,863       46,003        37,863           205,805
 Interest on long-term debt                            3,402         7,924        4,623        10,953            94,797
                                                   ---------     ----------   ---------     ---------    --------------
                                                     592,016     1,046,905    2,340,600     2,954,070        17,835,895
                                                   ---------     ----------   ---------     ---------    --------------

Loss before the following:                          (592,016)   (1,046,905)  (2,340,600)   (2,954,070)      (17,823,070)
Write-down of assets                                       -             -            -             -        (1,626,821)
Write-off of incorporation and
 reorganization costs                                      -             -            -             -           (49,137)
Write-down of marketable securities                        -             -            -       (32,731)       (1,104,214)
Gain on sale of marketable securities                      -         9,367            -         2,026          (138,028)
Interest income                                            -           212        3,103         1,820            31,000
                                                   ---------      ----------   --------     ----------    -------------

Net loss before mining taxes and cumulative
  effect of change in accounting principle
   for SFAS 142                                     (592,016)   (1,037,326)  (2,337,497)   (2,982,955)      (20,710,270)
Current mining tax recovery                                -        13,927            -        52,991           141,000
                                                   ---------      ----------  ---------     ---------      ------------
Net loss before cumulative effect of change
  in accounting principle for SFAS 142              (592,016)   (1,023,399)  (2,337,497)   (2,929,964)      (20,569,270)

Cumulative effect of change in accounting
  principle for SFAS 142                                   -             -            -      (146,972)         (146,972)
                                                   ---------     ----------  ---------     ----------     -------------
Net loss                                         $  (592,016)  $(1,023,399) $(2,337,497)  $(3,076,936)    $ (20,716,242)
                                                   ----------    ----------  -----------   ----------     --------------
Comprehensive loss (note 7)                         (536,974)   (1,088,715)  (2,361,749)   (3,218,116)      (20,964,765)

Basic and diluted loss per share: Net loss
    before cumulative effect of change in
    accounting principle                         $     (0.02)    $   (0.04) $     (0.09)  $     (0.12)
Cumulative effect of change in accounting
    principle                                              -             -            -         (0.01)
                                                   ---------       --------   ----------    ----------
Net loss                                         $     (0.02)    $   (0.04) $     (0.09)  $     (0.13)
                                                   =========       ========   ==========    ==========

Weighted average shares outstanding               26,082,842    24,341,914   25,691,524    23,916,382
                                                  ==========    ==========   ==========    ==========

   (See accompanying notes to condensed consolidated financial statements)

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A development-stage company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (Unaudited)
                         (Amounts stated in US dollars)

                                                                                        Cumulative
                                                           Nine months ended         from inception
                                                                 June 30,              on August 23,
                                                           2004            2003             1996
                                                        ----------      ----------    ---------------
Operating activities:
  Net loss                                            $(2,337,497)   $  (3,076,936)  $   (20,716,242)
  Items not affecting cash:
    Cumulative effect of change in accounting principle         -          146,972           146,972
    Amortization                                           12,472           16,825           401,314
    Expenses settled through issuance of common stock           -          286,518         1,805,662
    Capitalized interest on convertible notes payable           -                -             2,571
    Reclamation and closure costs                               -                -           250,000
    Write-down of assets                                        -                -         1,626,821
    Write-down of marketable securities                         -           32,731         1,104,214
    Write-off of incorporation and reorganization costs         -                -            49,137
    Loss (gain) on sale of marketable securities                -             (140)          138,028
    Stock-based compensation                              794,467          324,614         2,466,608
  Net change in non-cash working capital related to
      operations:
    Accounts receivable                                   172,329         (149,648)          (33,287)
    Inventories                                                 -           19,562                 -
    Prepaid expenses and deposits                          90,568          138,891            (4,389)
    Accounts payable and accrued liabilities             (139,319)       1,241,150         1,996,884
                                                        ----------       ----------     --------------
 Net cash used in operating activities                 (1,406,980)      (1,019,461)      (10,765,708)
                                                        ----------       ----------     --------------
Investing activities:
  Purchase of marketable securities                             -                -        (1,767,835)
  Purchase of reclamation cash bond                             -                -          (338,685)
  Purchase of property and equipment                      (13,974)         (11,080)       (2,071,980)
  Proceeds - sale of marketable securities                      -           50,910          (525,593)
  Incorporation and reorganization costs                        -                -           (81,769)
  Business acquisition - Dermond                                -                -           (31,286)
                                                         ----------       ----------     --------------
Net cash (used in) provided by investing activities       (13,974)          39,830        (3,765,962)
                                                         ----------       ----------     --------------
Financing activities:
  Issuance of notes payable                                     -                -           350,000
  Increase in bank indebtedness                            19,775            1,694            96,971
  Increase in convertible notes payable                         -          200,000            23,055
  Issuance of long-term debt                                    -                -           137,435
  Repayment of long-term debt                             (29,529)         (26,785)         (134,019)
  Receipt of repayable government assistance                4,795           77,259           931,425
  Proceeds from sale of common stock                    1,424,401          748,399        13,302,058
  Proceeds on sale of options                                   -                -            33,160
  Redemption of redeemable capital stock                        -                -           (37,500)
  Purchase of common stock for treasury                         -                -          (149,622)
                                                        ----------       ----------     --------------
Net cash provided by financing activities               1,419,442        1,000,567        14,552,964
                                                        -----------       ----------     --------------
Effect of foreign currency
  exchange rate changes on cash and equivalents              (125)           7,848           26,277
                                                         ----------       ----------     --------------
Net increase (decrease) in cash and cash
    equivalents                                            (1,637)          28,784           47,571
Cash and cash equivalents, beginning of period             49,208           45,325                -
                                                        ----------       ----------     --------------
Cash and cash equivalents, end of period             $     47,571   $       74,109    $      47,571
                                                        ==========       ==========     ==============
Supplemental non-cash financing activities:

Issuance of common stock in lieu of payment
  of issue costs                                     $    280,000   $            -   $       280,000
Issuance of common stock in lieu of requiring
  the Company to repurchase redeemable capital stock       60,000                -           170,000

Issuance of options in lieu of requiring Company
  to repurchase redeemable capital stock                        -                -           605,210

Issuance of common stock in lieu of payment of notes
  payable                                                       -                -           356,424

Conversion of notes payable into capital stock                  -                -            25,626

Repurchase of capital stock in settlement of
  accounts receivable                                           -           11,300            11,300
                                                        ----------       ----------      -------------
                                                     $    340,000   $       11,300   $     1,448,560
                                                        ==========       ==========      =============

(See accompanying notes to condensed consolidated financial statements)

                MCKENZIE BAY INTERNATIONAL LTD. and subsidiaries
                         (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

                                 JUNE 30, 2004
           (Amounts stated in US dollars unless indicated otherwise)

1.      Nature of operations

The Company is a development stage company with no operations. The Company has interests in a vanadium/titanium deposit, wind turbine technology and a diamond mine. The Company was incorporated in Delaware on August 17, 1998 under the name Decker Organic Systems, Inc.

2.      Accounting policies

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") and reflect the following significant accounting policies:

(a)     Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring entries) considered necessary for a fair presentation have been included. The accompanying financial statements should be read with Notes to Consolidated Financial Statements included in the Company's Annual Report of Form 10-KSB for the fiscal year ended September 30, 2003. The balance sheet at September 30, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the three-months and nine-months periods ended June 30, 2004 are not necessarily indicative of the results of operations that may be expected for the year ending September 30, 2004.

The financial statements of the Company have been prepared on the basis of the Company continuing as a going concern, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

The Company suffered recurring losses and has a deficiency in assets that raise substantial doubt about its ability to continue as a going concern. The Company's continued existence is dependent upon its ability to raise additional capital and generate profits. Although management believes that it will be successful at raising additional capital in the short-term and will have profitable operations in the long-term, there are no firm commitments as of the date of these financial statements.

As discussed in note 4, the Company may be required to repurchase shares, at the option of the holders, for an amount of $91,975.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

(b)    Consolidation

These financial statements include the activities of the Company and its wholly-owned subsidiaries, Lac Dore Mining Inc. (formerly McKenzie Bay Resources Ltd.), Great Western Diamond Company, DERMOND INC. (formerly Experts Conseils Dermond Inc.), WindStor Power Company and a 62.5% interest in Ptarmigan Energie Inc.
All intercompany balances and transactions have been eliminated in consolidation.

(c)   New accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. In addition, FIN 46, as amended in December 2003 (FIN 46R), will be effective for public entities for periods ending after March 15, 2004. The adoption of this interpretation and its revision did not have a material impact on the Company's financial position or results of operations.

(d)  Stock based compensation plan

    i.   The Company has stock-based compensation plans which are described in note 4. The Company uses the fair value method of accounting for all stock options granted to non-employees in accordance with the provisions of SFAS 123 and the intrinsic value method for those granted to employees in conformity with Accounting Principles Board Opinion No. 25 and its related interpretation as allowed by SFAS 123. Under the fair value based method, compensation cost attributable to awards is measured at the date of the grant and recognized over the vesting period in operating expense. No compensation cost is recorded for all other stock-based employee compensation awards and consideration paid by employees on the exercise of stock options is recorded as capital stock.

    ii.  Fair value disclosure

         SFAS 123 encourages but does not require companies to include in compensation cost the fair value of stock options granted to employees. A company that does not adopt the fair-value method must disclose the cost of stock compensation awards, at their fair value, on the date the award is granted. This fair value was estimated using the Black-Scholes model with assumptions of a 4.5 to 10 years expected term, 105% to 115% volatility, interest rates ranging from 3.04% to 4.58% and an expected dividend yield of 0%. Had the compensation cost for stock options issued to employees, officers and directors been determined based on the fair value at the grant date consistent with SFAS No. 123, the Company's net loss, loss per share and stock based compensation would have been as follows:

                          Three months ended           Nine months ended
                                June 30,                    June 30,
                        -----------------------    ------------------------
                          2004         2003          2004           2003
                       ----------    ----------    ----------    ----------

Net loss, as reported  $(592,016)  $(1,023,399)  $(2,337,497) $(3,076,936)

Add:  Stock-based
employee compensation
expense included in
reported net income,
net of related tax
effects                    6,443        13,066       739,326      270,343

Deduct:  Total
stock-based employee
compensation expense
determined under fair
value based method for
all awards, net of
related tax effects      (21,539)      (78,750)   (1,952,634)  (1,341,539)
                         --------   -----------   -----------  -----------
Pro forma net loss      (607,112)   (1,089,083)   (3,550,805)  (4,148,132)
                        =========   ===========   ===========  ===========

Basic and diluted
earning per share:

As reported            $  (0.02)   $    (0.04)    $   (0.09)   $    (0.13)

Pro forma              $  (0.02)   $    (0.04)    $   (0.14)   $    (0.17)



3.      Goodwill and other intangible assets

SFAS 142 requires that goodwill no longer be amortized, but instead be tested for impairment at least annually. The Company has completed their SFAS 142 transitional impairment review and determined that the goodwill ("excess cost of investment over net assets acquired") of $146,972 associated with the fiscal 2002 acquisition of DERMOND INC. should be reduced to $0. The fair value of the reporting unit (DERMOND INC.) was determined using the present value of expected future cash flows and other valuation measures. The $146,972 non-cash charge is reflected as a cumulative effect of an accounting change in the accompanying Consolidated Statements of Loss for the nine-month period ended June 30, 2003.

4.      Capital stock

Authorized -

75,000,000 common stock, par value $0.001 per share

Issued -
                                              Common     Paid in
                                  Shares      stock      capital       Total
                                ----------   -------   -----------  -----------
Balance, September 30, 2003     25,229,958   $23,741   $16,942,618  $16,966,359
Common stock issued for:
        Cash                       132,286       132       168,238      168,370
Stock options, compensation              -         -        54,896       54,896
                                ----------    ------    ----------   ----------
Balance December 31, 2003       25,362,244    23,873    17,165,752   17,189,625

Common stock issued for:
        Cash and other              34,503        35        81,966       82,001
        Exercise of warrants       185,600       186       302,014      302,200
Exercise of options                 58,800        59        60,941       61,000
Stock options, compensation              -         -       726,442      726,442
Expiry of redemption right               -         -        38,601       38,601
Cancellation of treasury stock     (92,000)      (92)     (160,830)    (160,922)
                                ----------    ------   -----------   ----------
Balance, March 31, 2004         25,549,147  $ 24,061   $18,214,886  $18,238,947

Common stock issued for:
        Expenses and accounts
        payable settled
        through issuance of
        common stock               124,428       124       279,876      280,000
        Cash and other             378,973       379       494,251      494,630
        Exercise of warrants       185,100       158       316,042      316,200
Stock options, compensation              -         -         6,443        6,443
Expiry of redemption right               -         -       103,500      103,500
                                ----------    ------   -----------   ----------
Balance, June 30, 2004          26,210,648  $ 24,722  $ 19,414,998  $19,439,719
                                ==========    ======   ===========   ==========
Share-based incentive plans

As of June 30, 2004, the Company has the following three stock-based incentive plans. Each plan permits the issuance of up to 2,500,000 options.

Under the 2001 Employee Incentive Stock Option Plan, options may be granted at an exercise price equal to the market price on the grant date. All options expire no later than ten years from the grant date. If an option is granted to an employee who owns 10% or more of the Company's voting stock, the purchase price of each share shall be 110% of the fair market value on the grant date and the expiration date shall not exceed five years after the grant date.

Under the 2001 Employee Non-Qualified Stock Option Plan, options may be granted to employees or certain non-employees at an exercise price as determined by the administrator of the plan on the grant date. All options expire ten years after the date of grant.

Under the 2001 Directors Non-Qualified Stock Option Plan, options may be granted to directors of the Company or certain non-employees for terms up to ten years at an exercise price as determined by the administrator on the grant date.

The following tables contain information with respect to all options granted by the Company:

                                                         Weighted
                                                          average
                                                          exercise
                                                           price
                                                            per
                                         Shares            share
                                     --------------    -------------
Options outstanding,
  September 30, 2003                    13,131,617         $ 1.04
        Granted                            550,000         $ 1.89
                                     --------------    -------------
Options outstanding,
 December 31, 2003                      13,681,617         $ 1.08
        Exercised                          (58,800)        $(1.04)
        Expired                           (100,000)        $(1.00)
                                     --------------   --------------
Options outstanding,
 March 31, 2004                         13,522,817         $ 1.08
        Exercised                                -              -
        Expired                                  -              -
                                     ==============    =============
Options outstanding,
 June 30, 2004                          13,522,817          $1.08
                                     ==============    =============

        Outstanding options                           Exercisable options
----------------------------------            ---------------------------------
                           Weighted                          Weighted
                           average                           average
                            price                             price
                Shares    per share             Shares      per share
               --------   ---------            --------    -----------

$0.74           300,000  $     0.74                   -     $        -
$1.00        10,971,917        1.00          10,341,917           1.00
$1.25           467,400        1.25             467,400           1.25
$1.30 - $1.50 1,175,000        1.38             775,000           1.42
$1.88           525,000        1.88             525,000           1.88
$2.00 - $3.00    83,500        2.63              83,500           2.63
             ----------                      ----------
             13,522,817                      12,192,817
             ==========                      ==========

(a)     Stock warrants

As at June 30, 2004 the following warrants are outstanding:


                                         Number
                                      of warrants
                                      -----------
Outstanding at September 30, 2003       952,619
Issued during the quarter                66,143

Expired during the quarter              (42,857)
                                        --------
Outstanding at December 31, 2003        975,905
Issued during the quarter                15,730

Exercised during the quarter           (185,600)
                                        --------
Outstanding, March 31, 2004             806,035
Issued during the quarter               186,550

Expired during the quarter             (158,100)
                                        --------
Outstanding, June 30, 2004              834,485
                                        ========

The warrants outstanding can be exercised at prices ranging from $1.75 to $3.00. The expiration dates of the warrants range from July 13, 2004 to May 19, 2006.

(b)     Redeemable capital stock

The Company has 28,300 common shares outstanding that have certain rights attached permitting the holder to require the Company to repurchase these shares. If the holders exercise their rights, the Company would be obligated to pay, as of June 30, 2004 or gradually over the next two years, a maximum amount of $91,975. This right requires a repurchase at prices increasing in time from $2.50 to $3.25.

5.      Deferred issue costs

On April 6, 2004 the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Under the agreement and subject to its terms and conditions, the Company may require Cornell Capital Partners, L.P. to purchase newly issued common shares from the Company, to a maximum market value of $15 million, over a 24-month period, less certain fees and expenses. For the quarter ended June 30, 2004, the Company incurred $280,000 in issue costs related to the signing of the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. These costs were settled through the issuance of 124,428 of common shares at $2.25 per share, which represented the volume weighted average trading price of the Company's shares on the signing date of the agreement. These costs have been deferred and will be treated as a reduction to the proceeds from the shares issued under the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

In addition to the above costs, under the terms of the Standby Equity Distribution Agreement a further payment of $270,000 will be due on the fulfillment of the terms and conditions of the agreement.

6.      Kelsey Lake Diamond Mine

The Company is actively seeking a partner or purchaser to take over the Kelsey Lake mine. If the Company is unable to find a partner or purchaser in 2004, Great Western Diamond intends to close the Kelsey Lake mine permanently and initiate mine reclamation.


7. Comprehensive loss                                                       Cumulative
                                                                                from
                       Three months ended         Nine Months ended         inception on
                            June 30,                    June 30,             August 23,
                       2004         2003         2004            2003           1996
                   ------------  -----------   ------------   -----------   -----------

Net loss        $    (592,016)  $ (1,023,399)  $(2,337,497)   $(3,076,936) $(20,716,242)

Foreign currency
translation
adjustment      $      55,042   $    (65,316)  $   (24,252)   $  (141,180) $   (248,523)

Comprehensive
loss            $    (536,974)  $ (1,088,715)  $(2,361,749)   $(3,218,116) $(20,964,765)
                     =========    ===========   ===========    ===========  ============


8.      Net loss per common share



Basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. Diluted loss per share has not been presented, as it would be anti-dilutive. The computation of net loss per share is reflected in the following schedule:


Computation of Net Loss      Three Months ended June 30,    Nine Months ended June 30,
Per Common Share               2004               2003           2004           2003
-----------------------   ------------       --------------  ------------   -----------
Net Loss                $   (592,016)         $  (1,023,399) $ (2,337,497)  $ (3,076,936)

Total Weighted Average
Number of Common
Shares and Equivalents    26,082,842             24,341,914    25,691,524     23,916,382
                          -----------            ----------    ----------     ----------
Net Loss per
Common Share            $      (0.02)         $       (0.04) $      (0.09)  $      (0.13)
                          ===========             ==========    ==========    ==========

9.      Related party transactions

The Company has retained a law firm to perform legal services for which Company has incurred a total expenditure of $33,984 for services for the three months and $92,145 for the nine months ended June 30, 2004 ($4,350 for three months and $74,164 for nine months ended June 30, 2003). A director of the Company is a partner in that law firm. The transactions were valued at the exchange amount, which is the amount of consideration agreed to by the related parties. As of June 30, 2004 an amount of $102,440 ($42,018 as of June 30, 2003) resulting from these transactions is included in accounts payable and accrued liabilities.

10.     Commitments and Contingencies

The Company has provided to a creditor 50% lien on the reclamation bond on deposit with the state of Colorado with payment being made in the event that the Great Western Diamond Company is sold and the deposit returned.

As a result of exploration work performed at the Lac Dore Vanadium/Titanium Project, the Company has a potential environmental liability in the range of $15,000 to $30,000. This liability will not be incurred if the project goes into production. As management believes that the project will go into production, the amount has not been accrued in the financial statements.

        Royalty Agreements

The Company has entered into a royalty agreement that will pay 2.5% of Dermond wind turbine sales to the former owners of DERMOND INC.

Bank indebtedness and other loans

The bank indebtedness of a subsidiary company, Great Western Diamond Company, carries interest at 8% per annum and is secured by the assets of Great Western Diamond Company.

The bank indebtedness of a subsidiary company, DERMOND INC., carries interest at 7.5% per annum and is secured by an assignment of the subsidiary's refundable research and development tax credit.

In addition to the above, the assets of Great Western Diamond Company have been pledged to secure certain of the accounts payable of Great Western Diamond Company.

In the normal course of business, the Company and its subsidiaries are parties to various legal claims, actions and complaints and various other risks. It is not possible to predict with certainty whether or not the Company and its subsidiaries will ultimately be successful in any of these legal matters or, if not, what the impact might be. However, the Company's management does not expect that the results in any of these legal proceedings will have a material adverse effect on the Company's results of operations, financial position or cash flows.

11.     Subsequent events

On August 16, 2004, the Company dismissed Deloitte & Touche LLP as its auditor and signed an engagement letter with BDO Seidman, LLP for these services. The Company and Deloitte & Touche LLP did not have disagreements within the meaning of item 304 of Regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, nor were there any events required to be reported by Item 304(a)(1)(iv)(B) of Regulation S-B during Deloitte & Touche LLP's engagement.

On August 13, 2004 the Company borrowed $500,000 from thirteen lenders and issued its 12% promissory notes in that aggregate amount. The promissory notes are convertible into shares of the Company's common stock at $0.75 per share and are payable on November 15, 2004 if not sooner converted. The Company also issued warrants to the lenders for the purchase of an aggregate of 750,000 shares of the Company's common stock on or before August 13, 2006 at $1.07 per share. The Company has agreed to register the shares underlying the promissory notes and the warrants under the Securities Act of 1933 for public sale by the holders. The lenders' rights of conversion of the promissory notes commences on the date that the shares are so registered and expires ninety days thereafter. Although the Company intends to shortly file a registration statement under the Securities Act of 1933 which will include the shares underlying the promissory notes and the warrants, the shares will not be registered under that Act until the registration statement is declared effective by the Securities and Exchange Commission. There can be no assurance that the registration statement will be so declared effective on or before November 15, 2004.

On September 7, 2004, the Company borrowed $593,750 from ten lenders. The terms of the loans and the issuance of warrants in connection with the loans are substantially the same as those of the loans of August 13, 2004 except that (a) the conversion price of the promissory notes is approximately $0.795 per share and (b) the lenders received warrants for the purchase of aggregate of 873,300 shares of the Company's common stock on or before September 7, 2006 at $1.42 per share.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the registrant in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.


SEC registration fee                                    $   3,853
Printing and engraving                                  $  10,000
Legal fees and expenses                                 $  62,000
Accounting and auditing fees and expenses               $  30,000
Blue sky fees and expenses                              $   5,000
Transfer agent fees                                     $  10,000
Escrow fee                                              $   2,500
Miscellaneous                                           $   2,147

Total.............................................      $ 125,500
                                                        ==========

ITEM 25.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant has agreed to indemnify its executive officers and directors to the fullest extent permitted by Delaware law. That law permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The registrant may indemnify officers and directors in an action by the registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the registrant must indemnify him against the expenses which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


During the three year period ended November 15, 2004, the registrant sold the following equity securities that were not registered under the Securities Act of 1933.

From November 15, 2001 to November 12, 2004, the registrant sold 3,261,580 shares of its common stock to 128 private investors for an aggregate of $3,617,204. In connection with the sales, the registrant issued options and warrants expiring from November 15, 2003 to November 15, 2006 for the purchase of an aggregate of 689,580 shares of its common stock for no additional consideration. The sales of shares include 2,097,046 shares which the registrant issued upon exercise of certain warrants and options.


On August 15, 2003, the registrant sold options expiring from August 15, 2005 to August 15, 2008 for the purchase of an aggregate of 8,252,700 shares of its common stock for cash and other consideration aggregating $551,100 to 34 private investors. The options were exercisable at prices ranging from $1.00 to $1.25.

From January 11, 2002 to December 11, 2003, the registrant sold options expiring from January 10, 2005 to December 10, 2005 for the purchase of an aggregate of 376,000 shares of its common stock for services rendered or to be rendered by four persons. The options were exercisable at prices ranging from $1.00 to $3.00. The registrant valued the services attributable to the purchase price of the options at $403,935.

From September 20, 2001 to December 9, 2002, the registrant sold options expiring from December 30, 2007 to December 30, 2112 for the purchase of an aggregate of 2,735,000 shares of its common stock for services rendered or to be rendered by seven employees. The options were exercisable at prices ranging from $1.00 to $1.49. The registrant valued the services attributable to the purchase price of the options at $992,000.

From October 1, 2001 to July 3, 2003, the registrant sold 225,000 shares of its common stock to one person for services rendered or to be rendered which the registrant valued at $258,500.

From September 20, 2001 to March 15, 2004, the registrant sold options expiring from September 15, 2008 to September 30, 2113 for the purchase of an aggregate of 1,760,417 shares of its common stock for services rendered or to be rendered by seven directors. The options were exercisable at prices ranging from $1.00 to $1.88. The registrant valued the services attributable to the purchase price of the options at $1,003,645.

From January 10, 2002 to August 15, 2003, the registrant sold 2,024,897 shares of its common stock to ten persons in consideration of the release of indebtedness in the aggregate amount of $1,644,364.

From February 18, 2003 to May 3, 2004, the registrant sold 80,467 shares of its common stock to four persons in consideration of their release of the registrant's obligation to repurchase an aggregate of 60,000 of their shares at prices ranging from $2.75 to $3.00.

From March 1, 2002 to April 17, 2003, the registrant sold 350,000 shares of its common stock to three persons and entities in consideration for acquisitions of assets with an aggregate value of $350,000.

On April 6, 2004, the registrant sold 124,428 shares of its common stock to Cornell Capital Partners, LP and Spencer Clarke LLC in satisfaction of $280,000 of fees the registrant had agreed to pay to them in connection with a financing arrangement.

On August 13, 2004 the registrant borrowed $500,000 from 13 lenders and issued its 12% promissory notes in that aggregate amount The promissory notes are convertible into shares of the Company's common stock at $.75 per share and are payable on November 14, 2004 if not sooner converted. The registrant also issued warrants to the lenders for the purchase of an aggregate of 750,000 shares of the registrant's common stock on or before August 13, 2006 at $1.07 per share. The lenders' rights of conversion of the promissory notes commences on the effective date of this registration statement and expires ninety days thereafter.

On September 7, 2004, the Company borrowed $593,750 from ten lenders. The terms of the loans and the issuance of warrants in connection with the loans are substantially the same as those of the loans of August 13, 2004 except that (a) the conversion price of the promissory notes is approximately $.795 per share and (b) the lenders received warrants for the purchase of aggregate of 873,300 shares of the Company's common stock on or before September 7, 2006 at $1.42 per share.

There were no principal underwriters in connection with any of the foregoing transactions.

The registrant claimed exemption from registration provisions of the Securities Act of 1933 pursuant to Section 4(2) thereof and/or Rules 506 and 701 thereunder. Although the registrant believed that the transactions did not involve a public offering and that each purchaser either received adequate information about the registrant or had access, through employment or other relationships, to such information, the exemptions may not have been available to us.

ITEM 27.        EXHIBITS

Exhibit
Number          Description
-------         ---------------------------------------------------------------

2.1 Share Purchase Agreement between McKenzie Bay International, Ltd. and Jacquelin Dery, Laurent Mondou and Experts Conseils Dermond Inc. of February 12, 2002. Previously filed as an exhibit to Amendment No. 2 to our registration statement on Form 10-SB and hereby incorporated by reference.

3.1 Certificate of Incorporation, as amended. Previously filed as an exhibit to our registration statement on Form 10-SB and hereby incorporated by reference.

3.2 Bylaws. Previously filed as an exhibit to our registration statement on Form 10-SB and hereby incorporated by reference.

4.1             See Exhibits 3.1 and 3.2.

4.3 Specimen Stock Certificate. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

4.4 Form of Warrant. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, and hereby incorporated by reference.

4.5 Form of Subscription Agreement. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period year ended June 30, 2004 and hereby incorporated by reference.

4.6 Promissory Note and Warrant issued on August 13, 2004, letter of August 16, 2004 amending certain terms and "Debenture" setting forth certain terms. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 and hereby incorporated by reference.

4.7 Promissory Note and Warrant issued on September 7, 2004 and "Debenture" setting forth certain terms. Previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 and hereby incorporated by reference.

5.1 Opinion of Larson, Harms & Bibeau, P.C. re legality. Previously filed as an exhibit to Amendment No. 1 to this registration Statement and hereby incorporated by reference.

10.1 Employment Agreement between Experts Conseils Dermond Inc. and Jacquelin Dery, dated February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.2 Royalty Agreement between McKenzie Bay International, Ltd. and Jacquelin Dery as of February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.3 Employment Agreement between Experts Conseils Dermond Inc. and Lauren Mondou, dated February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.4 Royalty Agreement between McKenzie Bay International, Ltd. and Lauren Mondou as of February 12, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, and incorporated herein by reference.

10.5 Employment Agreement between McKenzie Bay Resources, Ltd. and Michel Garon, dated November 1, 2002. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.6 2001 Employee Non-qualified Stock Option Plan. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.7            Amended 2001 Directors Non-qualified Stock Option Plan.
                Previously filed as an exhibit to Amendment No. 1 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and hereby incorporated by reference.

10.8 2001 Employee Incentive Stock Option Plan. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, and incorporated herein by reference.

10.9 Agreement dated April 17, 2003 between McKenzie Bay Resources Ltd. and SOQUEM Inc. terminating prior agreements. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.10           Employment Agreement dated March 21, 2003 between Gary L.
                Westerholm and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.11           Employment Agreement dated March 21, 2003 between Gregory N.
                Bakeman and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.12           Employment Agreement dated March 21, 2003 between John W.
                Sawarin and McKenzie Bay International, Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.13 Consulting Agreement as of February 15, 2003 between McKenzie Bay Resources, Inc.(now known as Lac Dore Mining Inc.) and Savanco, (Pty) Ltd, incorporated. Previously filed as an exhibit to our Annual Report on Form 10- KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.14 Agreement of August 19, 2003 between McKenzie Bay International, Ltd. Resources, Inc. and Yes International Inc. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.15 Standby Equity Distribution Agreement as of April 6, 2004 between Cornell Capital Partners, LP and McKenzie Bay International Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.16 Registration Rights Agreement as of April 6, 2004 between Cornell Capital Partners, LP and McKenzie Bay International Ltd. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.17 Placement Agent Agreement as of April 6, 2004 between McKenzie Bay International Ltd. and Spencer Clarke LLC. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.18 Escrow Agreement as of April 6, 2004 between McKenzie Bay International Ltd., and Butler Gonzalez LLP. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

10.19 Agreement of June 2004 between Dermond Inc. and Universite du Quebec en Abitibi-Temiscamingue.**

14.1 Code of Ethics. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

16.1 Letter of February 21, 2003 from KPMG LLP. Previously filed as an exhibit to our Current Report on Form 8-K dated February 17, 2003 and incorporated herein by reference.

16.2 Letter of August 18, 2004 from Deloitte & Touche LLP. Previously filed as an exhibit to our Current Report on Form 8-K dated August 18, 2004 and incorporated herein by reference.

21.1 Subsidiaries. Previously filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, and incorporated herein by reference.

23.1 Consent of Larson, Harms & Bibeau, P.C. The consent is contained in Exhibit 5 filed herewith.

23.2 Consent of Deloitte & Touche LLP. Previously filed as an exhibit to Amendment No. 1 to this registration statement and hereby incorporated by reference.

23.3 Consent of KPMG LLP. Previously filed as an exhibit to Amendment No. 1 to this registration statement and hereby incorporated by reference.

99.1            Lac Dore Preliminary Feasibility Study - Executive Summary.
                Previously filed as an exhibit to Amendment No. 2 to our registration statement on Form 10-SB and hereby incorporated by reference.
 ___________________

ITEM 28. UNDERTAKINGS

The undersigned small business issuer hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement other than any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB 2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brighton, State of Michigan, on the 15th day of November, 2004.

MCKENZIE BAY INTERNATIONAL, LTD.

By: /s/Gary L. Westerholm
   ______________________
       Gary L. Westerholm,
       President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                         Date


/s/Gary L. Westerholm
_____________________
Gary L. Westerholm       President, Chief Executive
                         Officer and Director           November 15, 2004
                         (Principal Executive Officer)

/s/Gregory N. Bakeman
_____________________
Gregory N. Bakeman       Treasurer, Chief Financial
                         Officer and Director
                         (Principal Financial
                         and Accounting Officer)        November 15, 2004


/s/John DiMora
______________
John DiMora                    Director                 November 15, 2004


__________________
Doris F. Galvin                Director


/s/Donald C. Harms
__________________
Donald C. Harms                Director                 November 15, 2004


/s/Rocco J. Martino
___________________
Rocco J. Martino               Director                 November 15, 2004


_______________________
Stephen D. McCormick           Director


/s/John Popp
____________
John Popp                      Director                 November 15, 2004


/s/John W. Sawarin
__________________
John W. Sawarin                Director                 November 15, 2004


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